As filed with the Securities and Exchange Commission on Aug. 19, 2022

Registration Statement No. 333-265678

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PRE-EFFECTIVE AMENDMENT No. 1

RIVERSOURCE LIFE INSURANCE COMPANY

(Exact name of registrant as specified in charter)

Minnesota	41-0823832
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

70100 Ameriprise Financial Center

Minneapolis, MN 55474

(800) 862-7919

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Nicole D. Wood

RiverSource Life Insurance Company

50605 Ameriprise Financial Center

Minneapolis, Minnesota 55474

(612) 678-5337

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: as soon as practicable after the effective date of the Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

PART I.

INFORMATION REQUIRED IN PROSPECTUS

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
Prospectus
Sept. 26, 2022
RiverSource®
Structured SolutionsSM annuity
Individual Limited Flexible Purchase Payments Deferred Index-Linked Annuity Contract and Interests therein

Issued by:	RiverSource Life Insurance Company (RiverSource Life)
70100 Ameriprise Financial Center Minneapolis, MN 55474 Telephone: 1-800-862-7919 (Service Center) RiverSource Account MGA
The RiverSource Structured Solutions annuity is a limited flexible purchase payment deferred index-linked annuity contract (the Contract) issued by RiverSource Life. You can make purchase payments for only 90 days after the date the Contract is issued (Contract Date). This prospectus contains important information that You should know before investing. All material terms and conditions of the Contract, including material state variations, are described in this prospectus. Please read it before investing and keep it for future reference.
The Contract is designed to help You invest on a tax-deferred basis and meet long-term financial goals.
You can purchase a Contract if You are age 90 or younger.
You may allocate Your initial purchase payment to the Fixed Account and/or one or more of the index-linked investment options (Indexed Accounts) available under the Contract. Each Indexed Account is tied to published index(es) or an exchange traded fund (both described as an Index) and has an applicable credit calculation method used to determine the rate of return (Crediting Method), duration, and protection option and percentage. Each time You make an allocation to an Indexed Account, a segment within the Indexed Account (Segment) is created. You bear the risk of potential loss of principal and any related earnings including any earnings on prior Segments with respect to investments in the Indexed Accounts. Depending upon which Indexed Account You select, You will bear a greater or lesser risk and You may lose all or a portion of Your investment. The rate of return (which may be positive, negative, or zero) for each Segment is based on the Index performance and Crediting Method of the Indexed Account. Certain Segments may have a declared maximum rate of return (a Cap or Contingent Yield); in such instances Segment returns may not reflect the full amount of positive Index returns.
Your contract value is the total of: (i) the value You have in the Fixed Account, (ii) the value You have in the Interim Account, which is the holding account for additional purchase payments and the automated transfer program, if elected and (iii) the values You have in the Indexed Account(s) (Segment Values). The value of each Segment will change daily and may be less on any day than what was allocated on the Segment start date even if the Index has a positive return. Therefore, there is an even greater risk of loss of principal and any related earnings due to the Segment Value calculation before the date a Segment ends (Segment Maturity Date). There is a risk of substantial loss with all Indexed Accounts and the extent of this loss will vary based on the protection option and the level of protection you choose. On the Segment Maturity Date, certain protection options limit your loss to 10% while others can have a maximum loss of 75% to 100% (if the Index loses 100% of its value during the term). In each case, the loss could be greater due to surrender charges and any fees that may apply. See “Risk Factors”, “Valuing Your Investment - Indexed Account Value”, and “Contract Fees and Charges” for more information.
The Fixed Account credits interest daily. The interest rate for the Fixed Account will never be less than the guaranteed minimum interest rate. See “Fixed Account” for more information.
You are permitted to take partial and full surrenders at any time before the date on which annuity payments begin (Annuitization Start Date). Surrenders may be subject to surrender charges and income taxes and may have other tax consequences. Before the Segment Maturity Date, the amounts available for full or partial surrenders, death benefit payments, elective lock requests, or annuitization payments are subject to the Segment Value calculation before the Segment Maturity Date. This means the Segment Value could be less if any of these actions happen during a Segment

RiverSource Structured Solutions annuity — Prospectus 1

rather than if you held the Segment until the Maturity Date and the full protection is reflected. You should carefully consider whether You should purchase this Contract if You intend to take partial surrenders before a Segment Maturity Date or prior to the end of the applicable Surrender Charge schedule.
Transfers, including any automatic transfers for the automated transfer program, only occur on contract anniversaries. You can transfer from the Interim Account, Fixed Account, and any maturing segments to the Fixed Account and any available Indexed Accounts only on Contract anniversaries. Therefore, transfers from the Indexed Accounts are not subject to the Segment Value calculation before the Segment Maturity Date. See “Transfers” for more information.
This Contract is not for You if You are looking for a short-term investment or if You plan to take surrenders (in excess of Total Free Amount that does not incur a Surrender Charge) before the end of the Surrender Charge period. Investment in the Contract involves investment risks, including possible loss of principal and previous earnings on prior and current Segments.
A discussion of risk factors associated with the contract begins on page __ of the prospectus.
The Contract also includes an elective lock feature. If You decide to exercise the elective lock during a Segment, the value of the Segment (which otherwise fluctuates daily) will not change for the remainder of the Segment. However, any partial surrender from that Segment will reduce the Segment Value by the dollar amount that is withdrawn. The Segment will end on the next Contract Anniversary, which may be earlier than the original Segment Maturity Date. You should fully understand the operation and impact of the elective lock, as described in this prospectus. See “Elective Lock” for more information.
See “Valuing Your Investment” for an explanation of how Your Contract Value and Segment Value is determined.
All guarantees under the Contract are obligations of RiverSource Life and are subject to the creditworthiness and claims-paying ability of RiverSource Life.
Index-linked annuity contracts are complex insurance and investment vehicles. You should speak with a financial advisor about the Contract’s features, benefits, risks, and fees, and whether the Contract is appropriate for You based upon Your financial situation and objectives.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
An investment in this Contract is not a deposit of a bank or financial institution and is not insured or guaranteed by the Federal Deposit Insurance Corporation (FDIC) or any other government agency. An investment in this Contract involves investment risk including the possible loss of principal. See “Risk Factors”.
The principal underwriter of the Contract is RiverSource Distributors, Inc. The offering of the Contract is intended to be continuous.
Prospective purchasers may obtain an application to purchase the Contract through agents of authorized selling firms that RiverSource Life and RiverSource Distributors, Inc. have selling agreements with. Authorized selling firms and their agents are appointed by RiverSource Life and are licensed in one or more states as insurance agents/agencies. Only securities broker-dealers registered with the SEC may sell the Contract.
RiverSource Life has not authorized any person to give any information or to make any representations regarding the Contract other than those contained in this prospectus. Do not rely on any such information or representations.
RiverSource Life offers several different annuities which Your sales representative may or may not be authorized to offer to You. Each annuity has different features and benefits that may be appropriate for You based on Your financial situation and needs, Your age and how You intend to use the annuity. The different features and benefits may include the investment and fund manager options, variations in interest rate amount and guarantees, credits, Surrender Charge schedules and access to annuity contract values. The fees and charges may also be different between each annuity. With the aid of an appropriate financial professional, We encourage You to compare and contrast the contract described in this prospectus with other annuities available in the marketplace, including other types of annuities We may offer. This will aid in determining whether purchasing a Contract is consistent with Your investment objectives, risk tolerance, time horizon, marital status, tax situation, and Your unique financial situation and needs. If You select an annuity that includes surrender or other liquidation charges, You should also consider any future needs You may have to access Your Contract Value.

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RiverSource Structured Solutions annuity — Prospectus 3

4 RiverSource Structured Solutions annuity — Prospectus

Defined Terms
In this prospectus, the following capitalized terms have the indicated meanings:
Annual Fee. A declared fee applicable for each year of a Segment for certain Crediting Methods.
Annuitant. The person or persons on whose life periodic Annuity Payments depend. If there are joint Annuitants prior to the Annuitization Start Date, the term Annuitant in this Contract is replaced in all instances with the term Annuitants.
Annuitization Start Date. The date on which Annuity Payments begin. You will be notified prior to the scheduled Annuitization Start Date.
Annuity Payments. Periodic payments We make to You, or other named recipient(s), beginning on the Annuitization Start Date.
Attained Age. The number of whole years since birth, which is the same as the age as of a person's latest birthday, unless born on February 29.
Buffer. A protection option for certain Crediting Methods. The Buffer percentage is the maximum percentage decrease in the Index before the Segment will incur a loss. If the Index Rate of Return is more negative than the Buffer percentage, the negative Index rate of return will be reduced by the Buffer percentage. If the Index rate of return is negative and between zero and the Buffer percentage, the Segment will not have a loss. The Buffer percentage for each applicable Indexed Account will not change for the duration of the Contract.
Business Day. Any day, Monday through Friday, on which the New York Stock Exchange (“NYSE”) is open for regular trading. Our Business Day ends at 4 p.m. Eastern time unless the NYSE closes earlier. When the NYSE closes, the next Business Day starts. If the Securities and Exchange Commission determines the existence of emergency conditions on any day and, consequently, the NYSE does not open for regular trading, then that day is not a Business Day. We will process your purchase payment or any transaction request (such as a transfer or surrender request) as of the Business Day We receive Your request.
Cap. A declared maximum rate of return for a certain Segments. If the Index rate of return is positive, the Segment will earn the Index rate of return, up to the Cap. For Segments that have an Annual Fee and no declared Cap,Segment returns will reflect the full amount of positive Index returns, reduced for any applicable Annual Fees.
Code. The Internal Revenue Code of 1986, as amended.
Contingent Annuitant. If the Annuitant is not an Owner, the person who becomes the Annuitant if the Annuitant dies prior to the Annuitization Start Date.
Contingent Yield. A declared rate of return for certain Segments. You will earn a predetermined rate of return if the Index rate of return is positive or is a loss that does not exceed the Buffer or Trigger percentage.
Contract Anniversary. The same Day and month as the Contract Date each year that the Contract remains in force.
Contract Date. The effective date of the Contract from which Contract Anniversaries and Contract years are determined.
Contract Value. The sum of the values in the Fixed Account, the Interim Account and the Indexed Account(s).
Crediting Method. A method used to determine the rate of return for a Segment.
Day. A calendar day, unless specified otherwise.
Fixed Account. An option available to which You may allocate the initial purchase payment and Contract Value. The Fixed Account is part of the General Account.
Floor. A protection option that places a limit or floor on the negative Index rate of return (if any) for certain Crediting Methods. The Floor percentage for each applicable Indexed Account will not change for the duration of the Contract.
General Account. The account that holds all of RiverSource Life’s assets, other than assets in any separate account(s) it may maintain.
Good Order. We cannot process Your transaction request relating to the Contract until We have received the request in Good Order at our Service Center. “Good order” means the actual receipt of the transaction request in writing, along with all information, forms and supporting legal documentation necessary to affect the transaction. To be in “Good Order,” Your instructions must be sufficiently clear so that We do not need to exercise any discretion to follow such instructions. This information and documentation generally include Your completed request; the Contract number; the transaction amount (in dollars); the names of and allocations to and/or from the Indexed Accounts and the Fixed Account affected by the requested transaction; Social Security Number or Taxpayer Identification Number; and any other information, forms or supporting documentation that We may require. For certain transactions, at Our option, We may require the signature of all Contract Owners for the request to be in Good Order. With respect to purchase requests, “Good Order” also generally includes receipt of sufficient payment by Us to affect the purchase. We may, in our sole discretion, determine whether any particular transaction request is in Good Order, and We reserve the right to change or waive any Good Order requirements at any time.
Index. A published index used to determine the rate of return for each Segment. For purposes of this Contract, an Exchange Traded Fund (ETF) is considered an index.

RiverSource Structured Solutions annuity — Prospectus 5

Index Value. The published closing value of a particular Index for any Business Day. For the Indexed Accounts, if the Index provider did not publish an Index Value on a Business Day, We will use the Index Value on the next Business Day. We will not use the Index Value from a non-Business Day, even if the Index provider publishes a value on that Day.
Indexed Account. An option available to which You may allocate the initial purchase payment and Contract Value. Each Indexed Account includes an Index(es), Crediting Method, duration, and protection option and percentage. The Crediting Method, duration and applicable protection option and percentage for each Indexed Account will not change for the duration of the Contract.
Indexed Account Value. The value representing the sum of the Segment Value(s) for the applicable Indexed Account.
Interim Account. Used to hold additional purchase payments until the next Contract Anniversary and any amounts transferred automatically to it if you elect automated partial surrenders and the automated transfer program. This program will transfer up to the annual total of your automated partial surrenders or any positive Contingent Yield earnings (depending on the option You elect) to the Interim Account on each contract anniversary (see "Surrenders - Automated Transfer Program"). The Interim Account is part of the General Account.
Investment Base. The Investment Base, along with the proxy value (a Segment performance tracking mechanism) and applicable prorated Cap or prorated Contingent Yield are used to calculate the Segment Value prior to maturity. Each Segment has its own Investment Base. When a Segment starts, the Investment Base is set equal to the portion of the purchase payment or Contract Value that is allocated to an Indexed Account. The Investment Base is adjusted for partial surrenders proportionally based on the percentage of Segment Value that is surrendered (i.e. the Investment Base is reduced by more or less than the dollar amount surrendered depending on whether the Segment Value is less than or greater than the Investment Base, which is generally dependent upon the performance of the Index in addition to other factors. See “Valuing Your Investment – Indexed Account(s) Value” for more information). The Investment Base is separate from Your Contract Value and Segment Value and cannot be withdrawn in a lump sum or annuitized and is not payable as a death benefit.
Nonqualified Contract. A contract used primarily for retirement purposes that is not intended to qualify as a Tax Qualified Contract.
Owner, You, Your. "Owner," "You" or "Your" refer to the Owner or Owners of this Contract. Any Contract provisions based on the age of the Owner will be based on the age of the oldest Owner. Any ownership change, including continuation of the contract by Your spouse under the Spouse's Option to Continue Contract provision, redefines "Owner," "You" and "Your" as the new Owner.
Rate Lock Period. A period measured from the application date when the initial rates, Caps, Contingent Yields and Annual Fees will be based on those in effect on the application date. For Contracts with application dates before September 14, 2020, the rate lock period is 60 days plus the number of days until the next scheduled Contract Date on or after the 60th day. Otherwise, the Rate Lock Period is 30 days plus the number of days until the next business day after the 30th day.
Segment. A Segment is created each time an amount is allocated to an Indexed Account. Each Segment starts on the Contract Date or on a Contract Anniversary.
Segment Maturity Date. The date a Segment ends. This is the Contract Anniversary date either (1) after the specified number of years in a Segment following the start date or (2) as changed under the elective lock provision.
Segment Value. The amount of Your Contract Value that is allocated to a Segment. The value fluctuates daily.
Surrender Charge. A charge We may deduct, based on the Surrender Charge schedule You selected at the time of application, if You surrender all or part of Your Contract Value before the end of the Surrender Charge period you selected. A Surrender Charge does not apply to the Total Free Amount.
Surrender Value: The amount You are entitled to receive if You make a full surrender from Your Contract. It is the Contract Value as of the Business Day we receive your request less any Surrender Charges.
Tax Qualified Contract. A contract that is intended to qualify as part of a tax-advantaged retirement plan such as individual retirement annuities, tax-sheltered annuities or other tax-advantaged retirement plans.
Total Free Amount. The total amount You may surrender in any contract year during the Surrender Charge period without incurring a Surrender Charge.
Transfer Window. The 30-day period of time before a Contract Anniversary during which You may request a transfer of any Contract Value in the Fixed Account, Interim Account, and any Segments that mature on that Contract Anniversary to the Fixed Account and any available Indexed Accounts.
Trigger. A protection option for certain Crediting Methods with a Contingent Yield. The Trigger percentage is the maximum percentage decrease in the Index before the Segment will incur a loss. If the Index rate of return is more negative than the Trigger percentage, this option provides no protection, and the Segment will incur the full Index loss (unlike the Buffer protection that would reduce the loss). If the Index rate of return is negative and between zero and the Trigger percentage, the Segment will not have a loss. The Trigger percentage for each applicable Indexed Account will not change for the duration of Your Contract.
Upside Participation Rate. A declared percentage that may adjust the rate of return for a Segment.

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We, Us, Our. Any reference to "We," "Us" or "Our" means RiverSource Life Insurance Company.
Written Request. A request in writing on a form acceptable to Us, signed by You and delivered to Us at Our service center. We may allow requests by other methods agreed to by Us.

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Summary
This summary provides a brief overview of the RiverSource Structured Solutions annuity.
The RiverSource Structured Solutions annuity is an individual limited flexible purchase payment deferred indexed-linked annuity contract issued by RiverSource Life. The Contract may not be currently available in all states and may vary in Your state.
Purpose: The purpose of the Contract is to allow You to accumulate money for retirement or similar long-term goals. You can make additional purchase payments for 90 days after the Contract Date. You can also take surrenders and if You die We pay a death benefit to Your Beneficiary(s). After the Annuitization Start Date, We make payments based on the annuity payment option You select and Your Contract Value. All payments under the Contract are subject to the terms and conditions described in this prospectus.
This Contract is not for You if You are looking for a short-term investment or if You plan to take surrenders (in excess of Total Free Amount) before the end of the Surrender Charge period. Investment in the Contract involves investment risks, including possible loss of principal and previous earnings on prior and current Segments. You should carefully consider whether You should purchase this Contract if You intend to take partial surrenders before a Segment Maturity Date or prior to the end of the applicable Surrender Charge schedule. See the section titled “Risk Factors”.
The following chart describes the key features of the Contract. Read this prospectus for more detailed information about the Contract.
The Contract	The RiverSource Structured Solutions annuity is an individual limited flexible purchase payment deferred indexed-linked annuity contract with fixed and index-linked investment options.
Buying the Contract	Purchase Payments
Purchase payment limits are based on Your age on the effective date of the payment. The minimum purchase payment is $10,000 and the maximum total purchase payments per owner is $1,000,000 ($100,000 for ages 86 to 90). The maximum total purchase payments per Owner includes payments to all deferred annuity contracts issued by Us.

You can make additional purchase payments for 90 days after the Contract Date. As such,
You will be limited in Your ability to use additional purchase payments to increase the
Contract Value and the death benefit. All additional purchase payments are held in the
Interim Account which earns daily interest at a rate We declare, but not less than the guaranteed minimum interest rate. For contracts issued through Dec. 31, 2021, the guaranteed minimum interest rate is 1%. For contracts issued on or after Jan. 1, 2022, and later, the guaranteed minimum interest rate will not be less than the rate required by state law. This means You will not be able to allocate additional purchase payments to the Fixed
Account or the Indexed Accounts until the next Contract Anniversary which limits Your ability to participate in potential returns associated with the Indexed Accounts or to receive the
Fixed Account interest rate. See “Valuing Your Investment - Interim Account Value”.

Issue Ages
You can buy a Contract if You are age 90 or younger.
Right to Examine and Cancel
You have the right to examine and cancel the Contract (without incurring a Surrender Charge)
within a certain number of days, which can vary by state, but is never less than ten days after You receive it.

If this is an IRA contract, upon such cancellation We will refund all purchase payments which
You have paid less any partial surrenders You have made. Purchase payments returned will not be reduced for any surrender charges or fees.

If this is not an IRA contract, upon such cancellation We will refund an amount equal to the sum of:
•the Contract Value as of the Business Day We receive the returned Contract (except in states that require a return of purchase payments); and
•any premium tax charges paid.
See Appendix A for state variations.

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Note for states where we return Contract Value: Any amount allocated to an Indexed
Account will have its value based on the Segment Value calculation (including the
Investment Base, the proxy value, and applicable prorated Cap or prorated Contingent
Yield) to determine that portion of the Contract Value. During the period of time You have to examine and cancel the Contract, Segment Values may be negatively impacted under this calculation. You bear the risk that the amount refunded may be significantly less than any purchase payments You have made. See “Valuing Your Investment - Indexed Account
Value” for more information.

If you cancel this Contract under this provision, We reserve the right not to accept another application for this Contract for a period of six months.
In certain states, if this Contract is intended to replace an existing Contract, Your right to examine this Contract is extended to 30 Days.
For a state-by-state description of material variations of this Contract, including the right to examine and cancel period, see Appendix A: State Variations.
Investment Options	You may allocate Your initial purchase payment and Contract Value among the:
•Fixed Account, which credits daily interest at a rate We declare periodically.
•Indexed Accounts, each of which includes an Index(es), Crediting Method, protection option and percentage, and duration. In general, Caps and Contingent Yields will be lower and Annual Fees will be higher if You choose an Indexed Account with a higher protection amount (i.e. Buffer or Trigger).

There are currently five categories of Indexed Accounts:

Category	Durations	Protection Options	Number of Indexed Accounts
Standard	1 year	Buffers: -10%, -15%, and -20% Floor: -10%	9 with Buffers 3 with Floors
	2 years	Buffer: -10%	7
	3 years	Buffers: -10% and -15%	6
	6 years	Buffers: -10%, -15% and -25%	9
Contingent Yield	1 year	Buffers: -10%, -15%, and -20% Triggers: -25% and -35%	6 with Buffers 4 with Triggers
Annual Lock	3 and 6 years	Buffer: -10%	6
Annual Fee	1 and 3 years	Buffer: -10%	6
Enhanced Upside Participation (above 100%)	1, 3, and 6 years	Buffer: -10%	6

Indexed Accounts will use the following Indexes
•S&P 500® Index;
•S&P 500 ESG Index;
•Russell 2000® Index;
•MSCI EAFE Index;
•MSCI Emerging Markets Index;
•NASDAQ-100® Index; or
•iShares U.S. Real Estate ETF

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Most Indexed Accounts use one index to determine the Segment rate of return. However, there are five Contingent Yield Indexed Accounts that calculate the Index rate of return for two indexes (i.e. S&P 500 and Russell 2000) and use the lesser of those Index returns to determine the Segment rate of return. For available Contingent Yield Indexed Accounts, see table in the “investment Options – Indexed Accounts”. The Indices used are price indices and do not reflect dividends paid on the underlying stocks. Each Index is described in more details under the section titled “Indexed Accounts – Additional Information about the
Indexes”.

Over the course of Your Contract, We may add, discontinue or substitute an Index. For details, see “Investment Options: Discontinuation and Substitution of Indexes and Indexed Accounts.”
Initial Rates and Rate Lock
You will receive the initial interest rates, Caps, Contingent Yields, Upside Participation Rates, and Annual Fees in effect on the application date if the Contract is issued within the Rate
Lock Period. Your ability to lock in the rates in effect on the application date only applies to the initial rates. Otherwise, interest rates, Caps, Contingent Yields, Upside Participation
Rates, and Annual Fees will be based on the rates in effect on the Contract Date. For recent interest rates, Caps, Contingent Yields and Annual Fees available for new contracts, go to
www.riversource.com/annuities/performance/

Renewal Rates
Renewal interest rates, Caps, Contingent Yields, Upside Participation Rates, and Annual
Fees are set at Our discretion, subject to contractual minimums and maximums. Written notification of these rates will be sent to You at least 14 days before each Contract
Anniversary. See “Investment Options - Indexed Accounts” for the contractual minimums and maximums.

Renewal interest rates apply to any Contract Value in the Fixed Account and Interim Account
(if any additional purchase payments were received or the automated transfer program is being used). As applicable, renewal Caps, Contingent Yields, Upside Participation Rates and
Annual Fees apply to any Contract Value in the Segments that start on that Contract
Anniversary. All renewal rates are determined based on Contract Date (even if rate lock applied for the initial rates).

Crediting Methods for the Indexed Accounts	Currently, the Contract offers Indexed Accounts with the following Crediting Methods.
•Point-to-Point with a Floor;
•Point-to-Point with a Buffer;
•Point-to-Point with an Annual Fee and Buffer;
•Annual Lock with a Buffer;
•Point-to-Point with a Contingent Yield and Buffer; and
•Point-to-Point with a Contingent Yield and Trigger.
We reserve the right to stop offering certain Crediting Methods at the time of Segment renewal. We will notify You at least 14 days before each Contract Anniversary of the available
Indexed Accounts and applicable Crediting Methods if You have Contract Value that can be transferred on that Contract Anniversary.

Each Crediting Method uses the following elements to calculate the Segment rate of return:
•The Index rate of return;
•The Upside Participation Rate (if applicable);
•The Cap (if applicable);
•The Contingent Yield (if applicable);
•The Annual Fee (if applicable);
•The Floor, Buffer or Trigger.
Except for the Annual Lock with a Buffer crediting method, the Segment rate of return is based on a single point in time.
See “Crediting Methods” for more information.

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Segment Value
The Segment value will fluctuate daily and may increase or decrease from the initial amount allocated to the Segment (i.e. your Investment Base). We determine the Segment Value using a formula that does not directly reflect the actual performance of the applicable Index, but rather determines the value of a hypothetical portfolio of instruments (including derivatives and fixed assets) that provides the Segment Value at maturity, limited by a prorated Cap or prorated Contingent Yield, if applicable. The value of the hypothetical portfolio, referred to as the proxy value, changes daily and therefore your Segment Value changes daily. Your Investment Base, the proxy value for the hypothetical portfolio, and a prorated Cap or prorated Contingent Yield (if applicable) are used to determine your Segment
Value.

You generally will not receive the full protection of the Buffer, Floor, or Trigger prior to
Segment maturity. It is possible that you would see no protection until Segment maturity. It is also possible that you would see no protection from the Trigger at Segment Maturity if the
Index rate of return is negative and the loss exceeds the Trigger (i.e the Segment will incur the full Index loss). As a Segment moves closer to maturity, the Segment Value would generally reflect a larger portion of the Buffer or Floor protection. To the extent there is any protection from the Buffer, Floor, or Trigger during a Segment, it is reflected in the proxy value.

On the Segment Maturity Date, the Segment Value is based on the Investment Base, the
Index return and the applicable Crediting Method including any applicable Cap, Contingent
Yield, Upside Participation Rate, Annual Fee, Buffer, Trigger or Floor. Caps, Contingent Yields
and Annual Fees, if applicable, may limit any positive return for a Segment.

See “Valuing Your Investment - Indexed Account Value” for more information.
Elective Lock	If You allocate Contract Value to an Indexed Account, You may exercise the elective lock at any time during the Segment by notifying Us.
If You decide to exercise the elective lock, Your Segment Value (which otherwise fluctuates daily) is “locked in” on the elective lock date and will not change for the remainder of the
Segment. However, Your locked-in value will be reduced by the dollar amount of any surrender You take from the Segment, including any applicable Surrender Charges and taxes.

Transfers
You may request a transfer once each Contract Year during a 30-day period ending on the
Contract Anniversary (the “Transfer Window”). You may transfer any Contract Value in the
Fixed Account, Interim Account, and any Segments that will mature on the next Contract
Anniversary (excluding any amounts in the Interim Account for the automated transfer program) to the Fixed Account and any available Indexed Accounts. You may not request a transfer to the Interim Account. You may not request a transfer from any Segments that will not mature on the next Contract Anniversary. Keep in mind that We will send You a notice of renewal rates, Caps, Contingent Yields and Annual Fees at least 14 days before Your
Contract Anniversary. You may want to wait until You receive this information before requesting a transfer.

Transfers will be effective as of the Contract Anniversary. If the last Day of the Transfer
Window is not a Business Day, We must receive Your completed transfer instructions by the prior Business Day. You may request a transfer by Written Request or other method agreed to by Us.

See “Transfers” for more information.

RiverSource Structured Solutions annuity — Prospectus 11

Surrenders
You may surrender all or part of Your Contract Value at any time before the Annuitization
Start Date. You also may establish automated partial surrenders. All surrenders, including those taken on a Segment Maturity Date, may be subject to Surrender Charges (if in excess of the Total Free Amount) and income taxes (including an IRS penalty that may apply if You surrender prior to You reaching age 59 ½) and may have other tax consequences.

Unless You tell Us otherwise, partial surrenders will be deducted from the Interim Account first. Any remaining amount will be deducted from the Fixed Account and then pro rata from all Indexed Accounts. You may specify the partial surrender is to be deducted from the Fixed and/or a specific Indexed Account(s). If an Indexed Account has multiple open Segments, the specified surrender will be deducted pro rata from all open Segments for that Indexed
Account.

Each partial surrender must be at least $250. Your Contract Value after the partial surrender must be at least $500.
For a partial surrender, We will determine the amount of Contract Value that needs to be surrendered, which after any Surrender Charge will equal the amount You request. When You take a surrender from the Fixed Account, the Fixed Account Value is reduced by the dollar amount of the surrender, including any applicable Surrender Charges and any applicable taxes.

Except on the Segment Maturity Date, the value of any Segment will be based on the
Segment Value calculation (including the Investment Base, the proxy value, and prorated Cap or prorated Contingent Yield, if applicable).

If You take a partial surrender from a Segment, the Segment Value is reduced by the dollar amount of the surrender, including any applicable Surrender Charges and any applicable taxes. The Investment Base for each Segment will be reduced proportionally based on the percentage of Segment Value that is withdrawn. This means that if the Segment Value is higher than the Investment Base at the time of a partial surrender, then the Investment
Base is reduced by an amount that is less than the dollar amount withdrawn. Conversely, if the Segment Value is lower than the Investment Base at the time of a partial surrender, then the Investment Base is reduced by an amount that is more than the dollar amount withdrawn. Whether the Segment Value will be higher or lower than the Investment Base is generally dependent upon the performance of the Index in addition to other factors.
See “Valuing Your Investment – Indexed Account(s) Value” for more information.

This mechanism allows the new Segment Value to reflect the current proxy value at all times during a Segment before the Segment Maturity Date. As an analogy, when a shareholder of a security sells shares of the security to obtain a given dollar amount of proceeds, the number of shares still owned by the shareholder following the sale will be more or less depending on how low or high the share price was at the time of sale.

See “Surrenders” and “Surrender Charges” for additional information about how surrenders affect Your Investment Base and Segment Values. See Appendix D for examples of the Investment Base adjustment.
The Return of Purchase Payment death benefit will be reduced proportionally based on the percentage of Contract Value that is withdrawn.

We offer an automated transfer program. If You have elected automated partial surrenders with the automated transfer program, the Interim Account will be used to hold the annual total of Your fixed dollar automated partial surrenders or any positive Contingent Yield earnings (depending on the option You elect). You may cancel this program at any time. If you cancel this program, any Contract Value in the Interim Account will remain in that account until the next Contract Anniversary when funds will be allocated based on Your transfer or rebalancing instructions (or to the Fixed Account if no instructions are received).
We reserve the right to no longer offer this automated transfer program at any time.
See “Surrenders - Automated Transfer Program” for additional information.

12 RiverSource Structured Solutions annuity — Prospectus

Surrender Charges
Surrenders may be subject to charges and income taxes (including a 10% IRS penalty that may apply if You surrender prior to You reaching age 59½) and may have other tax consequences. The amount of the Surrender Charge, if any, will depend on the Contract Year during which the surrender is taken. At the time of a partial surrender, if the Contract has a loss (i.e. Contract Value is less than purchase payments not previously surrendered), the
Surrender Charge will be greater, and therefore the amount of Contract Value that needs to be surrendered is greater, than if the Contract has a gain.

The schedules below set forth the Surrender Charges under the Contract.
You select either a 6-year or 3-year Surrender Charge schedule at the time of application.

Six-year schedule		Three-year schedule
Contract Year*	Surrender Charge percentage applied to purchase payments surrendered	Contract Year*	Surrender Charge percentage applied to purchase payments surrendered
1	8%	1	8%
2	7	2	7
3	6	3	6
4	5	4+	0
5	4
6	3
7+	0
*
According to Our current administrative practice, for the purpose of Surrender Charge calculation, We consider that the year is completed one day prior to the Contract Anniversary.
Death Benefit	If You die before the Annuitization Start Date, We will pay the death benefit to Your beneficiary.
If You are age 80 or younger on the date We issue the Contract or the date of the most recent covered life change, the beneficiary receives the greater of:
•The Contract Value; or
•The Return of Purchase Payment (ROPP) value. See “Death Benefit - The Return of Purchase Payment (ROPP)”
If You are age 81 or older on the date We issue the Contract or the date of the most recent covered life change, the beneficiary receives the Contract Value.
Annuitizing Your Contract
You can apply Your Contract Value to any Annuity Payment plan on the Annuitization Start
Date. You may choose from a variety of plans that can help meet Your retirement or other income needs. The payment schedule must meet IRS requirements. All Annuity Payments are made on a fixed basis. See the section titled “Annuity Payment Period – Annuity Payment
Plans” for additional information.

Termination of the Contract	The Contract will be terminated under the following conditions:
•After the death benefit is paid, the Contract will terminate.
•Reduction of the Contract Value to zero will terminate the Contract.
•Your Written Request for a full surrender will terminate the Contract.

RiverSource Structured Solutions annuity — Prospectus 13

Risk Factors
The Contract involves certain risks that You should understand prior to purchasing the Contract. You should carefully consider Your income needs and risk tolerance to determine whether the Contract or a particular Indexed Account is appropriate for You. The level of risk You bear and Your potential investment performance will differ depending upon many factors, including but not limited to the way in which You allocate Your purchase payments and Contract Value over the course of the Contract and any decisions You make to take surrenders or request an elective lock.
Liquidity
The Contract is intended to be a long-term investment that You may use to help save for retirement. The Contract is not designed to be a short-term investment.
Surrenders may be subject to Surrender Charges and income taxes (including an IRS penalty that may apply if You take a surrender prior to reaching age 59½). Any partial surrenders will reduce amounts available for future surrenders.
Your ability to react to changing market conditions is limited because You may only request a transfer of eligible Contract Value (i.e., amounts in the Fixed Account, Interim Account and any Segments that mature on the next Contract Anniversary) once each Contract Year during the Transfer Window.
We reserve the right to limit the percentage of Contract Value in the Fixed Account and to prohibit or limit transfers to the Fixed Account at any time in Our sole discretion on a non-discriminatory basis with notification.
We may defer payments made under this Contract for up to six months if necessary and equitable to all contract owners and the insurance regulatory authority of the state in which We issued the Contract approves such deferral.
Risk of Loss in Indexed Accounts – Index Performance
There is a risk of loss of principal and any related earnings since the performance of each Segment is linked to a market index(es) or ETF even though You are not invested directly in the Index(es). If the Index rate of return is negative, the amount of your loss depends on the protection option:
•
Floor: You are responsible for all losses up to the Floor. If the loss exceeds the Floor, Your losses are limited to the Floor. For example, if the Index rate of return = -30% and the Floor = -10%, your loss will be -10%.
•
Buffer: You are responsible for all losses in excess of the Buffer. If the loss does not exceed the Buffer (i.e. the Index rate of return is between zero and the Buffer), You will not have a loss. For example, if the Index rate of return = -30% and the Buffer = -25%, your loss will be -5%.
•
Trigger: You are responsible for the full loss if the Index rate of return is negative and the loss exceeds the Trigger. If the loss does not exceed the Trigger (i.e. the Index rate of return is between zero and the Trigger), You will not have a loss. For example, if the Index rate of return = -30% and the Trigger = -25%, your loss will be -30%.
There is a risk the Segment rate of return could be negative and result in significant losses even after the application of a Buffer, Floor, or Trigger.
On the Segment Maturity Date, certain protection options limit your loss to 10% while others can have a maximum loss of 75% to 100% (if the Index loses 100% of its value during the term). The maximum loss for each protection option is shown in the table below:
Protection Option	Maximum Loss *
-10% Floor	10%
-10% Buffer	90%
-15% Buffer	85%
-20% Buffer	80%
-25% Buffer	75%
-25% Trigger	100%
-35% Trigger	100%
*
If the index loses 100% of its value during the term.
On the Segment Maturity Date, You will only incur a downside loss if (1) the index rate of return is a loss that exceeds the Buffer or (2) the index rate of return is a loss that exceeds the Trigger. Also, any downside loss is limited to the Floor on the Segment Maturity Date. Each consecutive Segment will be subject to another Buffer, Floor, or Trigger, so there is a risk that sustained declines in the relevant Index will have cumulative losses over time if You renew into consecutive Segments. For Segments with a Floor, these cumulative losses can be significantly more than the stated Floor for any one term. For Segments with a Buffer or Trigger, losses in any one term and cumulative losses over multiple terms can be significantly more than the stated Buffer or Trigger.

14 RiverSource Structured Solutions annuity — Prospectus

For Segments with the Annual Lock with a Buffer Crediting Method, the annual lock return gain or loss is determined each year and therefore losses can accumulate over the duration of the Segment when the cumulative annual lock return is applied to the Segment.
Except for Segments with the Annual Lock with a Buffer Crediting Method, the Segment rate of return is based on a single point in time. It is not affected by the Index Value on any date between the Segment start date and Segment Maturity Date. The Segment rate of return may be negative even if the Index had positive returns for some or most of the Segment duration.
Risk with Currently Available Indexes
Equity markets are subject to the risk that the value of the securities may fall due to general market and economic conditions. The Index You select may underperform or outperform other Indexes that focus on different market sectors or have different capitalization.
Currently offered Indexed Accounts use one or two of the following Indexes:
•
S&P 500® Index. The S&P 500 index measures the performance of the large-cap segment of the market.
•
S&P 500 ESG Index. The S&P 500 ESG Index measures the performance of securities meeting sustainability criteria based on environmental, social and governance data, while maintaining similar overall industry group weights as the S&P 500 Index.
•
Russell 2000® Index. The Russell 2000 Index measures the performance of the small-cap segment of the U.S. equity universe.
•
Nasdaq-100® Index. The Nasdaq-100 Index includes 100 of the largest domestic and international non-financial companies listed on The Nasdaq Stock Market based on market capitalization.
•
MSCI EAFE Index. The MSCI Europe, Australasia, Far East (EAFE) Index is a capitalization-weighted index that tracks the performance of common stocks in 21 developed market countries within Europe, Australasia and the Far East.
•
MSCI Emerging Markets Index. The MSCI Emerging Markets Index captures large- and mid-cap representation across 26 Emerging Markets (EM) countries.
•
iShares U.S. Real Estate ETF. The iShares U.S. Real Estate ETF seeks to track the investment results of an index composed of U.S. equities in the real estate sector. The Fund seeks to track the investment results of the Dow Jones U.S. Real Estate Capped Index (the “Underlying Index”), which measures the performance of the real estate sector of the U.S. equity market, as defined by S&P Dow Jones Indices LLC (the “Index Provider” or “SPDJI”). The Underlying Index may include large-, mid- or small capitalization companies.
Index performance is based on the performance of underlying equity securities that may include large-, mid- or small capitalization companies from various market sectors. The following summarizes important investment risks applicable to all or the specific Indexes as noted:
•
Securities of a certain sector of the market may not perform as well as those in others or the market as a whole.
•
The securities comprising the Indexes are subject to investment risks driven by market volatility and other economic conditions; as such, the performance of the Indexes may fluctuate, sometimes rapidly, either positively or negatively. Past performance does not guarantee future results.
•
In general, large-capitalization companies may be unable to respond quickly to new competitive challenges and may not be able to attain the high growth rate of successful smaller companies. (S&P 500, S&P 500 ESG, Nasdaq-100, MSCI EAFE and MSCI Emerging Markets indexes and iShares U.S. Real Estate ETF).
•
Generally, the securities of small- and mid-capitalization companies may be more volatile and may involve more risk than the securities of larger companies. Investments in small - and mid-cap companies involve risks, including volatility, that are greater than investments in larger, more established companies. Small– and mid-capitalization companies are more likely to fail than larger companies (Russell 2000, MSCI EAFE, MSCI Emerging Markets indexes and iShares U.S. Real Estate ETF).
•
Securities issued by non-U.S. companies are subject to risks, including political, economic, market, social and others within a particular country, as well as to currency exchange rate risks and currency instabilities and less stringent financial and accounting standards generally applicable to U.S. issuers (MSCI EAFE and MSCI Emerging Markets indexes).
•
Emerging markets can be riskier than investing in well-established foreign markets (MSCI Emerging Markets Index).
•
The adherence to environmental, social and governance (“ESG”) standards and any subjective analyses and decisions to include or exclude large-capitalization companies in an ESG index may affect index performance. An index that incorporates ESG standards may underperform Indexes that do not take ESG factors into consideration (S&P 500 ESG Index).

RiverSource Structured Solutions annuity — Prospectus 15

•
There are risks associated with the US real estate sector. It is possible that the iShares U.S. Real Estate ETF may not fully replicate or may, in certain circumstances, diverge significantly from the performance of the underlying index. Your Segment return is linked to the performance of the iShares U.S. Real Estate ETF and not the underlying index (iShares U.S. Real Estate ETF).
For more information on the Indexes, see the section titled "Indexes." For Index disclosures, see Appendix F.
Risk of Loss – Segment Value Prior to Maturity
Segment Values prior to maturity will fluctuate daily and may be lower than what was allocated, even when the Index has positive returns. Other than the Segment start date and the Segment Maturity Date, We determine the Segment Value daily using a formula that does not directly reflect the actual performance of the applicable Index, but rather determines the value of a hypothetical portfolio of instruments that provides the Segment Value at maturity, limited by a prorated Cap or prorated Contingent Yield (if applicable). The result of this calculation is the Segment Value and therefore the amount available for surrender, death benefit, elective lock, or annuitization. This amount could be less than if You had held the Segment until the Segment Maturity Date. There is a risk of substantial loss with all Indexed Accounts and the extent of this loss will vary based on the protection option and the level of protection you choose. Also, the loss could be greater due to surrender charges and any fees that may apply.
You generally will not receive the full protection of the Buffer, Floor, or Trigger prior to Segment maturity because the hypothetical portfolio is constructed to provide the full protection only at Segment maturity, and not earlier.  It is possible that you would see no protection from the Buffer or Floor until Segment maturity.  It is also possible that you would see no protection from the Trigger during a Segment and at Segment Maturity. As a Segment moves closer to maturity, the Segment Value would generally reflect a larger portion of the Buffer or Floor protection.  On the Segment Maturity Date, the Segment Value will reflect the full Buffer, Floor, or Trigger protection.
See “Valuing Your Investment - Indexed Account Value” for more information.
Our Financial Strength and Claims-Paying Ability
The assets held in in Our General Account support not only the guarantees under Your Contract, but also guarantees associated with other annuity and insurance products we issue. No other company or affiliate has any legal responsibility for the guarantees under Your Contract. Our General Account is not insulated or segregated from the claims of Our creditors. As such the guarantees under the Contract are subject to Our financial strength and claims-paying ability. The assets held in Our unregistered Separate Account are also subject to the claims of Our creditors.
See “Other Information: General Account” and “Other Information: Separate Account” for more information.
Caps, Contingent Yields and Limits to Positive Returns
Caps and Contingent Yields may limit the positive return for a Segment and could cause the return to be lower than if You had invested directly in a different investment based on the applicable Index.
Except for Segments with the Annual Lock with a Buffer Crediting Method, the Segment rate of return is based on a single point in time. It is not affected by the Index Value on any date between the Segment start date and Maturity Date. The Segment rate of return may be lower if the Index decreases on or near the Segment Maturity Date. For Segments with the Annual Lock with a Buffer crediting method, the Segment rate of return is not affected by Index values between anniversaries.
We May Discontinue or Substitute an Index
We reserve the right to discontinue or substitute an Index at any time if an Index is discontinued or We no longer have the right to use the Index, there is a substantial change in the calculation of an Index, hedging instruments become difficult to acquire or the cost of hedging becomes excessive.
If We discontinue use of an Index during a Segment (without substituting an alternative Index), the Segment will end as of the date of the discontinuation and the Segment Value will not change. The Segment Value as of the date of discontinuation may not reflect the full protection of the Buffer, Floor, or Trigger, You will not be eligible for any positive Index returns after the discontinuation, and You will not be able to transfer to the Fixed Account or any Indexed Accounts until the next Contract Anniversary. If We do not receive transfer instructions on the next Contract Anniversary, the Segment Value will be placed in the Fixed Account.
If We determine a reasonable alternative Index exists, We may substitute an Index during a Segment, This substitution will impact how the Segment Value is calculated and the Segment Value may be higher or lower than if the change had not taken place. You may find that the new Index is not acceptable to You. You will not be able to transfer to a different Indexed Account or the Fixed Account until Your current Segment matures.

16 RiverSource Structured Solutions annuity — Prospectus

For additional information about Indexes, see “Investment Options - Additional Information about the Indexes”
We May Discontinue an Indexed Account at Maturity
We reserve the right to discontinue an Indexed Account at time of renewal at Our discretion, so there is no guarantee that any Indexed Account or Crediting Method will be available during the entire time that You own Your Contract.  If the Indexed Account is no longer available, the Contract Value in that Segment will need to be transferred to a different Indexed Account or the Fixed Account. If You do not request a transfer, the Segment Value will be transferred to the Fixed Account on the Contract Anniversary.
Level of Interest Rates, Caps, Contingent Yields Upside Participation Rates and Annual Fees
Interest rates, Caps, Contingent Yields, Upside Participation Rates and Annual Fees are set at Our discretion, subject to contractual minimums and maximums.
You risk the possibility that renewal rates may not be as favorable as Your current rates. Caps, Contingent Yields, Upside Participation Rates and any Annual Fees associated with a Crediting Method are guaranteed through the Segment Maturity Date; however, they may vary each time a new Segment starts. Interest rates are guaranteed for one year and may change on each Contract Anniversary.
The rates You receive at issue may be higher or lower if the Contract is not issued within the Rate Lock Period. The Fixed, Interim and Indexed Accounts will each receive the applicable interest rates, Caps, Contingent Yields, Upside Participation Rates, and Annual Fees in effect on the application date if the Contract is issued within the Rate Lock Period. Otherwise, the rates will be based on the Contract Date. You bear the risk that the rates, Caps and Contingent Yields may decrease, and Annual Fees may increase prior to the Contract being issued. The rate lock only applies to the rates, Caps, Contingent Yields and Annual Fees at issue.
For Segments with a duration longer than one year (except for Annual Lock with Buffer Crediting Method), the declared Cap is for the duration of the Segment and is not determined on an annual basis. The Cap would be lower if it was applied on an annual basis.
Impact of Partial Surrenders – Prior to Maturity
If You take a partial surrender before the Segment Maturity Date, the Investment Base will be reduced proportionally based on the percentage of Segment Value that is withdrawn. In particular, if the Segment Value is lower than the Investment Base at the time of a partial surrender, which would generally be dependent upon the performance of the Index in addition to other factors (See “Valuing Your Investment – Indexed Account(s) Value” for more information), then the Investment Base is reduced by an amount that is more than the dollar amount withdrawn. Reductions to the Investment Base will negatively impact the Segment Value for the remainder of the Segment duration and will result in a lower Segment Value on the Segment Maturity Date. On the Segment Maturity Date, the Segment Value is calculated first and then any partial surrenders will reduce the Investment Base for new Segments by the dollar amount withdrawn.
See Appendix D for examples of the Investment Base adjustment.
Surrenders will be taken as of the end of the Business Day on which We receive Your request. Your Segment Value will not be known at the time You submit Your request. Surrenders before the Segment Maturity Date will reduce the amount available for future surrenders. Any applicable surrender charge can also result in a loss of principal and any related earnings.
If You take a partial surrender, any Return of Purchase Payment death benefit will be reduced proportionally based on the percentage of Contract Value that is withdrawn. This proportionate reduction may be larger than the dollar amount of the partial surrender.
Elective Lock
If You exercise the elective lock feature, Your Segment Value (which otherwise fluctuates daily) will not change for the remainder of the Segment duration unless a surrender is taken from the Segment. Surrenders after an elective lock are subject to Surrender Charges, if applicable.
Risks associated with the elective lock feature:
•
The Segment Value that is locked in is determined by Us as outlined in the Segment Value section;
•
While the elective lock will prevent You from experiencing any future negative performance, You will no longer benefit from any potential future positive performance for the remainder of the Segment;
•
You will not avoid any negative performance that has occurred during the Segment prior to the exercise of the elective lock and the Buffer, Floor, or Trigger will not be applied on the Segment Maturity Date; and
•
The elective lock will be applied as of the end of the Business Day on which We receive Your request. Your locked in Segment Value will not be known at the time You submit Your request.

RiverSource Structured Solutions annuity — Prospectus 17

See “Elective Lock Description” for more information.
Limitations on Purchase Payments
You may only make purchase payments for 90 days after the Contract Date. This limits Your ability to use purchase payments to increase the Contract Value and death benefit.
Purchase payments received after the Contract Date are held in the Interim Account which earns daily interest at a rate We declare, but not less than the guaranteed minimum interest rate. The guaranteed minimum interest rate is 1% for contracts issued through Dec. 31, 2021. For contracts issued on or after Jan. 1, 2022, the guaranteed minimum interest rate will not be less than the rate required by state law.
This means You will not be able to allocate these additional purchase payments to the Fixed Account or the Indexed Accounts until the next contract anniversary which limits Your ability to participate in potential returns associated with the Indexed Accounts or to receive the Fixed Account interest rate.
Cyber Security
Increasingly, businesses are dependent on the continuity, security, and effective operation of various technology systems. The nature of our business depends on the continued effective operation of our systems and those of our business partners.
This dependence makes Us susceptible to operational and information security risks from cyber-attacks. These risks may include the following:
•
the corruption or destruction of data;
•
theft, misuse or dissemination of data to the public, including Your information We hold; and
•
denial of service attacks on our website or other forms of attacks on our systems and the software and hardware We use to run them.
These attacks and their consequences can negatively impact Your Contract, Your privacy, Your ability to conduct transactions under Your Contract, or Your ability to receive timely service from Us.
Cyber security risks also apply to the operation of the Indexes and the calculation of the value of the underlying investments that comprise the Indexes. Such breaches in cyber security could affect the calculation of values under Your Contract.
Other Important Information You Should Know
No Ownership Rights
You have no ownership rights in the underlying stocks comprising the Indexes. Purchasing the Contract is not equivalent to investing in the underlying stocks comprising the indexes. As the Owner of the Contract, You will not have any ownership interest or rights in the underlying stocks comprising the Indexes, such as voting rights, dividend payments, or other distributions. The Index does not reflect dividends paid on the stocks comprising the Index, and, therefore, the calculation of the performance of the Index under the Contract does not reflect the full investment performance of the underlying securities.
Possible Tax Law Changes
There always is the possibility that the tax treatment of the Contract could change by legislation or otherwise. We have the right to modify the Contract in response to legislative changes that could diminish the favorable tax treatment that Owners receive. You should consult a tax adviser with respect to legislative developments and their effect on the Contract.
The Annuity Contract
This Contract is an agreement between RiverSource Life and You, the Owner. The purpose of the Contract is to allow You to accumulate money for retirement or a similar long-term goal. Before the Annuitization Start Date, a death benefit may also become payable upon Your death. Under the Contract We promise to pay an income in the form of annuity payments, beginning on the Annuitization Start Date. All payments under the Contract are subject to the terms and conditions described in this prospectus.
The Contract is available as a non-qualified contract, which will provide You with certain tax deferral features under the Code.

18 RiverSource Structured Solutions annuity — Prospectus

The Contract is also available as a qualified contract to fund one of the following tax-deferred retirement plans (subject to applicable federal law and any rules of the plan itself):
•
Individual Retirement Annuities (IRAs) including inherited IRAs under Section 408(b) of the Code
•
Roth IRAs including inherited Roth IRAs under Section 408A of the Code
•
SIMPLE IRAs under Section 408(p) of the Code
•
Simplified Employee Pension IRA (SEP) plans under Section 408(k) of the Code
•
Custodial and investment only accounts maintained for qualified plans under Section 401(a) of the Code, including investment only pooled defined benefit plans
•
Tax-Sheltered Annuities (TSAs) under section 403(b) of the Code
A qualified annuity will not provide any necessary or additional tax deferral if it is used to fund a retirement plan that is already tax-deferred.
TSA — Special ProvisionsParticipants in Tax-Sheltered Annuities
If the contract is intended to be used in connection with an employer sponsored 403(b) plan, additional rules relating to this contract can be found in the annuity endorsement for tax sheltered 403(b) annuities. Unless we have made special arrangements with your employer, the contract is not intended for use in connection with an employer sponsored 403(b) plan that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). In the event that the employer either by affirmative election or inadvertent action causes contributions under a plan that is subject to ERISA to be made to this contract, we will not be responsible for any obligations and requirements under ERISA and the regulations thereunder, unless we have prior written agreement with the employer. You should consult with your employer to determine whether your 403(b) plan is subject to ERISA.
In the event we have a written agreement with your employer to administer the plan pursuant to ERISA, special rules apply as set forth in the TSA endorsement.
The employer must comply with certain nondiscrimination requirements for certain types of contributions under a TSA contract to be excluded from taxable income. You should consult your employer to determine whether the nondiscrimination rules apply to you.
The Code imposes certain restrictions on your right to receive early distributions from a TSA:
Distributions attributable to salary reduction contributions (plus earnings) made after Dec. 31, 1988, or to transfers or rollovers from other contracts, may be made from the TSA only if:
–
you are at least age 59½;
–
you are disabled as defined in the Code;
–
you severed employment with the employer who purchased the contract;
–
the distribution is because of your death;
–
the distribution is due to plan termination; or
–
you are a qualifying military reservist.
If you encounter a financial hardship (as provided by the Code), you may be eligible to receive a distribution of all contract values attributable to salary reduction contributions made after Dec. 31, 1988, but not the earnings on them.
Even though a distribution may be permitted under the above rules, it may be subject to IRS taxes and penalties (see “Taxes”).
The above restrictions on distributions do not affect the availability of the amount credited to the contract as of Dec. 31, 1988. The restrictions also do not apply to transfers or exchanges of contract value within the contract, or to another registered variable annuity contract or investment vehicle available through the employer.
If the contract has a loan provision, the right to receive a loan is described in detail in your contract.
Considerations for investment only pooled defined benefit plans under Section 401(a) of the Code
RiverSource Life is the issuer of the Contract; it is not the plan administrator. It is the responsibility of the plan administrator to:
•
Track individual participants and their portion of the plan.
•
Perform or provide any plan recordkeeping services with respect to the qualified plan.

RiverSource Structured Solutions annuity — Prospectus 19

Liquidity Risk
It is important to consider any liquidity needs of the plan when determining the amount that is invested into an annuity. The plan sponsor is responsible to ensure they have enough funds for the participant benefit payments. Surrender charges will apply for three or six years, depending upon which option you choose. Any amount needed above the total free amount outlined in Your Contract will be subject to a surrender charge. Loans are not available with this annuity.
Annuity Owner and Annuitant
For defined benefit qualified annuities, the owner must be the plan sponsor. The annuitant must be a person and needs to be designated when the contract is established. Important factors to consider:
•
The annuitant’s age will be used for any annuity provision or benefit.
•
Changing the annuitant is not allowed even if the selected person is no longer associated with the plan.
•
If the annuitant dies, the death benefit is payable, and any benefits will be paid to the plan.
•
The Annuitization Start Date (ASD), is the date annuity payments are scheduled to begin based on the annuitant’s life. The ASD is the later of the annuitant’s 95th birthday or the contract’s 10-year anniversary. Currently, You can change the ASD up to a maximum age of 105.
Required Minimum Distributions (RMDs)
It’s important to consider the following:
•
You will receive a standard RMD notification when the annuitant reaches age 72. It is the responsibility of the plan administrator to determine the amount, timing and source of RMDs for each participant in accordance with applicable laws and plan documents.
•
Any RMD distributions will follow our standard processing rules for an individual. Surrender charges may apply if you withdraw more than the RMD calculated for this annuity contract based on the annuitant’s age.
Contract Fees and Charges
Surrender Charges
Partial and full surrenders may be subject to charges and income taxes (including an IRS penalty that may apply if You surrender prior to You reaching age 59½) and may have other tax consequences. The amount of the Surrender Charge, if any, will depend on the Contract Year during which the surrender is taken. For a partial surrender, We will determine the amount of Contract Value that needs to be surrendered, which after any Surrender Charge will equal the amount You request. Except on the Segment Maturity Date, the value of any Segment will be based on the Segment Value calculation (including the Investment Base, the proxy value, and prorated Cap or prorated Contingent Yield, if applicable). You should consider carefully the effect of partial surrenders prior to a Segment Maturity Date. For examples of how the Investment Base is impacted by a partial surrender, see Appendix D.
At the time of a partial surrender, if the Contract has a loss (i.e. Contract Value is less than purchase payments not previously surrendered), the Surrender Charge will be greater, and therefore the amount of Contract Value that needs to be surrendered is greater, than if the Contract has a gain. This is because surrender charges only apply to purchase payments surrendered. If the Contract has a loss, then the amount of purchase payments surrendered is larger than the Contract Value that is surrendered. If the Contract has a gain, then earnings are surrendered first and a smaller amount of purchase payments is surrendered. The schedules below set forth the Surrender Charges under the Contract.
You select either a 6-year or 3-year Surrender Charge schedule at the time of application. In general, interest rates Caps, and Contingent Yields will be higher and Annual Fees will be lower, if You choose a 6-year Surrender Charge schedule.
Six-year schedule		Three-year schedule
Contract Year*	Surrender Charge percentage applied to purchase payments surrendered	Contract Year*	Surrender Charge percentage applied to purchase payments surrendered
1	8%	1	8%
2	7	2	7
3	6	3	6
4	5	4+	0
5	4
6	3
7+	0

20 RiverSource Structured Solutions annuity — Prospectus

*According to Our current administrative practice, for the purpose of Surrender Charge calculation, We consider that the year is completed one day prior to the Contract Anniversary.
Fees and Transaction Costs
There is no annual contract fee.
For the Annual Fee Indexed Accounts, there is a fee deducted from the Index rate of return (whether positive or negative). The Annual Fee is multiplied by the number of years in the Segment to determine the fee that is deducted on the Segment Maturity Date. For the current Annual Fee available for new contracts, go to www.riversource.com/annuities/performance and for the maximum Annual Fee see "Investment Options - Indexed Accounts".
Transaction costs which We may incur to purchase or sell the hypothetical portfolio, as measured by the proxy value, will generally decrease the Segment Value the day after the Segment start date. These transaction costs are included in the proxy value used to determine the Segment Value and will generally decrease over the duration of the Segment and if a Segment is held to maturity, there are no transaction costs. On the Segment Maturity Date, the Segment Value will be based solely on the Index returns and the applicable Cap, Contingent Yield, Upside Participation Rate, Buffer, Trigger, or Floor, and for the Annual Fee Indexed Accounts only, the applicable fee.
Returns of the iShares U.S. Real Estate ETF are reduced by any underlying fund fees or expenses.
State Variations
This prospectus contains information that You should know before investing in the Contract. All material terms and conditions of the Contract, including material state variations, are described in this prospectus. See Appendix A.
Owner
The Owner is the person or persons who own the Contract and is entitled to exercise all ownership rights and privileges under the Contract. Two persons may own the Contract together, and in that case, any Contract provisions based on the age of the Owner, will be based on the age of the older Owner. You can buy the Contract if You (and any joint owner) are age 90 or younger.
Joint Owners: A non-qualified Contract can be owned by joint Owners. If two Owners jointly own this Contract, each Owner may independently exercise transfers among the various account options, subject to the limits in the transfer of Contract Value provision. Unless agreed to by Us, all other terms, conditions, rights and requirements that apply to an Owner under this Contract shall apply jointly to each Owner named.
The Owner may be a non-natural person (e.g. irrevocable trust or corporation) or a revocable trust if We agree. If the Owner or any joint Owner is a non-natural person or a revocable trust, the Annuitant will be deemed to be the Owner for any provision or benefit using the age or life of the Owner. When the contract is owned by a revocable trust or irrevocable grantor trust, the annuitant(s) selected must be the grantor(s) of the trust to assure compliance with Section 72(s) of the Code. Any provisions based on age will be based on the age of the oldest Annuitant. These include Payments to Beneficiaries, Purchase Payments and Surrender provisions. If the Owner or any joint Owner is a non-natural person or revocable trust, the Annuitant may not be changed, and a Contingent Annuitant may not be named.
Annuitant
The Annuitant is the person or persons on whose life periodic Annuity Payments depend. You initially name the Annuitant and any joint Annuitant on Your Contract application.
Changes to Ownership and Annuitants
You may change the ownership of this Contract by Written Request or other method agreed to by Us. Unless You specify otherwise, the change of ownership shall be effective on the date it is signed, subject to any action taken or payment made by Us before We receive the notice at Our service center. We will honor any change of ownership request received in Good Order that We believe is authentic, and We will use reasonable procedures to confirm authenticity. If We follow these procedures, We will not take any responsibility for the validity of the change.
The death benefit amount may change due to an ownership change. See “Death Benefit - Covered Life Change” for more information.
A change of ownership may result in tax consequences. If You have a nonqualified annuity, You may incur income tax liability by transferring, assigning or pledging any part of it. (See “Taxes.”)

RiverSource Structured Solutions annuity — Prospectus 21

If You have a qualified annuity, You may not sell, assign, transfer, discount or pledge Your Contract as collateral for a loan, or as security for the performance of an obligation or for any other purpose except as required or permitted by the Code. However, if the owner is a trust or custodian, or an employer acting in a similar capacity, ownership of the Contract may be transferred to the Annuitant.
If You have a nonqualified Contract and are a natural person (excluding a revocable trust) You may change the Annuitant or Contingent Annuitant by Written Request or other method agreed to by Us. Unless You specify otherwise, the change of Annuitant or Contingent Annuitant shall be effective on the date it is signed, subject to any action taken or payment made by Us before We receive the notice at Our service center.
In addition, if the Annuitant is not an Owner and the Annuitant dies before the Annuitization Start Date, the Owner becomes the Annuitant unless a Contingent Annuitant has been previously selected. The Contract continues in force, and no death benefit is payable.
If the Annuitant is an Owner and the Annuitant dies before the Annuitization Start Date, the death benefit is payable.
Beneficiary
The Beneficiary is the person(s) or entity (or entities) You designate to receive the death benefit of this Contract if You die while this Contract is in force, as described in the “Death Benefit” section. We will not be bound by any such designation unless made by Written Request or other method agreed to by Us and recorded by Us.
For joint spousal ownership with right of survivorship, the surviving spouse is deemed the sole Beneficiary superseding any other beneficiary designation. This permits the surviving spouse to use the Spouse's Option to Continue Contract provision in the Payments to Beneficiaries section of the Contract. The deemed surviving spouse sole Beneficiary designation may only be overridden if specifically requested in writing and signed by both joint spousal Owners.
Only those Beneficiaries who are living as of the date of death may share in the benefits, if any. Benefits will be paid to all primary Beneficiaries surviving You, in accordance with Your last beneficiary designation on file. If none survive, proceeds will be paid to all surviving contingent Beneficiaries. If there is no valid Beneficiary designation or if no Beneficiary survives, We will pay the benefits as follows:
•
if there are joint Owners, We will pay the surviving Owner(s), otherwise;
•
if the Owner is a non-natural person or revocable trust, We will pay the Owner, otherwise;
•
to Your spouse, if living;
•
if no spouse is living, to Your lawful children per stirpes;
•
if You have no spouse or direct descendants, to Your parents equally or the survivor, if living, otherwise;
•
to Your estate.
Change of Beneficiary
By Owner. Unless You specify otherwise, the change of Beneficiary shall be effective on the date it is signed, subject to any action taken or payment made by Us before We receive the notice at Our service center.
A new Beneficiary designation revokes any prior designation and is effective when signed by You. We are not responsible for the validity of any Beneficiary designation or for any legitimate actions We may take under the Contract (including payments) prior to receiving a request to change a Beneficiary. Beneficiaries should notify Us of Your death as promptly as possible.
By Beneficiary. If the death benefit under this Contract becomes payable to a beneficiary (recipient) under an Annuity Payment plan, that recipient shall have the right to name, or later change, their own beneficiary by Written Request or other method agreed to by Us and recorded by Us. If there is no valid beneficiary designation or if no beneficiary survives the recipient, We will pay any benefits due under the Annuity Payment plan following the death of the original beneficiary as follows:
•
to the recipient’s spouse, if living;
•
if no spouse is living, to the recipient's lawful children per stirpes;
•
if the recipient has no spouse or direct descendants, to the recipient's parents equally or the survivor, if living, otherwise;
•
to the recipient's estate.
Assignment
You can assign this Contract or any interest in it. Your interest and the interest of any beneficiary are subject to the interest of the assignee. An assignment is not a change of ownership and an assignee is not an Owner as these terms are used in this Contract.

22 RiverSource Structured Solutions annuity — Prospectus

A copy of any assignment must be submitted to Us at Our service center. Unless You specify otherwise, an assignment shall be effective on the date it is signed, subject to any action taken or payment made by Us before We receive the assignment at Our service center. We are not responsible for the validity or effect, tax or otherwise, of any assignment.
Purchase
Purchasing the Contract
You can complete an application and send it along with Your initial purchase payment to our Service Center.
We are required by law to obtain personal information from You which We will use to verify Your identity. If You do not provide this information, We reserve the right to refuse to issue Your Contract or take other steps We deem reasonable. As the Owner, You have all rights and may receive all benefits under the Contract. You may buy a qualified or nonqualified annuity. You can buy a Contract if You are age 90 or younger.
The Contract is issued generally on the next scheduled Contract Date after all purchase payments listed on the application are received. However, We will not wait longer than the Rate Lock Period to issue the Contract if We receive at least the minimum payment by then. Otherwise, We will wait up to 90 days to issue the Contract. If the minimum payment is not received within 90 days after the application date, the application will be cancelled.
Prior to September 14, 2020, the Contracts were issued only on the 3rd, 10th, 17th and 24th day of every month, even if these dates fall on a holiday or weekend. Effective on September 14, 2020, the Contracts are issued on the next business day after all purchase payments are received (excluding leap day and subject to rules stated above). Purchase payments received prior to the Contract Date will be held in a suspense account until the Contract Date. Payments held in the suspense account will earn daily fixed interest until the Contract Date, but no interest will be credited until the Contract is issued. If the Owner dies before the Contract is issued, all premiums received would be returned without interest and the application will be withdrawn.
Initial interest rates, Caps, Contingent Yields, Upside Participation Rates and Annual Fees for initial Indexed Account elections will be shown in Your Contract. If the Contract is issued within the Rate Lock Period, the initial purchase payment will receive the applicable interest rates, Caps, Contingent Yields, Upside Participation Rates and Annual Fees in effect on the application date. Otherwise, interest rates, Caps, Contingent Yields, Upside Participation Rates and Annual Fees will be based on the rates in effect on the Contract Date. For recent interest rates, Caps, Contingent Yields and Annual Fees available for new contracts, go to www.riversource.com/annuities/performance/
Any additional purchase payments will receive the Interim account interest rate in effect on the application date if the Contract was issued within the Rate Lock Period. Otherwise, they will receive the interim account rate in effect on the Contract Date. The interim account rate will be applied until the first Contract Anniversary when You can transfer to the Fixed Account or any available Indexed Account.
For renewal information, see “Renewal Interest Rates, Caps, Contingent Yields, Upside Participation Rates and Annual Fees”.
Householding and delivery of certain documents
With Your prior consent, RiverSource Life and its affiliates may use and combine information concerning accounts owned by members of the same household and provide a single paper or electronic copy of certain documents to that household. This householding of documents may include prospectuses and supplements. Your authorization remains in effect unless We are notified otherwise. If You wish to continue receiving multiple copies of these documents, You can opt out of householding by calling Us at 1.866.273.7429. Multiple mailings will resume within 30 days after We receive Your opt out request.
Purchase Payments
Purchase Payments are payments made by You on Your behalf for the benefits described in the Contract. Purchase Payment amounts may be limited under the terms of the Contract.
Minimum initial purchase payment
$10,000
Minimum additional purchase payment
$50

RiverSource Structured Solutions annuity — Prospectus 23

Maximum purchase payments per Contract Year* based on Your age on the effective date of the payment:
For the first 90 days after the Contract Date:
through age 85	$1,000,000
for ages 86 to 90	$100,000
age 91 or older	$0
No purchase payments are allowed after 90 days from the Contract Date.
Maximum Total Purchase Payments per owner*:
Through attained age 85	$1,000,000
for attained ages 86 to 90	$100,000
Attained age 91 or older	$100,000
*
These limits apply in total to all RiverSource Life annuities You own unless a higher amount applies to Your Contract. We reserve the right to waive or increase the maximum limit. For qualified annuities, the Code’s limits on annual contributions also apply. Additional purchase payments for inherited IRA contracts cannot be made unless the payment is IRA money inherited from the same decedent.
We reserve the right to refuse any purchase payment that exceeds maximum purchase payment amounts allowed each Contract year and any purchase payment that exceeds these maximums when aggregated with previous purchase payments made to other contracts. Further, We reserve the right to refuse any purchase payment that does not meet our minimum purchase payment requirements, is not in Good Order, or is otherwise contrary to law for RiverSource Life to accept.
How to Make Purchase Payments
Purchase payments must be paid or mailed to Us at Our service center or to an authorized agent. Purchase payments must be made in U.S. dollars and must be made in a form acceptable to Us.
Send Your check along with Your name and Contract number to:
RiverSource Life Insurance Company
70100 Ameriprise Financial Center
Minneapolis, MN 55474
Allocation of Your Purchase Payments
The initial purchase payment will be allocated based on Your initial elections as of the Contract Date.
You tell Us how to apply Your initial purchase payment by specifying Your desired allocation (by whole percentages that add up to 100%) among the Fixed Account and the available Indexed Accounts.
Any additional purchase payments are held in the Interim Account earning daily fixed interest at a rate We declare but not less than the guaranteed minimum interest rate. The guaranteed minimum interest rate is 1% for contracts issued through Dec. 31, 2021. For contracts issued on or after Jan. 1, 2022, the guaranteed minimum interest rate will not be less than the rate required by state law. This means You will not be able to allocate additional purchase payments to the Fixed Account or the Indexed Accounts until the next Contract Anniversary which limits Your ability to participate in potential returns associated with the Indexed Accounts or to receive the Fixed Account interest rate. On the Contract Anniversary, the funds will be allocated based on Your transfer or rebalancing instructions. If no instructions are provided, the money will be automatically transferred to the Fixed Account.
Limitations on Use of Contract
If mandated by applicable law, including but not limited to, federal anti-money laundering laws, We may be required to reject a purchase payment. We may also be required to block an Owner’s access to Contract Values and satisfy other statutory obligations. Under these circumstances, We may refuse to implement requests for transfers, surrenders or death benefits until instructions are received from the appropriate governmental authority or court of competent jurisdiction.
Right to Examine and Cancel
You have the right to examine and cancel the Contract without incurring a Surrender Charge by returning it to Us or to Your RiverSource Life registered representative within a certain number of days, which can vary by state, but is never less than ten days after You receive Your Contract. In some states, the right to examine period may be longer. If You cancel Your Contract during this period, We will issue a refund. Your state's law will determine the amount You will receive.

24 RiverSource Structured Solutions annuity — Prospectus

The amount of Your refund and the length of the right to examine and cancel period may depend on if Your Contract is a replacement of another insurance or annuity contract. In certain states, for Contracts issued as a replacement, this period is 30 days.
If this is an IRA contract, upon such cancellation We will refund all purchase payments which You have paid less any partial surrenders We have made. Purchase payments returned will not be reduced for any surrender charges or fees,
If this is not an IRA contract, upon such cancellation We will refund an amount equal to the sum of:
(1) the Contract Value as of the Business Day We receive the returned Contract (except in states that require a return of purchase payments); and
(2) any premium tax charges paid.
See Appendix A for state variations.
If you cancel this Contract under this provision, We reserve the right not to accept another application for this Contract for a period of six months.
Note for states where We return Contract Value: Any amount allocated to an Indexed Account will have its value based on the Segment Value calculation (including the Investment Base, the proxy value, and prorated Cap or prorated Contingent Yield, if applicable) to determine that portion of the Contract Value. During the period of time You have to examine and cancel the Contract, Segment Values may be negatively impacted under this calculation. You bear the risk that the amount refunded may be significantly less than any purchase payments You have made.
For a state-by-state description of material variations of this Contract, including the right to examine and cancel period, see Appendix A.
Investment Options
Under the Contract, You can allocate Your initial Purchase Payment and Contract Value among the:
•
Fixed Account, and
•
Indexed Accounts
Fixed Account
Amounts allocated to the Fixed Account are part of our General Account. We back the principal and interest guarantees relating to the Fixed Account. These guarantees are based on the continued claims-paying ability of RiverSource Life.
We credit interest daily on amounts You allocate to the Fixed Account at rates We determine from time to time at Our discretion. Each year, the interest rate for the Fixed Account may change See “Renewal Interest Rates, Caps, Contingent Yields, Upside Participation Rates and Annual Fees” for more information.
Your interest rate will never change more frequently than annually. The interest rate will never be less than the guaranteed minimum interest rate shown under Your Contract. The guaranteed minimum interest rate is 1% for contracts issued through Dec. 31, 2021. For contracts issued on or after Jan. 1, 2022, the guaranteed minimum interest rate will not be less than the rate required by state law.
Because of exemptive and exclusionary provisions, We have not registered interests in the Fixed Account as securities under the Securities Act of 1933 nor have any of these accounts been registered as investment companies under the Investment Company Act of 1940. Accordingly, neither the Fixed Account nor any interests in the Fixed Account are subject to the provisions of these Acts.
Disclosures regarding the Fixed Account, however, are subject to certain generally applicable provisions of the federal securities laws relating to the accuracy and completeness of statements made in a prospectus.
Indexed Accounts
You may allocate the initial purchase payment and Contract Value to the Indexed Accounts, subject to the limits in the “Transfers” section. The Crediting Method, duration, and applicable Buffer, Floor or Trigger associated with an Indexed Account will not change for the duration of Contract.

RiverSource Structured Solutions annuity — Prospectus 25

There are currently five categories of Indexed Accounts:
Category	Durations	Protection Options	Number of Indexed Accounts
Standard	1 year	Buffers: -10%, -15%, and -20% Floor: -10%	9 with Buffers 3 with Floors
	2 years	Buffer: -10%	7
	3 years	Buffers: -10% and -15%	6
	6 years	Buffers: -10%, -15% and -25%	9
Contingent Yield	1 year	Buffers: -10%, -15%, and -20% Triggers: -25% and -35%	6 with Buffers 4 with Triggers
Annual Lock	3 and 6 years	Buffer: -10%	6
Annual Fee	1 and 3 years	Buffer: -10%	6
Enhanced Upside Participation (above 100%)	1, 3, and 6 years	Buffer: -10%	6
In general, Caps and Contingent Yields will be lower and Annual Fees will be higher if You choose an Indexed Account with a higher protection amount (i.e. Buffer or Trigger). Also, for Indexed Accounts with the same protection percentage (e.g. -25%), Contingent Yields will generally be higher for Indexed Accounts with a Trigger compared to Indexed Accounts with a Buffer.
Currently available Indexed Accounts along with guaranteed minimum Caps, minimum Contingent Yields, minimum Upside Participation Rates, and maximum Annual Fees are shown in the table below. For recent interest rates, Caps, Contingent Yields and Annual Fees available for new contracts, go to www.riversource.com/annuities/performance/
Indexed Accounts are comprised of varying Indexes, Caps, Contingent Yields, protection options (i.e. Buffers, Triggers or Floors), Annual Fees, Upside Participation Rates and durations. Consider carefully these features when weighed against Your risk profile and tolerance, investment objectives, analysis of the underlying Index characteristics and its history and volatility, and expectations of market conditions. Past performance does not guarantee future results.
Indexed Accounts with a duration of 6 years are not allowed if You elect the 3-year Surrender Charge Schedule. In general, interest rates and Caps will be higher and Annual Fees will be lower, if You choose the 6-year Surrender Charge schedule.
	Min. Cap	Min. Upside Participation Rate	Min Contingent Yield	Max. Annual Fee
Standard Indexed Accounts
iShares U.S. Real Estate ETF 1-year with -10% Buffer	2.00%	100%	N/A	N/A
iShares U.S. Real Estate ETF 2-year with -10% Buffer	4.00%	100%	N/A	N/A
MSCI EAFE 1-year with -10% Buffer	2.00%	100%	N/A	N/A
MSCI EAFE 2-year with -10% Buffer	4.00%	100%	N/A	N/A
MSCI EAFE 3-year with -10% Buffer	6.00%	100%	N/A	N/A
MSCI EAFE 3-year with -15% Buffer	6.00%	100%	N/A	N/A
MSCI EAFE 6-year with -10% Buffer	8.00%	100%	N/A	N/A
MSCI EAFE 6-year with -15% Buffer	8.00%	100%	N/A	N/A
MSCI EAFE 6-year with -25% Buffer	8.00%	100%	N/A	N/A
MSCI Emerging Markets 1-year with -10% Buffer	2.00%	100%	N/A	N/A
MSCI Emerging Markets 2-year with -10% Buffer	4.00%	100%	N/A	N/A
Nasdaq 100 1-year with -10% Buffer	2.00%	100%	N/A	N/A
Nasdaq 100 2-year with -10% Buffer	4.00%	100%	N/A	N/A
Russell 2000 1-year with -10% Buffer	2.00%	100%	N/A	N/A
Russell 2000 2-year with -10% Buffer	4.00%	100%	N/A	N/A
Russell 2000 3-year with -10% Buffer	6.00%	100%	N/A	N/A
Russell 2000 3-year with -15% Buffer	6.00%	100%	N/A	N/A

26 RiverSource Structured Solutions annuity — Prospectus

	Min. Cap	Min. Upside Participation Rate	Min Contingent Yield	Max. Annual Fee
Russell 2000 6-year with -10% Buffer	8.00%	100%	N/A	N/A
Russell 2000 6-year with -15% Buffer	8.00%	100%	N/A	N/A
Russell 2000 6-year with -25% Buffer	8.00%	100%	N/A	N/A
S&P 500 1-year with -10% Buffer	2.00%	100%	N/A	N/A
S&P 500 1-year with -15% Buffer	2.00%	100%	N/A	N/A
S&P 500 1-year with -20% Buffer	2.00%	100%	N/A	N/A
S&P 500 2-year with -10% Buffer	4.00%	100%	N/A	N/A
S&P 500 3-year with -10% Buffer	6.00%	100%	N/A	N/A
S&P 500 3-year with -15% Buffer	6.00%	100%	N/A	N/A
S&P 500 6-year with -10% Buffer	8.00%	100%	N/A	N/A
S&P 500 6-year with -15% Buffer	8.00%	100%	N/A	N/A
S&P 500 6-year with -25% Buffer	8.00%	100%	N/A	N/A
S&P 500 ESG 1-year with -10% Buffer	2.00%	100%	N/A	N/A
S&P 500 ESG 2-year with -10% Buffer	4.00%	100%	N/A	N/A
MSCI EAFE 1-year with -10% Floor	2.00%	100%	N/A	N/A
S&P 500 1-year with -10% Floor	2.00%	100%	N/A	N/A
S&P 500 ESG 1-year with -10% Floor	2.00%	100%	N/A	N/A
Contingent Yield Indexed Accounts***
S&P 500 1-year with Contingent Yield and -10% Buffer	N/A	N/A	1.00%	N/A
S&P 500 1-year with Contingent Yield and -15% Buffer	N/A	N/A	1.00%	N/A
S&P 500 1-year with Contingent Yield and -20% Buffer	N/A	N/A	1.00%	N/A
S&P 500/Russell 2000 (Lesser of) 1-year with Contingent Yield and -10% Buffer	N/A	N/A	1.00%	N/A
S&P 500/Russell 2000 (Lesser of) 1-year with Contingent Yield and -15% Buffer	N/A	N/A	1.00%	N/A
S&P 500/Russell 2000 (Lesser of) 1-year with Contingent Yield and -20% Buffer	N/A	N/A	1.00%	N/A
S&P 500 1-year with Contingent Yield and -25% Trigger	N/A	N/A	1.00%	N/A
S&P 500 1-year with Contingent Yield and -35% Trigger	N/A	N/A	1.00%	N/A
S&P 500/Russell 2000 (Lesser of) 1-year with Contingent Yield and -25% Trigger	N/A	N/A	1.00%	N/A
S&P 500/Russell 2000 (Lesser of) 1-year with Contingent Yield and -35% Trigger	N/A	N/A	1.00%	N/A
Annual Lock Indexed Accounts
MSCI EAFE 3-year with Annual Lock and -10% Buffer	2.00%	N/A*	N/A	N/A
MSCI EAFE 6-year with Annual Lock and -10% Buffer	2.00%	N/A*	N/A	N/A
Russell 2000 3-year with Annual Lock and -10% Buffer	2.00%	N/A*	N/A	N/A
Russell 2000 6-year with Annual Lock and -10% Buffer	2.00%	N/A*	N/A	N/A
S&P 500 3-year with Annual Lock and -10% Buffer	2.00%	N/A*	N/A	N/A
Annual Fee Indexed Accounts
MSCI EAFE 1-year with Annual Fee and -10% Buffer	2.00%	N/A*	N/A	8.00%**
MSCI EAFE 3-year with Annual Fee and -15% Buffer	6.00%	N/A*	N/A	8.00%**
Russell 2000 1-year with Annual Fee and -10% Buffer	2.00%	N/A*	N/A	8.00%**
Russell 2000 3-year with Annual Fee and -15% Buffer	6.00%	N/A*	N/A	8.00%**
S&P 500 1-year with Annual Fee and -10% Buffer	2.00%	N/A*	N/A	8.00%**
S&P 500 3-year with Annual Fee and -15% Buffer	6.00%	N/A*	N/A	8.00%**
Enhanced Upside Participation Indexed Accounts
MSCI EAFE 1-year with Enhanced Upside Participation and -10% Buffer	2.00%	100%	N/A	N/A
MSCI EAFE 3-year with Enhanced Upside Participation and -10% Buffer	6.00%	100%	N/A	N/A
MSCI EAFE 6-year with Enhanced Upside Participation and -10% Buffer	8.00%	100%	N/A	N/A
S&P 500 1-year with Enhanced Upside Participation and -10% Buffer	2.00%	100%	N/A	N/A
S&P 500 3-year with Enhanced Upside Participation and -10% Buffer	6.00%	100%	N/A	N/A
S&P 500 6-year with Enhanced Upside Participation and -10% Buffer	8.00%	100%	N/A	N/A
*
Upside Participation Rate does not vary for these Indexed Accounts. It is 100% for all years so there is no minimum Upside Participation Rate.

RiverSource Structured Solutions annuity — Prospectus 27

**
The Index rate of return (whether positive or negative) is reduced by the Annual Fee multiplied by the number of years in the Segment.
***Indexed Accounts available as of Aug. 16, 2021 (available 11/8/2021 in Hawaii and Iowa).
Discontinuation and Substitution of Indexes and Indexed Accounts
We reserve the right to add, remove or substitute an Index at any time if an Index is discontinued by the Index provider or We no longer have the right to use the Index, there is a substantial change in the calculation of the Index, hedging instruments become difficult to acquire or the cost of hedging becomes excessive. If We discontinue use of an index (without substituting an alternative index), We will end the Segment as of the date of the discontinuation and the Segment Value on that date will not change (unless you take a partial surrender). On the next Contract Anniversary, You may transfer to the Fixed Account or any available Indexed Account. If We do not receive instructions from You, the value will be transferred to the Fixed Account.
We may substitute an alternative index if We determine there is a reasonable substitute that is commercially viable. We will attempt to choose an Index that has a similar investment objective and risk profile as compared to the original Index. If We substitute an Index before the Segment Maturity Date, We will calculate the Index rate of return for the full Segment using the replaced Index up until the replacement date and the new Index thereafter through the Segment Maturity Date. This will be accomplished by multiplying 1 plus the Index rate of return prior to the substitution by 1 plus the Index rate of return after the substitution, and then subtracting one. For example, if substitution of an Index for a three year Segment takes place at the end of the first year and the Index rate of return at the end of the first year is 10 percent, and the Index rate of return for the two years after the substitution is 20 percent, we would multiply 1.1 by 1.2 which results in 1.32. After subtracting one, this results in an Index rate of return of 32 percent. We will not change the Crediting Method, Buffer, Floor, or Trigger applicable to a Segment if We substitute the Index.
We reserve the right to add or discontinue Indexed Accounts at any time. Any existing Segments with the discontinued Indexed Account will continue until their Segment Maturity Date. On the Segment Maturity Date, the Segment Value in any discontinued Indexed Accounts will need to be transferred to a different Indexed Account or the Fixed Account. If We do not receive transfer instructions from You, the Segment Value will be transferred to the Fixed Account.
We will send You written notification showing the available Indexed Accounts at least 14 days before the Contract Anniversary if You have Contract Value that can be transferred on that Contract Anniversary. Your requested transfer must be received within the 30-day transfer window. See “Transfers” for additional information.
Additional Information About the Indexes
Currently, the rate of return for each Indexed Account is based on the performance of one or two of the following Indexes, each covering different asset classes.
S&P 500 Index. The S&P 500 Index includes 500 leading companies in leading industries of the U.S. economy, capturing 80% coverage of U.S. equities. We use the price return Index. The Index returns do not include dividends from underlying companies of the Index and, therefore, do not reflect the full investment performance of the underlying securities.
S&P 500 ESG Index. The S&P 500 ESG Index uses proprietary methodology to identify a select subset of the S&P 500 companies that satisfy certain environmental, social and governance sustainability criteria. The Index is rebalanced annually; as of Sept. 2020, approximately 300 of the S&P 500 companies were included. The Index returns do not include dividends from underlying companies of the Index and, therefore, do not reflect the full investment performance of the underlying securities.
Russell 2000® Index. Russell 2000® Index measures the performance of the small-cap segment of the U.S. equity universe. The Russell 2000® Index is a subset of the Russell 3000® Index representing approximately 10% of the total market capitalization of that index. It includes approximately 2,000 of the smallest securities based on a combination of their market cap and current Index membership. We use the price return Index. The Index returns do not include dividends from underlying companies of the Index and, therefore, do not reflect the full investment performance of the underlying securities.
MSCI EAFE Index. The MSCI EAFE Index is an equity index which captures large and mid-cap representation across 21 Developed Markets countries around the world, excluding the US and Canada. With 923 constituents, the index covers approximately 85% of the free float-adjusted market capitalization in each country. Developed Markets countries in the MSCI EAFE Index as of the date of this prospectus include: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the UK. We use the price return Index. The Index returns do not include dividends from underlying companies of the Index and, therefore, do not reflect the full investment performance of the underlying securities.

28 RiverSource Structured Solutions annuity — Prospectus

MSCI Emerging Markets Index. The MSCI Emerging Markets Index captures large and mid-cap representation across 26 Emerging Markets (EM) countries. With 1,194 constituents, the index covers approximately 85% of the free float-adjusted market capitalization in each country. EM countries as of the date of this prospectus include: Argentina, Brazil, Chile, China, Colombia, Czech Republic, Egypt, Greece, Hungary, India, Indonesia, Korea, Malaysia, Mexico, Pakistan, Peru, Philippines, Poland, Qatar, Russia, Saudi Arabia, South Africa, Taiwan, Thailand, Turkey and United Arab Emirates. We use the price return Index. The Index returns do not include dividends from underlying companies of the Index and, therefore, do not reflect the full investment performance of the underlying securities.
NASDAQ-100 Index. The Nasdaq-100 Index includes 100 of the largest domestic and international non-financial companies listed on The Nasdaq Stock Market based on market capitalization. The Index reflects companies across major industry groups including computer hardware and software, telecommunications, retail/wholesale trade and biotechnology. It does not contain securities of financial companies including investment companies. We use the price return Index. The Index returns do not include dividends from underlying companies of the Index and, therefore, do not reflect the full investment performance of the underlying securities.
iShares® U.S. Real Estate ETF. The iShares U.S. Real Estate ETF seeks to track the investment results of an index composed of U.S. equities in the real estate sector. It uses a representative sampling indexing strategy (a strategy that involves investing in a representative sample of securities that collectively has an investment profile similar to that of an applicable underlying index) to manage the Fund. The securities selected are expected to have, in the aggregate, investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability and yield) and liquidity measures similar to those of an applicable underlying index. The Fund may or may not hold all of the securities in the underlying Index. Segment returns on iShares U.S. Real Estate ETF Segments do not include dividends or other distributions declared by the Fund and, therefore, the full investment performance of the ETF and the underlying securities is not reflected.
Valuing Your Investments
The Contract Value at any time is the sum of:
•
the value in the Fixed Account; and
•
the value in the Interim Account; and
•
the value in the Indexed Account(s).
Fixed Account Value
When You allocate Contract Value to the Fixed Account, Your investment in the Fixed Account is represented by a Fixed Account Value.
The value in the Fixed Account at any time will be the total of:
•
the amount of the initial purchase payment allocated to the Fixed Account; plus
•
any amounts transferred to the Fixed Account; plus
•
interest credited; less
•
any amounts transferred from the Fixed Account; less
•
any amounts deducted from the Fixed Account for surrenders, including any applicable Surrender Charges.
Interim Account Value
The value in the Interim Account at any time will be the total of:
•
any additional purchase payments; plus
•
interest credited; plus
•
any amounts added to the Interim Account after a "covered life change" for a spouse who continues the Contract; plus
•
any amounts transferred automatically to the Interim Account for the automated transfer program; less
•
any amounts transferred from the Interim Account; less
•
any amounts deducted from the Interim Account for surrenders, including any applicable Surrender Charges.
Interest on the Fixed and Interim Accounts
We credit interest to the Fixed and Interim Accounts daily. Interest rates We quote are effective annual interest rates which is the rate that results after interest has been credited and compounded daily for a full year. The guaranteed minimum interest rate is 1% for contracts issued through Dec. 31, 2021. For contracts issued on or after Jan. 1, 2022, the guaranteed minimum interest rate will not be less than the rate required by state law.

RiverSource Structured Solutions annuity — Prospectus 29

Interest will begin to accrue on the date each purchase payment is applied to the Fixed and Interim Accounts and on the date any Contract Value is transferred to the Fixed Account or automatically transferred to the Interim Account for the automated transfer program.
Indexed Account(s) Value
The value in an Indexed Account will be the sum of the value in each Segment for that Indexed Account. A Segment is created each time an amount is allocated to an Indexed Account. Each Segment starts on the Contract Date or on a Contract Anniversary. There is not a minimum amount needed to start a Segment.
You may not request a transfer to an open Segment. Allocation to an Indexed Account will open a new Segment.
An Indexed Account may have multiple open Segments with different start dates and Segment Maturity Dates, if the duration of an Indexed Account is more than one year. For example, if an Indexed Account has a duration of two years and you allocate to that Indexed Account on two consecutive anniversaries, you will have two Segments for that Indexed Account open at the same time with different start dates and Segment Maturity Dates. However, multiple open Segments may have the same Segment Maturity Date if an elective lock is requested since the Segment Maturity Date will be the next Contract Anniversary and may be earlier than the original Segment Maturity Date.
Segment Value on the Segment start date On the Segment start date the Investment Base and the Segment Value are both equal to the amount allocated to the Segment.
Segment Value after the Segment start date and before the Segment Maturity Date. After the Segment start date and before the Segment Maturity Date, we will calculate the value of each Segment. The Segment Value is determined solely by us and will generally change daily. Full and partial surrenders, death benefits, the elective lock feature, and amounts applied to an Annuity Payment Plan will be based on our calculation for the Segment Value. The explanation below describes how we determine the Segment Value prior to any partial surrenders. See “Surrenders” for a description on how surrenders impact the Segment Value and Investment Base.
The Segment Value is designed to represent the value of a hypothetical portfolio of instruments that provides the Segment Value on the Segment Maturity Date, limited by a prorated Cap or prorated Contingent Yield, if applicable. We are not required to hold actual investments corresponding to this hypothetical portfolio.
The hypothetical portfolio of instruments is incorporated into the Segment Value through the use of the proxy value. The proxy value is a factor that represents the current value of the hypothetical portfolio on a per dollar basis. The proxy value increases or decreases daily depending on the value of the hypothetical portfolio. Your Investment Base, the proxy value for the hypothetical portfolio, and a prorated Cap or prorated Contingent Yield (if applicable) are used to determine your Segment Value as outlined below.
The proxy value is impacted by multiple economic factors including Index returns, implied volatility, dividend rates, interest rates, annual fees, and transaction costs. This means the Segment Value is not based solely on Index returns and therefore may be lower than the Investment Base, even if the corresponding Index has positive returns since the Segment start date. The Segment Value is negatively impacted the day after the Segment start date to reflect the transaction costs we may incur to purchase or sell the hypothetical portfolio. These transaction costs are included in the proxy value and will generally decrease over the duration of the Segment. Our proxy value may be higher or lower than the value obtained by using other methodologies.
For Segments with a declared Cap or Contingent Yield, the Segment Value is equal to the Investment Base multiplied by the lesser of A and B, where:
A = The proxy value is a factor that is equal to the sum of (1) plus (2) less (3) where:
(1) = the Hypothetical Value of Derivatives which replicates the applicable Cap or Contingent Yield and applicable Buffer, Floor or Trigger of the Segment;
(2) = the Hypothetical Value of Fixed Assets which replicates fixed income securities supporting the Segment; and
(3) = the Present Value of Annual Fees (applicable only for Segments with an Annual Fee) which is the discounted value of the total fee that will reduce the Segment return at maturity.
B is determined as follows:
For Segments with an Annual Lock with a Buffer Crediting Method, B = (i) multiplied by (ii), where (i) = one plus the Cap prorated for the number of Days since the last Contract Anniversary and (ii) = one plus the cumulative annual lock return.
For other Segments with a declared Cap, B= one plus the Cap prorated for the number of Days since the Segment start date.
For Segments with a declared Contingent Yield, B = one plus the Contingent Yield prorated for the number of Days since the Segment start date.

30 RiverSource Structured Solutions annuity — Prospectus

For Segments with no declared Cap and no declared Contingent Yield, the Segment Value is equal to the Investment Base multiplied by A (as defined above).
For information on how We determine the proxy value, including how We determine the Hypothetical Value of Derivatives, Hypothetical Value of Fixed Assets and Present Value of Annual Fees, see Appendix B.
For examples of the Segment Value calculation, see Appendix C. For examples of how the Investment Base is impacted by a partial surrender, see Appendix D.
Segment Value on the Segment Maturity Date. The value in each Segment on the Segment Maturity Date equals the Investment Base multiplied by one plus the Segment rate of return, unless You previously requested an elective lock for that Segment.
Segments only mature on Contract Anniversaries. Unless an elective lock was applied, the Segment maturity will be a certain number of years from the Segment start date, where the number of years is the duration of the Indexed Account. If the Segment Maturity Date is a weekend, holiday, or other non-Business Day, maturity processing will be delayed until the next Business Day; however, the Segment Maturity Date will not change.
Unless the Segment has the Annual Lock with a Buffer crediting method, the Segment rate of return is based on a single point in time.
Crediting Methods
Each Indexed Account will have a Crediting Method that is used to calculate the Segment rate of return on the Segment Maturity Date. The Crediting Methods We offer may include the following elements:
•
Upside Participation Rate;
•
Cap;
•
Contingent Yield;
•
Either Buffer, Floor or Trigger; and
•
Annual fee.
Additional information about each of these elements is provided below. The initial Caps, Upside Participation Rates and Annual Fees applicable to You are shown in Your Contract.
Upside Participation Rate. The Upside Participation Rate is a specified percentage applied to the Index performance that We use to calculate the Segment rate of return. It applies only to positive Index performance. The Upside Participation Rate will be 100% or greater. The Upside Participation Rates applicable to You are shown in Your Contract.
Cap. The Cap is the maximum rate of return for a Segment. It may limit the amount of any positive rate of return. For Segments with a duration longer than one year, the Cap is for the duration of the Segment. The Cap would be lower if it was measured on an annual basis. The Cap for our currently offered Indexed Accounts will never be less than the minimum Cap. Certain Segments may have no declared Cap so there is not a limit on the rate of return for those Segments. The Caps applicable to You at Contract issue are shown in Your Contract.
Contingent Yield. A declared rate of return for certain Segments. You will earn a predetermined rate of rate if the Index rate of return is positive or is a loss that does not exceed the Buffer or Trigger percentage. For example, if a Segment has a Contingent Yield of 5% and a Buffer of -10%, you will earn 5% if the index rate of return is positive or between zero and -10% (i.e. You will earn the 5% Contingent Yield as long as the Index rate of return does not have a loss that exceeds -10%). The Contingent Yields applicable to You at Contract issue are shown in Your Contract. For available Contingent Yield Indexed Accounts, see table in the “Investment Options – Indexed Accounts”.
Some Segments with a Contingent Yield reference two Indexes (i.e. S&P 500 and Russell 2000). For these Segments, We will calculate the Index rate of return for each Index and use the lesser of those Index returns to determine the rate of return for the Segment. For example, if the S&P rate of return is -5% and the Russell 2000 rate of return is -7%, then -7% will be used to determine the rate of return for the Segment. You may find these options beneficial to You since, the Contingent Yield will be generally higher for Segments that reference two Indexes compared to the Contingent Yield for an equivalent Segment that references one Index. However, there is also a higher likelihood that the Segment with a Contingent Yield that references two Indexes will have a loss that exceeds the Buffer or Trigger since the Segment uses the lowest Index rate of return for two Indexes.
Buffer. A protection option for certain Crediting Methods. The Buffer percentage is the maximum percentage decrease in the Index before You will incur a loss for that Segment. If the Index rate of return is a loss that exceeds the Buffer percentage, the Index rate of return will be reduced by the Buffer percentage. If the Index rate of return is between zero and the Buffer percentage, the Segment rate of return depends on the Indexed Account that was elected and will be either the Contingent Yield (for Segments with a Contingent Yield) or zero (for all other Segments). The Buffer percentage for each applicable Indexed Account will not change for the duration of Your Contract.

RiverSource Structured Solutions annuity — Prospectus 31

Trigger. A protection option for certain Crediting Methods with a Contingent Yield. The Trigger percentage is the maximum percentage decrease in the Index before You will incur a loss for that Segment. If the Index rate of return is a loss that exceeds the Trigger percentage, this option provides no protection, and the Segment will incur the full loss (unlike the Buffer protection that would reduce the loss). If the Index Rate of Return is between zero and the Trigger percentage, the Segment rate of return will be equal to the Contingent Yield (i.e. the Segment will have a positive return even though the Index has a loss). For example, if a Segment has a Contingent Yield of 5% and a Trigger of -25%, You will earn 5% if the Index rate of return is positive or between zero and -25%. If the Index rate of return is -30%, You will have a loss of -30%. The Trigger percentage for each applicable Indexed Account will not change for the duration of Your Contract.
Floor. A protection option for certain Crediting methods. The Floor is a protection option that places a limit or floor on the negative Index rate of return (if any) for certain Crediting Methods. You are subject to any loss up to the Floor and protected from any loss larger than the Floor. The Floor percentage for each applicable Indexed Account will not change for the duration of Your Contract.
Annual Fee. The Annual Fee is a declared fee applicable for each year of a Segment for certain Crediting Methods. The Annual Fee for our currently offered Indexed Accounts will never be greater than the maximum Annual Fee. The Annual Fees applicable to You are shown in Your Contract.
The Crediting Method of an Indexed Account determines the rate of return for the Segment as described below. At certain times, We may not offer Indexed Accounts that use all Crediting Methods. On a Contract Anniversary, any Contract Value in the Fixed Account, Interim Account, or a Segment that is maturing (excluding any amounts transferred to the interim account for the automated transfer program) can be allocated to the Fixed Account or any available Indexed Accounts with their applicable Crediting Methods. We will notify You of the available Indexed Accounts and applicable Crediting Methods.
Point-to-Point with a Floor
The Index rate of return is calculated as follows:
(A/B) – 1 where:
A = the Index Value on the Segment Maturity Date
B = the Index Value on the Segment start date
If the Index rate of return is positive or zero, the rate of return for the Segment will be the lesser of the following:
•
the Cap (if applicable) for the Segment; or
•
the Index rate of return multiplied by the Upside Participation Rate for the Segment.
If the Index rate of return is negative, the rate of return for the Segment will be the greater of the following:
•
the Floor for the Segment; or
•
the Index rate of return.
EXAMPLE:
This hypothetical example assumes:
•
Floor = - 10%
•
Cap = 8%
•
Upside Participation rate = 100%
•
Index Value on the Segment start date = 1000
•
Investment Base = $100,000
Scenario	Index Value on Segment Maturity Date	Index Rate of Return	Segment Rate of Return	Segment Value on Segment Maturity Date
1	1200	(1200/1000) - 1 = 20.00%	8.00%	$108,000
2	1035	(1035/1000) - 1 = 3.50%	3.50%	$103,500
3	950	(950/1000) - 1 = -5.00%	-5.00%	$95,000
4	850	(850/1000) - 1 = -15.00%	-10.00%	$90,000
Scenario 1: the Cap limits the positive Segment rate of return.
Scenario 2: the positive Index rate of return is below the Cap so there is no limit on the Segment rate of return.
Scenario 3: the negative Index rate of return is less than the Floor so the Segment rate of return is not limited.

32 RiverSource Structured Solutions annuity — Prospectus

Scenario 4: the Floor limits the negative Segment rate of return.
Point-to-Point with a Buffer and a Cap
The Index rate of return is calculated as follows:
(A/B) – 1 where:
A = the Index Value on the Segment Maturity Date
B = the Index Value on the Segment start date
If the Index rate of return is positive or zero, the rate of return for the Segment will be the lesser of the following:
•
the Cap (if applicable) for the Segment; or
•
the Index rate of return multiplied by the Upside Participation Rate for the Segment.
If the Index rate of return is negative and between zero and the Buffer, the rate of return for the Segment will equal zero.
If the Index rate of return is negative and is more negative than the Buffer, the rate of return for the Segment will equal the Index rate of return plus the absolute value of the Buffer.
EXAMPLE:
This hypothetical example assumes:
•
Buffer = - 10%
•
Cap = 8%
•
Upside Participation rate = 200%
•
Index Value on the Segment Start Date = 1000
•
Investment Base = $100,000
Scenario	Index Value on Segment Maturity Date	Index Rate of Return	Segment Rate of Return	Segment Value on Segment Maturity Date
1	1200	(1200/1000) - 1 = 20.00%	8.00%	$108,000
2	1030	(1030/1000) - 1 = 3.00%	6.00%	$106,000
3	950	(950/1000) - 1 = -5.00%	0.00%	$100,000
4	850	(850/1000) - 1 = -15.00%	-5.00%	$95,000
Scenario 1: the Cap limits the positive Segment rate of return after the 200% upside participation rate is applied.
Scenario 2: the Segment rate of return is 200% of the positive Index rate of return.
Scenario 3: the Buffer eliminates the negative Index rate of return.
Scenario 4: the Buffer limits the negative Segment rate of return.
Point-to-Point with an Annual Fee and Buffer
The Index rate of return is calculated as follows:
(A/B) – 1 where:
A = the Index Value on the Segment Maturity Date
B = the Index Value on the Segment start date
The "total fee" equals the Annual Fee multiplied by the number of years in the Segment.
If the Index rate of return is positive or zero, the rate of return for the Segment will be the lesser of the following:
•
the Cap for the Segment minus the "total fee"; or
•
the Index Rate of Return multiplied by the Upside Participation Rate for the Segment minus the "total fee".
If the Segment does not have a Cap, number 1 above does not apply.
If the Index rate of return is negative and between zero and the Buffer, the rate of return for the Segment will equal zero minus the "total fee".
If the Index rate of return is negative and is more negative than the Buffer, the rate of return for the Segment will equal the Index rate of return, plus the absolute value of the Buffer, minus the "total fee".
The Upside Participation Rate for this Crediting Method is 100% and will not change.

RiverSource Structured Solutions annuity — Prospectus 33

EXAMPLE:
This hypothetical example assumes:
•
Duration = 3 years
•
Buffer = -15%
•
Cap = No Cap
•
Annual fee = 0.80%
•
Index Value on the Segment start date = 1000
•
Investment Base = $100,000
Scenario	Index Value on Segment Maturity Date	Index Rate of Return	Segment Rate of Return	Segment Value on Segment Maturity Date
1	1200	(1200/1000) - 1 = 20.00%	17.60%	$117,600
2	1020	(1020/1000) - 1 = 2.00%	-0.40%	$99,600
3	950	(950/1000) - 1 = -5.00%	-2.40%	$97,600
4	800	(800/1000) - 1 = -20.00%	-7.40%	$92,600
Scenario 1 and 2: the positive Index rate of return is reduced by the total fee of 2.40% (i.e. annual fee of 0.80% for three years)
Scenario 3: the Buffer eliminates the negative Index rate of return and then the total fee is deducted.
Scenario 4: the Buffer limits the negative Segment rate of return to -5.00% and then the total fee is deducted.
Annual Lock with a Buffer
On each Contract Anniversary during the Segment and on the Segment Maturity Date, the Index rate of return is calculated as follows:
(A/B) – 1 where:
A = the Index Value on that Contract Anniversary
B = the Index Value on the prior Contract Anniversary (use the Index Value on the Contract Date for the first Contract Year)
If the Index rate of return is positive or zero, the annual lock return for the year will be the lesser of the following:
•
the Cap (if applicable) for the Segment; or
•
the Index rate of return.
If the Index rate of return is negative and between zero and the Buffer, the annual lock return for the year is zero.
If the Index rate of return is negative and is more negative than the Buffer, the annual lock return for the year will equal the Index rate of return plus the absolute value of the Buffer.
The rate of return for the Segment is a cumulative rate based on the annual lock return for each year of the Segment.
The Upside Participation Rate for this Crediting Method is 100% and will not change.
EXAMPLE:
This hypothetical example assumes:
•
Duration = 6 years
•
Buffer = -10%
•
Cap = 11%
•
Index Value on the Segment start date = 1000
•
Investment Base = $100,000

34 RiverSource Structured Solutions annuity — Prospectus

Year	Index Value on Prior Anniversary	Index Value on Current Anniversary	Index Rate of Return	Annual Lock Return	Annual Lock Value
1	1000.00	1200.00	(1200.00/1000.00) - 1 = 20.00%	11.00%	$111,000.00
2	1200.00	1260.00	(1260.00/1200.00) -1 = 5.00%	5.00%	$116,550.00
3	1260.00	1197.00	(1197.00/1260.00) - 1 = -5.00%	0.00%	$116,550.00
4	1197.00	957.60	(957.60/1197.00) - 1 = -20.00%	-10.00%	$104,895.00
5	957.60	1072.51	(1072.51/957.60) - 1 = 12.00%	11.00%	$116,433.45
6	1072.51	1147.59	(1147.59/1072.51) - 1 = 7.00%	7.00%	$124,583.79
Year 1: the Cap limits the positive Annual Lock return
Year 2: the positive Index rate of return is below the Cap so there is no limit on the Annual Lock return
Year 3: the Buffer eliminates the negative Index rate of return
Year 4: the Buffer limits the negative Annual Lock return
Year 5: the Cap limits the positive Annual Lock return
Year 6: the positive Index rate of return is below the Cap so there is no limit on the Annual Lock return
Segment Rate of Return = (1 + 11.00%) x (1 + 5.00%) x (1 + 0.00%) x (1 + -10.00%) x (1 + 11.00%) x (1 + 7.00%) - 1 = 24.58%
Segment Value on Segment Maturity Date = Investment Base x (1+ Segment Rate of Return) = $124,583.79
The Annual Lock return is calculated on each Contract Anniversary during the Segment, subject to the Cap or Buffer. The Annual Lock value is calculated on each Contract Anniversary based on the Annual Lock returns to date.  This value may be different than the Contract Value for the Segment and is not available for surrender.
Point-to-Point with a Contingent Yield and Buffer
The Index rate of return is calculated as follows:
(A/B) – 1 where:
A = the Index Value on the Segment Maturity Date
B = the Index Value on the Segment start date
If the Index rate of return is more negative than the Buffer, the rate of return for the Segment will equal the Index rate of return plus the absolute value of the Buffer; otherwise, the rate of return for the Segment will equal the Contingent Yield for the Segment.
EXAMPLE:
This hypothetical example assumes:
•
Buffer = -10%
•
Contingent Yield = 5%
•
Index Value on the Segment start date = 1000
•
Investment Base = $100,000
Scenario	Index Value on Segment Maturity Date	Index Rate of Return	Segment Rate of Return	Segment Value on Segment Maturity Date
1	1200	(1200/1000) - 1 = 20.00%	5.00%	$105,000
2	1030	(1030/1000) - 1 = 3.00%	5.00%	$105,000
3	950	(950/1000) - 1 = -5.00%	5.00%	$105,000
4	850	(850/1000) - 1 = -15.00%	-5.00%	$95,000
Scenarios 1 and 2: the Segment rate of return is equal to the Contingent Yield if the Index rate of return is positive.
Scenario 3: the Segment rate of return is equal to the Contingent Yield if the Index rate of return is negative but the loss does not exceed the Buffer.
Scenario 4: the Buffer limits the negative Segment rate of return.

RiverSource Structured Solutions annuity — Prospectus 35

EXAMPLE:
This hypothetical example assumes the Segment references two Indexes:
Buffer = -10%
Contingent Yield = 6%
Index #1 Value on the Segment start date = 1000
Index #2 Value on the Segment start date = 2000
Investment Base = $100,000
Scenario	Index #1 Value on Segment Maturity Date	Index #1 Rate of Return	Index #2 Value on Segment Maturity Date	Index #2 Rate of Return	Segment Rate of Return	Segment Value on Segment Maturity Date
1	1200	(1200/1000) - 1 = 20.00%	2200	(2200/2000) - 1 = 10.00%	6.00%	$106,000
2	1030	(1030/1000) - 1 = 3.00%	2030	(2030/1000) - 1 = 1.50%	6.00%	$106,000
3	950	(950/1000) - 1 = -5.00%	1950	(1950/2000) - 1 = -2.50%	6.00%	$106,000
4	850	(850/1000) - 1 = -15.00%	2050	(2050/2000) - 1 = 2.50%	-5.00%	$95,000
Scenarios 1 and 2: Index #2 return is the lowest so the Index rate of return is based on the second Index; the Segment rate of return is equal to the Contingent Yield if the Index rate of return is positive.
Scenario 3: Index #1 return is the lowest so the Index rate of return is based on the first Index; the Segment rate of return is equal to the Contingent Yield if the Index rate of return is negative but the loss does not exceed the Buffer.
Scenario 4: Index #1 return is the lowest so the Index rate of return is based on the first Index; the Buffer limits the negative Segment rate of return.
Point-to-Point with a Contingent Yield and Trigger
The Index rate of return is calculated as follows:
(A/B) – 1 where:
A = the Index Value on the Segment Maturity Date
B = the Index Value on the Segment start date
If the Index rate of return is more negative than the Trigger, the rate of return for the Segment will equal the Index rate of return; otherwise, the rate of return for the Segment will equal the Contingent Yield for the Segment.
EXAMPLE:
This hypothetical example assumes:
•
Trigger = -25%
•
Contingent Yield = 6%
•
Index Value on the Segment start date = 1000
•
Investment Base = $100,000
Scenario	Index Value on Segment Maturity Date	Index Rate of Return	Segment Rate of Return	Segment Value on Segment Maturity Date
1	1200	(1200/1000) - 1 = 20.00%	6.00%	$106,000
2	1030	(1030/1000) - 1 = 3.00%	6.00%	$106,000
3	950	(950/1000) - 1 = -5.00%	6.00%	$106,000
4	700	(700/1000) - 1 = -30.00%	-30.00%	$70,000
Scenarios 1 and 2: the Segment rate of return is equal to the Contingent Yield if the Index rate of return is positive
Scenario 3: the Segment rate of return is equal to the Contingent Yield if the Index rate of return is negative but the loss does not exceed the Trigger.
Scenario 4: the Trigger provides no protection if the Index rate of return is negative and the loss exceeds the Trigger.

36 RiverSource Structured Solutions annuity — Prospectus

Renewal Interest Rates, Caps, Contingent Yields Upside, Participation Rates and Annual Fees
On each Contract Anniversary We declare renewal:
•
interest rates for the Fixed and Interim Accounts; and
•
Caps, Contingent Yields, Upside Participation Rates and Annual Fees for each Indexed Account if applicable.
Caps, Contingent Yields, Upside Participation Rates and Annual Fees for each Segment are guaranteed until the Segment Maturity Date.
The renewal interest rates, Caps, Contingent Yields, Upside Participation Rates and Annual Fees are determined by Us and at Our discretion. They may be based on various factors including, but not limited to, the interest rate environment, returns earned on investments backing these annuities, product design, competition, Our revenues and expenses, cost of hedging, and the interest rates, Caps, Contingent Yields, Upside Participation Rates and Annual Fees currently in effect for new and existing annuity contracts issued by Us. To help You determine Your allocations on Your Contract anniversary, We will send You written notification with renewal interest rates, Caps, Contingent Yields, Upside Participation Rates and Annual Fees at least 14 days before each Contract Anniversary.
The interest rates for the Fixed and Interim Accounts will not be less than the Guaranteed Minimum Interest Rate. Caps, Contingent Yields, and Upside Participation Rates will not be less than the Minimum Caps, Minimum Contingent Yields, and Minimum Upside Participation Rates, respectively, and Annual Fees will not exceed the Maximum Annual Fees.
Transfers
You may request a transfer once each Contract Year during the 30-day Transfer Window that ends on the Contract Anniversary. You may transfer any Contract Value in the Fixed Account, Interim Account, and any Segments that mature on the next Contract Anniversary (excluding any amounts in the Interim Account for the automated transfer program) to the Fixed Account and any available Indexed Accounts. You may not request a transfer to the Interim Account. You may not request a transfer from any Segments that will not mature on the next Contract Anniversary. We reserve the right to limit the percentage of Contract Value in the Fixed Account and to prohibit or limit transfers to the Fixed Account at any time in Our sole discretion on a non-discriminatory basis with notification. Currently, there are no limitations or prohibitions in place.
Transfers requested during the Transfer Window will be effective as of the next Contract Anniversary. If the last day of the Transfer Window is not a Business Day, the transfer instructions must be completed by the close of the NYSE (4:00 pm Eastern time unless the NYSE closes earlier) on the prior Business Day. You may request a transfer by Written Request or other method agreed to by Us.
We reserve the right to prohibit or limit any transfers to an Indexed Account that would have a Segment Maturity Date after the Annuitization Start Date.
We also reserve the right to limit in Our sole discretion how the Contract Value can be allocated among the Fixed and available Indexed Accounts, such as requiring a minimum amount in each Segment or limiting the number of open Segments. Currently, there are no limitations in place.
On the Contract Anniversary
1.
If You are enrolled in the Automated Transfer Program, We will transfer up to the annual total of the automated partial surrenders or any positive Contingent Yield earnings (depending on the option You elect) to the Interim Account (see "Surrenders - Automated Transfer Program"). Any transfer instructions or automatic rebalancing will apply to any remaining Contract Value in the Interim Account, Fixed Account, and any Segments that mature on the next Contract Anniversary;
2.
The Contract Value (excluding any amounts in the Interim Account for the automated transfer program) will be transferred according to instructions received during the Transfer Window as described above.
3.
If no transfer instructions are received and You have elected automatic rebalancing, We will make automatic transfers using Your current election instructions and according to any procedures that are currently in effect. You may change Your election instructions at any time.
4.
If 2 and 3 do not apply the following will automatically occur:
•
if automated partial surrenders have been canceled, any Contract Value in the Interim Account will be transferred to the Fixed Account;
•
any Contract Value in the Interim Account that exceeds the annual total of any fixed dollar automated partial surrenders will be transferred to the Fixed Account; and

RiverSource Structured Solutions annuity — Prospectus 37

•
any Contract Value in a Segment that is maturing (excluding any amounts transferred for the automated transfer program) will renew into a new Segment for the same Indexed Account. If the Indexed Account is no longer available, the Contract Value in that Segment will need to be transferred to a different Indexed Account or the Fixed Account. If no instructions are received, the Segment Value will be transferred to the Fixed Account on the Contract Anniversary. We will send You written notification showing the available Indexed Accounts at least 14 days before the Contract Anniversary if You have Contract Value that can be transferred on that Contract Anniversary.
Automatic Rebalancing
If You are only invested in the Fixed Account and/or 1-Year Indexed Accounts, You have the option to elect to have automatic rebalancing for Your Contract. You can elect this option any time by sending Us a Written Request or by other method agreed to by Us. If automatic rebalancing is elected, on each Contract Anniversary We will reallocate Your Contract Value between all Fixed and 1-Year Indexed Accounts according to Your current election instructions for the Contract. Balances in the Interim Account (excluding any amounts in the Interim Account for the automated transfer program) will be reallocated to the Fixed and Indexed Accounts according to Your current election instructions; however, no balances will be moved into the Interim Account since the Interim Account cannot be part of Your current election instructions.
If You request a transfer between accounts, automatic rebalancing will be cancelled and will not occur on the Contract Anniversary. You can re-enroll in automatic rebalancing after the Contract Anniversary.
If a Contract currently has multi-year Segments open, You must wait for them all to mature, transfer all the money out of the multi-year accounts, and then You can request to turn on automatic rebalancing to be effective on the following Contract Anniversary.
Automatic rebalancing will turn off upon any ownership change, including spousal continuation and inherited IRA set up after death. The new owner would need to request the feature to be turned on and provide updated election instructions at that time.
We reserve the right to cancel automatic rebalancing at any time, for any reason.
You may discontinue automatic rebalancing at any time by sending Us a Written Request or by other method agreed to by Us.
Elective Lock Description
At any time during a Segment, You may contact Us or Your financial advisor to request an elective lock of the Segment Value as of the Business Day We receive Your request. Each Segment can have an elective lock and You can elect to lock different Segments on different days.
After the elective lock, the Segment Value will not change for the remainder of the Segment, unless a surrender is taken from the Segment. The Segment will mature on the next Contract Anniversary date even if the original Segment Maturity Date was a later Contract Anniversary. For example, if a 3-year Segment started on the Contract Date and has an elective lock applied during the second contract year, the Segment Maturity Date will change to the second Contract Anniversary. No Segment rate of return is calculated and applied on the Segment Maturity Date as described in the “Segment Value on the Segment Maturity Date” provision above.
Surrenders
You may surrender all or part of Your Contract Value at any time before the Annuitization Start Date by sending Us a Written Request or by other method agreed to by Us. Federal and state income taxes may apply to distributions from the Contract and a 10% penalty tax may apply if the distribution occurs before Your age 59½. See “Taxes.”
Partial surrenders and full surrenders may be subject to Surrender Charges. Certain surrenders are not subject to Surrender Charges. See “Surrender Charge” below.
Your surrender will normally be paid to You within seven Days of the receipt of Your Written Request and the return of this Contract, if required. Following any required regulatory approval, We have the right to defer payment for up to six months from the date We receive Your request. In such circumstance, the delay will be made in accordance with the requirements of the state in which the Contract is issued for delivery.
For a partial surrender, unless You request otherwise, the surrender will be deducted from the Interim Account first. If needed, any remaining amount will be deducted from the Fixed Account and then pro-rata from all Indexed Accounts. You may specify the partial surrender is to be deducted from the Fixed and/or a specific Indexed Account(s). If an Indexed Account has multiple open Segments, the specified surrender will be deducted pro-rata from all open Segments for that Indexed Account. If You die following a surrender request, payment will be made to Your estate. Any amount surrendered is irrevocable. Upon surrender for the Surrender Value, this Contract will terminate.

38 RiverSource Structured Solutions annuity — Prospectus

The full Surrender Value at any time will be the Contract Value immediately prior to the surrender less any Surrender Charge.
For a partial surrender, the amount paid to You will equal the amount withdrawn from the Contract Value, less any Surrender Charge. Any amount withdrawn from a Segment before the Maturity Date will use the Segment Value calculation (based on the Investment Base, proxy value and a prorated Cap or prorated Contingent Yield, if applicable) to determine the value. Please keep in mind that the Interim Account and Fixed Account are not impacted by this calculation or exposed to market volatility. You should discuss with Your financial and/or tax adviser before requesting a partial surrender and which accounts it should come from.
Any partial surrender You take under the Contract will reduce Your Contract Value. As a result, the value of Your Return of Purchase Payment death benefit will also be proportionately reduced. See “Death Benefit” for more information.
In addition, surrenders You are required to take to satisfy the RMDs under the Code may reduce the value of Your death benefit (see “Taxes — Qualified Annuities — Required Minimum Distributions”).
If You take a partial surrender from a Segment, the Segment Value is reduced by the dollar amount of the partial surrender, including any applicable Surrender Charges and any applicable taxes. The Investment Base for each Segment will be reduced proportionally based on the percentage of Segment Value that is withdrawn. This means that if the Segment Value is higher than the Investment Base at the time of a partial surrender, then the Investment Base is reduced by an amount that is less than the dollar amount withdrawn. Conversely, if the Segment Value is lower than the Investment Base at the time of a partial surrender, then the Investment Base is reduced by an amount that is more than the dollar amount withdrawn. Whether the Segment Value will be higher or lower than the Investment Base is generally dependent upon the performance of the Index in addition to other factors. See “Valuing Your Investment - Indexed Account(s) Value” for more information.
This mechanism allows the new Segment Value to reflect the current proxy value at all times during a Segment before the Segment Maturity Date.  As an analogy, when a shareholder of a security sells shares of the security to obtain a given dollar amount of proceeds, the number of shares still owned by the shareholder following the sale will be more or less depending on how low or high the share price was at the time of sale, A reduction in the Investment Base negatively impacts the Segment Value for the remainder of the Segment and will result in a lower Segment Value on the Maturity Date.
For each Segment that is reduced by a partial surrender, the Investment Base for that Segment will be reduced proportionately by:
a × b	where:
c

a	=	the amount of the partial surrender deducted from the Segment
b	=	the Investment Base for the Segment on the date of (but prior to) the surrender
c	=	the value in the Segment on the date of (but prior to) the surrender
See Appendix D for examples.
Automated Transfer Program
(known as “Automated Partial Surrender Transfer Program” in Your Contract)
If you participate in the automated transfer program (the “Program”) and you are taking partial surrenders on a periodic basis as described below, You agree to transfer those amounts, if any, to the Interim Account.
There are two ways you can participate in this Program.
Option 1: Transfer Fixed Amount to the Interim Account. If you have set up automated partial surrenders for a fixed dollar amount, and You elect this Program, on each Contract Anniversary we will automatically transfer the annual total of your automated partial surrenders (or the amount available to transfer, if less) to the Interim Account. The amount transferred to the Interim Account will not include the impact of any surrender charges. Transfers will be taken from the Fixed Account first and then proportionately from any Segments that matured on that Contract Anniversary, up to the total amount available in those accounts. We will not transfer from any Segments that are not maturing on that Contract Anniversary. For example, if you have elected an automated partial surrender of $100 per month, on each Contract Anniversary We will automatically transfer $1,200 from the Fixed Account to the Interim Account. If the value in the Fixed Account is insufficient to complete this transfer, we will then transfer the remaining amount proportionately from the Segments that matured on that anniversary, to the extent possible.
Option 2: If you have money allocated to Contingent Yield Indexed Accounts and you have set up automated partial surrenders for any Contingent Yield earnings, then You will be enrolled in the Program. On each Contract Anniversary, we will automatically transfer any earnings that are greater than $0 from the Segments with a Contingent Yield to the Interim Account (subject to the Total Free Amount). For example, if the Contingent Yield earnings in two Segments are

RiverSource Structured Solutions annuity — Prospectus 39

$1,000 and $500, we will automatically transfer those amounts from each Segment and move $1,500 to the Interim Account on the Contract Anniversary. We will not transfer amounts from Segments with a negative return or Segments without a Contingent Yield.
For option 2 only, the Contingent Yield earnings transferred to the Interim Account cannot exceed the Total Free Amount. If the transfer is limited by the Total Free Amount, then the amount transferred will be proportional to the positive earnings, if any, in each Segment with a Contingent Yield. For example, if the Contingent Yield earnings in two Segments are $1,000 and $500 on the Contract Anniversary and the Total Free Amount is $1,200, then we will automatically transfer $800 and $400 respectively from the two Segments and move $1,200 to the Interim Account.
For both options, partial surrenders are deducted from the Interim Account first so You may find this Program beneficial if You wish to limit partial surrenders from Segment Values that are subject to daily fluctuations and to avoid the Segment Value calculation before the Segment Maturity Date.
You may cancel this Program at any time. If You cancel this Program or if you cancel automated partial surrenders, any Contract Value in the Interim Account will remain in that account until the next Contract Anniversary. We reserve the right to no longer offer this Program at any time.
Receiving Payment

1 By regular or express mail
•
payable to You;
•
mailed to address of record.
NOTE: We will charge You a fee if You request express mail delivery.

2 By wire or other form of electronic payment
•
request that payment be wired to your bank;
•
pre-authorization required.
We may choose to permit You to have checks issued and delivered to an alternate payee or to an address other than Your address of record. We may also choose to allow You to direct wires or other electronic payments to accounts owned by a third-party. We may have additional Good Order requirements that must be met prior to processing requests to make any payments to a party other than the Owner or to an address other than the address of record. These requirements will be designed to ensure Owner instructions are genuine and to prevent fraud.
We may postpone payment of the amount attributable to a purchase payment as part of the total surrender amount until cleared from the originating financial institution.
Suspension or Delay of Payments or Transfers
We may be required to suspend or delay the payment of death benefits, the calculation of Segment Values before and at maturity, surrenders and transfers when we cannot obtain an Index Value under the following circumstances:
(i) the NYSE is closed (other than customary weekend and holiday closings);
(ii) trading on the NYSE is restricted;
(iii) an emergency exists such that we cannot value Segments; or
(iv) during any other period when a regulator by order, so permits.
Surrender Charge
If You surrender all or part of Your Contract Value during the Surrender Charge period, We may deduct a Surrender Charge. At the time of application, You select either a 3-year or 6-year Surrender Charge period. The Surrender Charge percentages that apply to You are shown under Your Contract. Any amount withdrawn from a Segment before the Maturity Date will use the Segment Value calculation (based on the Investment Base, the proxy value and a prorated Cap or prorated Contingent Yield, if applicable) to determine the value.
If You are buying a new Contract as an inherited IRA, please consider carefully Your Surrender Charge selection. Surrender Charges for an inherited IRA are only waived for lifetime Required Minimum Distribution (RMD) amounts, not for a 5 year distribution.
You may surrender an amount during each Contract Year without a Surrender Charge. We call this amount the Total Free Amount.

40 RiverSource Structured Solutions annuity — Prospectus

The Total Free Amount calculation is described below and is recalculated on each Contract Anniversary during the Surrender Charge period. Any unused portion does not carry over to future Contract Years.
During the first Contract Year the Total Free Amount is the greater of:
•
Contract earnings, or
•
10% of all purchase payments applied prior to Your surrender request, less any amounts surrendered prior to Your surrender request that represent the Total Free Amount.
Contract earnings are defined as Contract Value, less purchase payments not previously surrendered, but not less than zero.
After the first Contract Year, the Total Free Amount is the greater of:
•
Contract earnings, or
•
10% of Your prior Contract Anniversary Contract Value, less any prior surrenders taken in the current Contract Year.
Amounts surrendered in excess of the Total Free Amount may be subject to a Surrender Charge as described below.
The Surrender Charge amount is determined by multiplying purchase payments surrendered subject to a Surrender Charge by the applicable Surrender Charge percentage.
The amount of purchase payments surrendered is calculated using a prorated formula based on the percentage of Contract Value being surrendered. As a result, the amount of purchase payments surrendered may be greater than the amount of Contract Value surrendered.
For the prorated formula and an example, see Appendix E.
Partial surrenders:
For a partial surrender, We will determine the amount of Contract Value that needs to be surrendered, which after any Surrender Charge, will equal the amount You request. At the time of the partial surrender, if the Contract has a loss (i.e. Contract Value is less than purchase payments not previously surrendered) the Surrender Charge will be greater and therefore the amount of Contract Value that needs to be surrendered will be greater than if the Contract has a gain.
For an example, see Appendix E.
Surrender Charge after Annuitization
If You elect an annuity payment plan and the plan We make available provides a liquidity feature permitting You to surrender any portion of the underlying value of remaining guaranteed payments, a Surrender Charge may apply.
A Surrender Charge will be assessed against the present value of any remaining guaranteed payments surrendered. The discount rate We use in determining present values varies based on: (1) the Contract Value originally applied to the annuitization; (2) the remaining years of guaranteed payments; (3) the annual effective interest rate and the periodic payment amount for new immediate annuities of the same duration as the remaining years of guaranteed payments; and (4) the interest spread (currently 1.50%). If We do not currently offer immediate annuities, we will use rates and values applicable to new annuitizations to determine the discount rate.
Once the discount rate is applied and We have determined the present value of the remaining guaranteed payments You are surrendering, the present value determined will be multiplied by the Surrender Charge percentage in the table below and deducted from the present value to determine the net present value You will receive.
Number of Completed Years Since Annuitization	Surrender Charge percentage
0	Not applicable*
1	5%
2	4
3	3
4	2
5	1
6 and thereafter	0
*We do not permit surrenders in the first year after annuitization.
Surrender Charges are intended to compensate Us for expenses incurred in connection with the promotion, sale, and distribution of the Contracts. We intend to use revenue generated from Surrender Charges for any legitimate corporate purpose.

RiverSource Structured Solutions annuity — Prospectus 41

Waiver of Surrender Charges
We do not assess Surrender Charges for:
•
surrenders that represent the Total Free Amount for that year; or
•
death benefit payments made in the event of Your death; or
•
after Your spouse has elected to continue the Contract; or
•
amounts applied to an Annuity Payment plan; or
•
for Tax Qualified Contracts other than Inherited IRAs, amounts surrendered to meet applicable required minimum distributions under the Code to the extent they exceed surrenders that represent Total Free Amounts (amounts surrendered under this waiver provision are limited to applicable required minimum distributions for this Contract only and to one time per Contract Year unless We agree otherwise). For Inherited IRAs, this waiver provision only applies to lifetime required minimum distributions (and not a 5-year distribution); or
•
surrenders made as a result of one of the “Contingent events” described below to the extent permitted by state law-exercise of the Waiver of Surrender Charges upon Hospital or Nursing Home Confinement provision described below.
Termination of the Contract will not affect any waiver of the Surrender Charge while the Contract was in force. Surrender proceeds will not be disbursed until We notify You of any denial of Your request for waiver of Surrender Charges and give You the opportunity to accept or reject surrender proceeds.
Contingent events
•
Surrenders You make if You are confined to a hospital or nursing home and have been for the prior 60 days or confinement began within 30 days following a prior 60-day confinement period. Such confinement must begin after the Contract Date. Your Contract will include this provision when You are under age 76 at Contract issue. You must provide us with a letter containing proof satisfactory to Us of the confinement as of the date You request the surrender. We must receive Your surrender request no later than 91 days after Your release from the hospital or nursing home. The amount surrendered must be paid directly to You.
•
Surrenders You make if You are diagnosed in the second or later Contract Years with a medical condition that with reasonable medical certainty will result in death within 12 months or less from the date of the diagnosis. You must provide Us with a licensed physician's statement containing the terminal illness diagnosis, the expected date of death and the date the terminal illness was initially diagnosed. The amount surrendered must be paid directly to You.
How to Request a Transfer or Surrender
You can request a transfer or surrender by Written Request or any other method agreed upon by Us.
Minimum amount
Surrenders:	$250*

Maximum amount
Surrenders:	Contract Value
*
The contract value after a partial surrender must be at least $500.
By automated partial surrenders
Your financial advisor can help You set up automated partial surrenders. You can start or stop this service by Written Request or other method acceptable to Us. You must allow 30 days for Us to change any instructions that are currently in place.
•
We currently offer two options:

42 RiverSource Structured Solutions annuity — Prospectus

1. Fixed Dollar Amount - You elect the dollar amount and the frequency (e.g. $100 per month). Any automated partial surrender that exceeds the amount in the Interim Account and the Fixed Account will be deducted pro-rata from all open Segments using the current Segment Value. You do not have an option to request from which account to surrender.
2. Contingent Yield Earnings - You can elect this option if any portion of Your contract value is currently allocated to any of the Contingent Yield Indexed Accounts. On each contract anniversary, any positive Contingent Yield earnings (up to the Total Free Amount) will be transferred to the Interim Account under the Automated transfer program (see ”Automated Transfer Program”). Each automated partial surrender amount will be equal to the remaining Interim Account value divided by the number of remaining automated partial surrenders for that contract year (based on the frequency you elect). If there are no positive Contingent Yield earnings or if the Interim Account value is zero, no automated partial surrenders will be processed for the remainder of that contract year.
•      Automated partial surrenders may result in income taxes and penalties on all or part of the amount surrendered.
Minimum amount: $50	(we may waive the minimum amount for certain automated partial surrender options)

Maximum amount: None
By telephone
Please work with Your financial advisor or call our corporate office at 1-800-862-7919 to request a surrender.
Minimum amount
Surrenders:	$250

Maximum amount
Surrenders:	$100,000
We answer telephone requests promptly, but You may experience delays when the call volume is unusually high.
We will honor any telephone transfer or surrender requests that We believe are authentic and We will use reasonable procedures to confirm that they are. This includes asking identifying questions and recording calls. As long as We follow the procedures, We (and Our affiliates) will not be liable for any loss resulting from fraudulent requests.
You may request that telephone transfers or surrenders not be authorized from Your account by writing to Us. Transfers requested during the Transfer Window will be effective as of the next Contract Anniversary.
Death Benefit
We will pay the death benefit to Your beneficiary upon Your death if You die before the Annuitization Start Date with the Contract Value greater than zero. If a Contract has more than one person as the Owner, We will pay benefits upon the first to die of any Owner.
If You are age 80 or younger on the date We issue the Contract or the date of the most recent covered life change, We will pay the beneficiary the greater of:
•
the Contract Value;
•
the Return of Purchase Payments (ROPP) Value.
If You are age 81 or older on the date We issue the Contract or the date of the most recent covered life change, We will pay the beneficiary the Contract Value.
If You take a partial surrender, the ROPP Value will be reduced proportionally based on the percentage of Contract Value that is withdrawn. This means that if the Contract Value is higher than the ROPP Value at the time of a partial surrender, then the ROPP Value is reduced by an amount that is less than the dollar amount withdrawn.  Conversely, if the Contract Value is lower than the ROPP Value at the time of a partial surrender, then the ROPP Value is reduced by an amount that is more than the dollar amount withdrawn.
Here are some terms that are used to describe the death benefit:
Covered Life Change: is either continuation of the Contract by a spouse under the spousal continuation provision, or an ownership change where any Owner after the ownership change was not an Owner prior to the change.
ROPP Value: the initial ROPP value is the total purchase payments on the Contract Date. Adjustments are made to the ROPP value in the following circumstances:
•
Additional purchase payments will be added to the ROPP value.

RiverSource Structured Solutions annuity — Prospectus 43

•
Partial surrenders will result in adjustments for partial surrenders (see below) subtracted from the ROPP value. Partial surrenders may reduce the ROPP value by more than the amount of the partial surrender.
•
After a covered life change for a spouse who continues the Contract, the ROPP value is reset to the Contract Value on the date of continuation after any increases to the Contract Value due to the death benefit that would otherwise have been paid.
•
After a covered life change other than for a spouse who continues the Contract: if the prior Owner was eligible for the ROPP, the ROPP value is reset on the Business Day We receive Your Written Request for the covered life change to the lesser of A or B where:
A = the Contract Value on that date, and
B = the ROPP value on that date (but prior to the reset).
If the prior Owner was not eligible for the ROPP (i.e. the prior Owner was age 81 or older), the ROPP value is set on the Business Day We receive Your Written Request for the "covered life change" as the Contract Value on that date.
Adjustments for Partial Surrenders: Adjustments for partial surrenders are calculated for each partial surrender using the following formula:
Adjusted partial surrenders	=	a × b
c

a	=	the amount Your Contract Value is reduced by the partial surrender.
b	=	the ROPP value on the date of (but prior to) the partial surrender.
c	=	the Contract Value on the date of (but prior to) the partial surrender.
Examples – ROPP death benefit:
Assumptions:
•
You purchase the contract with a payment of $100,000: and
•
During the second Contract Year You take a $5,000 (including Surrender Charge) partial surrender. Contract Value will be reduced by the dollar amount of the partial surrender.

#1 Down Market Example:
Contract Value (before the partial surrender):	$85,000.00
Purchase payments minus adjusted partial surrenders:
Total purchase payments:	$100,000.00
minus adjusted partial surrenders, calculated as:
$5,000 × $100,000 =	–5,882.35
$85,000
for a ROPP death benefit of:	$94,117.65
The Death Benefit is greater of Contract Value (after the partial surrender) and ROPP:	$94,117.65

#2 Up Market Example:
Contract Value (before the partial surrender):	$110,000.00
Purchase payments minus adjusted partial surrenders:
Total purchase payments:	$100,000.00
minus adjusted partial surrenders, calculated as:
$5,000 × $100,000 =	–4,545.45
$110,000
for a ROPP death benefit of:	$95,454.54
The Death Benefit is greater of Contract Value (after the partial surrender) and ROPP:	$105,000.00
If You Die Before the Annuitization Start Date
When paying the beneficiary, We will process the death claim on the Business Day Our death claim requirements are fulfilled. We will determine the Contract Value on that Business Day using the method described in “Valuing Your Investments.” We will pay interest, if any, at a rate no less than required by law. We will mail payment to the beneficiary within seven days after our death claim requirements are fulfilled.

44 RiverSource Structured Solutions annuity — Prospectus

When paying multiple beneficiaries, We will process the death claim of each beneficiary on the Business Day when the beneficiary fulfills all death claim requirements. We will determine the beneficiary’s share of the death benefit on that Business Day using the method described in “Valuing Your Investments.” The remaining Contract Value remains invested as was specified at time of death. We will pay interest, if any, at a rate no less than required by law. We will mail payment to a beneficiary within seven days after Our death claim requirements are fulfilled.
Nonqualified annuities
If Your spouse is sole beneficiary and You die before the Annuitization Start Date, Your spouse may keep the Contract as Owner with the Contract Value equal to the death benefit that would otherwise have been paid. To do this Your spouse must, on the date Our death claim requirements are fulfilled, give Us written instructions to continue the Contract as Owner.
If Your beneficiary is not Your spouse, or Your spouse does not elect spousal continuation, We will pay the beneficiary a single sum unless You give Us other written instructions. Generally, We must fully distribute the death benefit within five years of Your death. However, the beneficiary may receive payments under any annuity payment plan available under this Contract if:
•
the beneficiary elects in writing, and payments begin, no later than one year after Your death, or other date as permitted by the IRS; and
•
the payment period does not extend beyond the beneficiary’s life or life expectancy.
Qualified annuities
•
Spouse beneficiary: If You have not elected an annuity payment plan, and if Your spouse is the sole beneficiary, Your spouse may either elect to treat the Contract as his/her own, so long as he or she is eligible to do so, or elect an annuity payment plan or another plan agreed to by Us. If Your spouse elects a payment option, the payments must begin no later than the year in which You would have reached age 72. If You attained age 72 at the time of death, payments must begin no later than Dec. 31 of the year following the year of Your death.
Your spouse may elect to assume ownership of the Contract with the Contract Value equal to the death benefit that would otherwise have been paid. To do this Your spouse must, on the date our death claim requirements are fulfilled, give Us written instructions to continue the Contract as Owner.
If You purchased this Contract as an inherited IRA and Your spouse is the sole beneficiary, he or she can elect to continue this Contract as an inherited IRA. Your spouse must follow the schedule of minimum surrenders established based on Your life expectancy.
If You purchased this Contract as an inherited IRA and Your spouse is not the sole beneficiary, he or she can elect an alternative payment plan for his or her share of the death benefit. No additional purchase payments will be accepted. The death benefit payable on the death of the spouse beneficiary is the Contract Value.
•
Non-spouse beneficiary: If you have not elected an annuity payout plan, the beneficiary is required to withdraw his or her entire inherited interest within 10 years of the date of death of the owner unless they qualify as an “eligible designated beneficiary.” Eligible designated beneficiaries may continue to take proceeds out over their life expectancy. Eligible designated beneficiaries include:
•
the surviving spouse;
•
a lawful child of the owner under the age of majority (remaining amount must be withdrawn within 10 years, once the child reaches the age of majority);
•
disabled within the meaning of Code section 72(m)(7);
•
chronically ill within the meaning of Code section 7702B(c)(2);
•
any other person who is not more than 10 years younger than the owner.
However, non-natural beneficiaries, such as estates and charities, are subject to a five-year rule to distribute the IRA.
We will pay the beneficiary in a single sum unless the beneficiary elects to receive payouts under a payout plan available under this contract and:
•
the beneficiary elects in writing, and payouts begin, no later than one year following the year of your death; and
•
the payout period does not extend beyond the beneficiary’s life or life expectancy for an eligible designated beneficiary. (Payout plans are limited if the beneficiary is not an eligible designated beneficiary.)
•
Annuity payment plan: If You elect an annuity payment plan which guarantees payments to a beneficiary after death, the payments to Your beneficiary will continue pursuant to the annuity payment plan You elect, subject to adjustment to comply with the IRS rules and regulations.
Any amounts payable or applied by Us as described in this section will be paid upon Our receipt of due proof of death. This includes all documents needed to complete a beneficiary’s claim including:
1.
information sufficient to determine Our liability and the appropriate payee legally entitled to the proceeds; and

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2.
if proceeds depend on the action of parties other than Us, the date that legal impediments to payment are resolved and sufficient evidence is provided to Us.
If the beneficiary elects an annuity payment plan, such beneficiary shall be the Annuitant for purposes of a lifetime payment plan.
If You Die After the Annuitization Start Date
If You die after the Annuitization Start Date, the death benefit detailed earlier is no longer effective and the amount payable, if any, will depend on the annuity payment plan then in effect.
For more information and a description of the plans, see “Annuity Payment Plans” below.
Death of the Owner. If the Owner is the Annuitant and dies after the Annuitization Start Date, payments cease for lifetime only payment plans. Payments continue to the Owner’s beneficiaries for the remainder of any guaranteed period or for the lifetime of a surviving joint Annuitant, if any.
If the Owner is not the Annuitant and dies after the Annuitization Start Date, payments continue to the surviving Owner, if any, or the beneficiaries according to the payment plan in effect.
Death of the Annuitant or of a beneficiary receiving payments under an annuity payment plan: If the Owner is not the Annuitant and the Annuitant dies after the Annuitization Start Date, payments cease for lifetime payment plans. Payments continue to the Owner for the remainder of any guarantee period or for the lifetime of a surviving joint Annuitant, if any.
If a beneficiary elects an annuity payment plan as provided under the payment options provision above and dies after payments begin, payments continue to beneficiaries named by the deceased beneficiary as provided under the change of beneficiary provision for the remainder of any guarantee period.
In any event, amounts remaining payable must be paid at least as rapidly as payments were being made at the time of such death.
Abandoned Property Requirements
Every state has unclaimed property laws which generally declare annuity contracts to be abandoned after a period of inactivity of one to five years from either 1) the Contract’s Annuitization Start Date (the latest day on which income payments may begin under the Contract) or 2) the date the death benefit is due and payable. If a Contract reaches the Annuitization Start Date or We determine a death benefit is payable, We will use our best efforts to locate You or designated beneficiaries. If We are unable to locate You or a beneficiary, proceeds will be paid to the abandoned property division or unclaimed property office of the state in which the beneficiary or You last resided, as shown in Our books and records, or to Our state of domicile. Generally, this surrender of property to the state is commonly referred to as “escheatment”. To avoid escheatment and ensure an effective process for Your beneficiaries, it is important that Your personal address and beneficiary designations are up to date, including complete names, date of birth, current addresses and phone numbers, and taxpayer identification numbers for each beneficiary. Updates to Your address or beneficiary designations should be sent to Our Service Center.
Escheatment may also be required by law if a known beneficiary fails to demand or present an instrument or document to claim the death benefit in a timely manner, creating a presumption of abandonment. If Your beneficiary steps forward (with the proper documentation) to claim escheated annuity proceeds, the state is obligated to pay any such proceeds it is holding.
For nonqualified annuities, non-spousal death benefits are generally required to be distributed and taxed within five years from the date of death of the Owner (Annuitant for non-natural Owners) or the unclaimed death benefits will be presumed abandoned and subject to escheatment.
Annuity Payment Period
As Owner of the Contract, You have the right to decide how and to whom annuity payments will be made starting on the Annuitization Start Date. You may select one of the annuity payment plans outlined below, or We may mutually agree on other payment arrangements. We do not deduct Surrender Charges upon annuitization but Surrender Charges may be applied when electing to exercise liquidity features We may make available under certain annuity payment options.
Annuity Payments
Annuity Payments will start on the scheduled Annuitization Start Date. You can change this date as explained in the “Change of Annuitization Start Date” below. If You want to start Annuity Payments before the scheduled Annuitization Start Date, You can request Annuity Payments to start at any time with 30 Days notice.

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The amount applied to an Annuity Payment plan will be the Contract Value on Your Annuitization Start date (less any applicable premium tax). See “Premium Taxes” below. Additionally, We currently allow You to use part of the Contract Value to apply to Annuity payments, leaving any remaining Contract Value as currently allocated in any existing Segments and Fixed Account to accumulate on a tax-deferred basis. Special rules apply for partial annuitization of Your annuity Contract, see “Taxes – Nonqualified Annuities – Annuity payments” and “Taxes – Qualified Annuities – Annuity payments.”
Annuity Payments are fixed and do not participate in the performance of any external Indexes.
The first payment will be made as provided by the selected plan. Before the first payment is sent, We will require satisfactory proof of the Annuitant's (and any Joint Annuitant’s) age and that the Annuitant is alive. We may also require that You exchange this Contract for a supplemental Contract which provides the Annuity Payments.
Annuity payments begin on the Annuitization Start Date.
Change of Annuitization Start Date
The scheduled Annuitization Start Date is the later of:
•
the Contract Anniversary on or after Your 95th birthday, or
•
the 10th Contract Anniversary.
You may change this date to any Contract Anniversary date by Written Request or other method agreed to by Us. The new date cannot be later than the scheduled Annuitization Start Date, unless We agree otherwise.
Annuity Tables
The annuity table in Your Contract shows the amount of the monthly payment for each $1,000 of Contract Value according to the Annuitant’s age and, when applicable, the Annuitant’s gender. (Where required by law, We will use a unisex table of annuity payment rates.)
The table shows the minimum amount of each fixed payment. We declare current payment rates that We use in determining the actual amount of Your fixed annuity payment. The current payment rates will equal or exceed the guaranteed payment rates shown in the table. We will furnish these rates to You upon request.
Annuity Payment Plans
Annuity Payments must be made on a fixed dollar basis. You can schedule receipt of Annuity Payments according to one of the Plans A through D or another plan agreed to by Us. You may choose any one of these annuity payment plans by giving Us written instructions at least 30 days before the Annuitization Start Date:
•
Plan A: Life Income Non-Refund: We make monthly payments until the Annuitant's death. Payments end with the last payment before the Annuitant's death. We will not make any further payments. This means that if the Annuitant dies after We made only one monthly payment, We will not make any more payments.
•
Plan B: Life Income with Guaranteed Period: We make monthly payments for a guaranteed payment period of five, ten, or 15 years that You elect. This election will determine the length of the payment period in the event if the Annuitant dies before the elected period expires. We calculate the guaranteed payment period from the Annuitization Start Date. If the Annuitant outlives the elected guaranteed payment period, We will continue to make payments until the Annuitant's death.
•
Plan C: Life Income with Installment Refund: We make monthly payments until the Annuitant's death, with Our guarantee that payments will continue for some period of time. We will make payments for at least the number of months determined by dividing the amount applied under this option by the first monthly payment, whether or not the Annuitant is living.
•
Plan D: Joint and Survivor Life Income Non-Refund: We make monthly payments while both the Annuitant and a joint Annuitant are living. If either Annuitant dies, we will continue to make monthly payments at the full amount until the death of the surviving Annuitant. Payments end with the death of the second Annuitant.
For Plan A, if the Annuitant dies before the initial payment, no payments will be made and no death benefit is payable to the beneficiary. For Plan B, if the Annuitant dies before the initial payment, the payments will continue for the guaranteed payment period. For Plan C, if the Annuitant dies before the initial payment, the payments will continue for the installment refund period. For Plan D, if both Annuitants die before the initial payment, no payments will be made and no death benefit is payable to the beneficiary; however, if one Annuitant dies before the initial payment, the payments will continue until the death of the surviving Annuitant.
In addition to the annuity payment plans described above, We may offer additional payment plans. These plans may include cash refund features providing a guarantee of receiving at least a return of the annuitization amount (less any annuity payments made and any premium tax paid) in the event of the Annuitant’s death, term certain installment plans with varying durations, and liquidity features allowing access under certain circumstances to a surrender of the

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underlying value of remaining payments. Terms and conditions of annuity payment plans will be disclosed at the time of election, including any associated fees or charges. It is important to remember that the election and use of liquidity features may either reduce the amount of future payments You would otherwise receive or result in payments ceasing.
Utilizing a liquidity feature to surrender the underlying value of remaining payments may result in the assessment of a Surrender Charge (See “Charges — Surrender Charge”) or a 10% IRS penalty tax. (See “Taxes.”).
Annuity payment plan requirements for qualified annuities: If Your Contract is a qualified annuity, You have the responsibility for electing a payment plan under Your Contract that complies with applicable law. Your Contract describes Your payment plan options. The options will meet certain IRS regulations governing RMDs if the payment plan meets the incidental distribution benefit requirements, if any, and the payments are made:
•
in equal or substantially equal payments over a period not longer than Your life expectancy or over the joint life expectancy of You and Your designated beneficiary; or
•
over a period certain not longer than Your life expectancy or over the life expectancy of You and Your designated beneficiary.
You must select a payment plan as of the Annuitization Start Date set forth in Your Contract.
If We do not receive instructions: You must give Us written instructions for the annuity payments at least 30 days before the Annuitization Start Date. If You do not, We will make payments under Plan B, with 120 monthly payments guaranteed.
If monthly payments would be less than $20: We will calculate the amount of monthly payments at the time amounts are applied to a payment plan. If the calculations show that monthly payments would be less than $20, We have the right to pay the amount that would otherwise have been applied to a plan to the Owner in a lump sum or to change the frequency of the payment.
Death after annuity payments begin: If You die after annuity payments begin, We will pay any amount payable to the beneficiary as provided in the annuity payment plan in effect.
Premium Taxes
Certain state and local governments impose premium taxes on Us (up to 3.5%). These taxes depend upon Your state of residence or the state in which the Contract was issued. Currently, We deduct any applicable premium tax when annuity payments begin, but We reserve the right to deduct this tax at other times such as when You make purchase payments or when You make a full surrender from Your Contract.
Taxes
Under current law, Your Contract has a tax-deferral feature. Generally, this means You do not pay income tax until there is a taxable distribution (or deemed distribution) from the Contract. We will send a tax information reporting form for any year in which We made a taxable or reportable distribution according to Our records.
Nonqualified Annuities
Generally, only the increase in the value of a non-qualified annuity Contract over the investment in the Contract is taxable. Certain exceptions apply. Federal tax law requires that all nonqualified deferred annuity contracts issued by the same company (and possibly its affiliates) to the same Owner during a calendar year be taxed as a single, unified contract when distributions are taken from any one of those contracts.
Annuity payments: Generally, unlike surrenders described below, the income taxation of annuity payments is subject to exclusion ratios. In other words, in most cases, a portion of each payment will be ordinary income and subject to tax, and a portion of each payment will be considered a return of part of Your investment in the Contract and will not be taxed. All amounts You receive after Your investment in the Contract is fully recovered will be subject to tax. Under Annuity Payment Plan A: Life annuity — no refund, where the Annuitant dies before Your investment in the Contract is fully recovered, the remaining portion of the unrecovered investment may be available as a federal income tax deduction to the Owner for the last taxable year. Under all other annuity payout plans, where the annuity payments end before Your investment in the Contract is fully recovered, the remaining portion of the unrecovered investment may be available as a federal income tax deduction to the taxpayer for the tax year in which the payments end. (See “The Annuity Payment Period — Annuity Payment Plans.”)
Beginning in 2011, federal tax law permits taxpayers to annuitize a portion of their nonqualified annuity while leaving the remaining balance to continue to grow tax-deferred. Under the partial annuitization rules, the portion annuitized must be received as an annuity for a period of 10 years or more, or for the lives of one or more individuals. If this requirement is met, the annuitized portion and the tax-deferred balance will generally be treated as two separate contracts for income tax purposes only. If a Contract is partially annuitized, the investment in the Contract is allocated between the deferred and the annuitized portions on a pro rata basis.

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Surrenders: Generally, if You surrender all or part of Your nonqualified annuity before the Annuitization Start date Your surrender will be taxed to the extent that the Contract Value immediately before the surrender exceeds the investment in the Contract. Application of Surrender Charges may alter the manner in which We tax report the surrender. Different rules may apply if You exchange another contract into this Contract.
You also may have to pay a 10% IRS penalty for surrenders of taxable income You make before reaching age 59½ unless certain exceptions apply.
Withholding: If You receive taxable income as a result of an annuity payment or surrender, We may deduct federal, and in some cases state withholding against the payment. Any withholding represents a prepayment of Your income tax due for the year. You take credit for these amounts on Your annual income tax return. As long as You have provided Us with a valid Social Security Number or Taxpayer Identification Number, and You have a valid U.S. address, You may be able to elect not to have federal income tax withholding occur.
If the payment is part of an annuity payment plan, We generally compute the amount of federal income tax withholding using payroll tables. You may provide Us with a statement of how many exemptions to use in calculating the withholding. If the distribution is any other type of payment (such as partial or full surrender) We compute federal income tax withholding using 10% of the taxable portion.
The federal income tax withholding requirements differ if We deliver payment outside the United States or You are a non-resident alien.
Some states also may impose income tax withholding requirements similar to the federal withholding described above or may allow You to elect withholding. If this should be the case, We may deduct state income tax withholding from the payment.
Death benefits to beneficiaries: The death benefit under a nonqualified Contract is not exempt from estate (federal or state) taxes. In addition, for income tax purposes, any amount Your beneficiary receives that exceeds the remaining investment in the Contract is taxable as ordinary income to the beneficiary in the year he or she receives the payments. (See “Benefits in Case of Death — If You Die Before the Annuitization Start Date”).
Net Investment Income Tax (also known as Medicare contribution tax): Effective for taxable years beginning on or after January 1, 2013, certain investment income of high-income individuals (as well as estates and trusts) is subject to a 3.8% net investment income tax (as an addition to income taxes). For individuals, the 3.8% tax applies to the lesser of (1) the amount by which the taxpayer’s modified adjusted gross income exceeds $200,000 ($250,000 for married filing jointly and surviving spouses; $125,000 for married filing separately) or (2) the taxpayer’s “net investment income.” Net investment income includes taxable income from nonqualified annuities. Annuity holders are advised to consult their tax advisor regarding the possible implications of this additional tax.
Annuities owned by corporations, partnerships or irrevocable trusts: For nonqualified annuities, any annual increase in the value of annuities held by such entities (non-natural persons) generally will be treated as ordinary income received during that year. However, if the trust was set up for the benefit of a natural person(s) only, the income may generally remain tax-deferred until surrendered or paid out.
Penalties: If You receive amounts from Your nonqualified annuity before reaching age 59½, You may have to pay a 10% IRS penalty on the amount includable in Your ordinary income. However, this penalty will not apply to any amount received:
•
because of Your death or in the event of nonnatural ownership, the death of the Annuitant;
•
because You become disabled (as defined in the Code);
•
if the distribution is part of a series of substantially equal periodic payments, made at least annually, over Your life or life expectancy (or joint lives or life expectancies of You and Your beneficiary);
•
if it is allocable to an investment before Aug. 14, 1982; or
•
if annuity payments are made under immediate annuities as defined by the Code.
Transfer of ownership: Generally, if You transfer ownership of a nonqualified annuity without receiving adequate consideration, the transfer may be taxed as a surrender for federal income tax purposes. If the transfer is a currently taxable event for income tax purposes, the original Owner will be taxed on the amount of deferred earnings at the time of the transfer and also may be subject to the 10% IRS penalty discussed earlier. In this case, the new Owner’s investment in the Contract will be equal to the investment in the Contract at the time of the transfer plus any earnings included in the original Owner’s taxable income as a result of the transfer. In general, this rule does not apply to transfers between spouses or former spouses. Similar rules apply if You transfer ownership for a full consideration. Please consult Your tax advisor for further details.
1035 Exchanges: Section 1035 of the Code permits nontaxable exchanges of certain insurance policies, endowment contracts, annuity contracts and qualified long-term care insurance products, while providing for continued tax deferral of earnings. In addition, Section 1035 permits the carryover of the investment in the Contract from the old policy or

RiverSource Structured Solutions annuity — Prospectus 49

contract to the new policy or contract. In a 1035 exchange one policy or contract is exchanged for another policy or contract. The following can qualify as nontaxable exchanges: (1) the exchange of a life insurance policy for another life insurance policy or for an endowment, annuity or qualified long-term care insurance contract, (2) the exchange of an endowment contract for an annuity or qualified long-term care insurance contract, or for an endowment contract under which payments will begin no later than payments would have begun under the contract exchanged, (3) the exchange of an annuity contract for another annuity contract or for a qualified long-term care insurance contract, and (4) the exchange of a qualified long-term care insurance contract for a qualified long-term care insurance contract. However, if the life insurance policy has an outstanding loan, there may be tax consequences. Additionally, other tax rules apply. Depending on the issue date of Your original policy or contract, there may be tax or other benefits that are given up to gain the benefits of the new policy or contract. Consider whether the features and benefits of the new policy or contract outweigh any tax or other benefits of the old contract.
For a partial exchange of an annuity contract for another annuity contract, the 1035 exchange is generally tax-free. The investment in the original contract and the earnings on the contract will be allocated proportionately between the original and new contracts. However, per IRS Revenue Procedure 2011-38, if surrenders are taken from either contract within the 180-day period following a partial 1035 exchange, the IRS will apply general tax principles to determine the appropriate tax treatment of the exchange and subsequent surrender. As a result, there may be unexpected tax consequences. You should consult Your tax advisor before taking any surrender from either contract during the 180-day period following a partial exchange.
Assignment: If You assign or pledge Your Contract as collateral for a loan, earnings on purchase payments You made after Aug. 13, 1982 will be taxed as a deemed distribution and also may be subject to the 10% penalty as discussed above.
Qualified Annuities
Adverse tax consequences may result if You do not ensure that contributions, distributions and other transactions under the contract comply with the law. Qualified annuities have minimum distribution rules that govern the timing and amount of distributions. You should refer to Your retirement plan’s Summary Plan Description, Your IRA disclosure statement, or consult a tax advisor for additional information about the distribution rules applicable to Your situation.
When You use Your Contract to fund a retirement plan or IRA that is already tax-deferred under the Code, the Contract will not provide any necessary or additional tax deferral. If Your Contract is used to fund an employer sponsored plan, Your right to benefits may be subject to the terms and conditions of the plan regardless of the terms of the Contract.
Annuity payments: Under a qualified annuity, except a Roth IRA, the entire payment generally is includable as ordinary income and is subject to tax unless: (1) the contract is an IRA to which You made non-deductible contributions; or (2) You rolled after-tax dollars from a retirement plan into Your IRA; or (3) the contract is used to fund a retirement plan and You or Your employer have contributed after-tax dollars; or (4) the contract is used to fund a retirement plan and You direct such payment to be directly rolled over to another eligible retirement plan such as an IRA. We may permit partial annuitizations of qualified annuity contracts. If We accept partial annuitizations, please remember that Your contract will still need to comply with other requirements such as required minimum distributions and the payment of taxes. Prior to considering a partial annuitization on a qualified contract, You should discuss Your decision and any implications with Your tax adviser. Because We cannot accurately track certain after-tax funding sources, We will generally report any payments on partial annuitizations as ordinary income except in the case of a qualified distribution from a Roth IRA.
Annuity payments from Roth IRAs: In general, the entire payment from a Roth IRA can be free from income and penalty taxes if You have attained age 59½ and meet the five year holding period.
Surrenders: Under a qualified annuity, except a Roth IRA, the entire surrender will generally be includable as ordinary income and is subject to tax unless: (1) the contract is an IRA to which You made non-deductible contributions; or (2) You rolled after-tax dollars from a retirement plan into Your IRA; or (3) the contract is used to fund a retirement plan and You or Your employer have contributed after-tax dollars; or (4) the contract is used to fund a retirement plan and You direct such surrender to be directly rolled over to another eligible retirement plan such as an IRA.
Surrenders from Roth IRAs: In general, the entire payment from a Roth IRA can be free from income and penalty taxes if You have attained age 59½ and meet the five year holding period.
Required Minimum Distributions: Retirement plans (except for Roth IRAs) are subject to required surrenders called required minimum distributions (“RMDs”) beginning at age 72. RMDs are based on the fair market value of Your Contract at year-end divided by the life expectancy factor. Certain death benefits may be considered in determining the fair market value of Your Contract for RMD purposes. This may cause Your RMD to be higher. You should consult Your tax advisor prior to making a purchase for an explanation of the potential tax implications to You. Inherited IRAs (including inherited Roth IRAs) are subject to special required minimum distribution rules.

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Withholding for IRAs, Roth IRAs, SEPs and SIMPLE IRAs: If You receive taxable income as a result of an annuity payment or a surrender, , We may deduct withholding against the payment. Any withholding represents a prepayment of Your tax due for the year. You take credit for these amounts on Your annual income tax return. As long as You have provided Us with a valid Social Security Number or Taxpayer Identification Number, You can elect not to have any withholding occur.
If the payment is part of an annuity payment plan, We generally compute the amount of federal income tax withholding using payroll tables. You may provide Us with a statement of how many exemptions to use in calculating the withholding. If the distribution is any other type of payment (such as a partial or full surrender) We compute federal income tax withholding using 10% of the taxable portion.
The federal income tax withholding requirements differ if We deliver payment outside the United States or You are a non-resident alien.
Some states also may impose income tax withholding requirements similar to the federal withholding described above. If this should be the case, We may deduct state income tax withholding from the payment.
Withholding for all other qualified annuities: If You receive directly all or part of the Contract Value from a qualified annuity, mandatory 20% federal income tax withholding (and possibly state income tax withholding) generally will be imposed at the time the payment is made from the plan. Any withholding represents a prepayment of Your tax due for the year. You take credit for these amounts on Your annual income tax return. This mandatory withholding will not be imposed if instead of receiving the distribution check, You elect to have the distribution rolled over directly to an IRA or another eligible plan. Payments made to a surviving spouse instead of being directly rolled over to an IRA are also subject to mandatory 20% income tax withholding.
In the below situations, the distribution is subject to an optional 10% withholding instead of the mandatory 20% withholding. We will withhold 10% of the distribution amount unless You elect otherwise.
•
the payment is one in a series of substantially equal periodic payments, made at least annually, over Your life or life expectancy (or the joint lives or life expectancies of You and Your designated beneficiary) or over a specified period of 10 years or more;
•
the payment is a RMD as defined under the Code;
•
the payment is made on account of an eligible hardship; or
•
the payment is a corrective distribution.
State withholding also may be imposed on taxable distributions.
Penalties: If You receive amounts from Your qualified Contract before reaching age 59½, You may have to pay a 10% IRS penalty on the amount includable in Your ordinary income. However, this penalty generally will not apply to any amount received:
•
because of Your death;
•
because You become disabled (as defined in the Code);
•
if the distribution is part of a series of substantially equal periodic payments made at least annually, over Your life or life expectancy (or joint lives or life expectancies of You and Your beneficiary);
•
to pay certain medical or education expenses (IRAs only); or
•
if the distribution is made from an inherited IRA.
Death benefits to beneficiaries: The entire death benefit generally is taxable as ordinary income to the beneficiary in the year he/she receives the payments from the qualified annuity. If You made non-deductible contributions to a traditional IRA, the portion of any distribution from the Contract that represents after-tax contributions is not taxable as ordinary income to Your beneficiary. You are responsible for keeping all records tracking Your non-deductible contributions to an IRA. Death benefits under a Roth IRA generally are not taxable as ordinary income to the beneficiary if certain distribution requirements are met. (See “Benefits in Case of Death — If You Die Before the Annuitization Start Date”).
Change of retirement plan type: IRS regulations allow for rollovers of certain retirement plan distributions. In some circumstances, You may be able to have an intra-contract rollover, keeping the same features and conditions. If the annuity contract You have does not support an intra-contract rollover, You are able to request an IRS approved rollover to another annuity contract or other investment product that You choose. If You choose another annuity contract or investment product, You will be subject to new rules, including a new Surrender Charge schedule for an annuity contract, or other product rules as applicable.
Assignment: You may not assign or pledge Your qualified Contract as collateral for a loan.

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Other
Important: Our discussion of federal tax laws is based upon Our understanding of current interpretations of these laws. Federal tax laws or current interpretations of them may change. For this reason and because tax consequences are complex and highly individual and cannot always be anticipated, You should consult a tax advisor if You have any questions about taxation of Your Contract.
RiverSource Life’s tax status: We are taxed as a life insurance company under the Code. For federal income tax purposes, the subaccounts are considered a part of Our company, although their operations are treated separately in accounting and financial statements. Investment income is reinvested in the fund in which each subaccount invests and becomes part of that subaccount’s value. This investment income, including realized capital gains, is not subject to any withholding for federal or state income taxes. We reserve the right to make such a charge in the future if there is a change in the tax treatment of variable annuities or in Our tax status as We then understand it.
The company includes in its taxable income the net investment income derived from the investment of assets held in its subaccounts because the company is considered the Owner of these assets under federal income tax law. The company may claim certain tax benefits associated with this investment income. These benefits, which may include foreign tax credits and the corporate dividend received deduction, are not passed on to You since the company is the Owner of the assets under federal tax law and is taxed on the investment income generated by the assets.
Tax qualification: We intend that the Contract qualify as an annuity for federal income tax purposes. To that end, the provisions of the Contract are to be interpreted to ensure or maintain such tax qualification, in spite of any other provisions of the Contract. We reserve the right to amend the Contract to reflect any clarifications that may be needed or are appropriate to maintain such qualification or to conform the Contract to any applicable changes in the tax qualification requirements. We will send You a copy of any amendments.
Spousal status: When it comes to Your marital status and the identification and naming of any spouse as a beneficiary or party to Your Contract, We will rely on the representations You make to Us. Based on this reliance, We will issue and administer Your Contract in accordance with these representations. If You represent that You are married and Your representation is incorrect or Your marriage is deemed invalid for federal or state law purposes, then the benefits and rights under Your Contract may be different.
If You have any questions as to the status of Your relationship as a marriage, then You should consult an appropriate tax or legal advisor.
Other Information
General Account
The assets held in in our General Account support the guarantees under Your Contract. No other company or affiliate has any legal responsibility for the guarantees under the Contract. Subject to applicable state law, We have sole discretion to decide how assets of the General Account will be invested. You should be aware that Our General Account is exposed to many of the same risks normally associated with a portfolio of fixed-income securities including interest rate, option, liquidity and credit risk. You should also be aware that We issue other types of annuities and insurance products, as well, and these obligations may be satisfied from the assets in Our General Account. Our General Account is not insulated or segregated from the claims of Our creditors. The Fixed Account and Interim Account that We make available under the Contract are supported by the General Account.
Separate Account
We have exclusive and absolute ownership and control of the assets of the separate account. It is a non-unitized separate account established by Us under Minnesota law. The separate account is not registered under the Investment Company Act of 1940. You do not share in the investment performance of assets allocated to the separate account. All investment income, gains and losses, whether or not realized, from assets allocated to the separate account are borne by Us. The obligations under the Contract are independent of the investment performance of the separate account and are the obligations of Us.
We will maintain assets in the separate account with an aggregate value at least equal to Contract reserves with respect to such account. If the aggregate value of such assets should fall below such amount, We will transfer assets into the separate account so that the value of the separate account’s assets is at least equal to such amount. Assets supporting reserves for Annuity Payments will not be maintained in the separate account.
Distribution
RiverSource Distributors, Inc. (RiverSource Distributors), our affiliate, serves as the principal underwriter and general distributor of the Contract. Its offices are located at 829 Ameriprise Financial Center, Minneapolis, MN 55474. RiverSource Distributors is a wholly-owned subsidiary of Ameriprise Financial, Inc.

52 RiverSource Structured Solutions annuity — Prospectus

Sales of the Contract
•
Only securities broker-dealers (“selling firms”) registered with the SEC and members of the FINRA may sell the Contract.
•
The Contracts are continuously offered to the public through authorized selling firms. We and RiverSource Distributors have a sales agreement with the selling firm. The sales agreement authorizes the selling firm to offer the Contracts to the public. RiverSource Distributors pays the selling firm (or an affiliated insurance agency) for contracts its financial advisors sell. The selling firm may be required to return sales commissions under certain circumstances including but not limited to when Contracts are returned under the free look period.
Payments to Selling Firms
•
We may use compensation plans which vary by selling firm. These plans pay selling firms a commission that will not exceed 6.00% each time You make a purchase payment. We may also pay ongoing trail commissions of up to 1.00% of the Contract Value. We do not pay or withhold payment of commissions based on which investment options You select.
•
In addition to commissions, We may, in order to promote sales of the Contracts, and as permitted by applicable laws and regulations, pay or provide selling firms with other promotional incentives in cash, credit or other compensation. We generally (but may not) offer these promotional incentives to all selling firms. The terms of such arrangements differ between selling firms. These promotional incentives may include but are not limited to:
•
sponsorship of marketing, educational, due diligence and compliance meetings and conferences We or the selling firm may conduct for financial advisors, including subsidy of travel, meal, lodging, entertainment and other expenses related to these meetings;
•
marketing support related to sales of the Contract including for example, the creation of marketing materials, advertising and newsletters;
•
providing service to Contract Owners; and
•
funding other events sponsored by a selling firm that may encourage the selling firm’s financial advisors to sell the Contract.
These promotional incentives or reimbursements may be calculated as a percentage of the selling firm’s aggregate, net or anticipated sales and/or total assets attributable to sales of the Contract, and/or may be a fixed dollar amount. As noted below this additional compensation may cause the selling firm and its financial advisors to favor the Contracts.
Sources of Payments to Selling Firms
We pay the commissions and other compensation described above from our assets. Our assets may include:
•
revenues We receive from fees and expenses that You will pay when buying, owning and surrendering the Contract;
•
revenues We receive from other contracts and policies We sell that are not securities and other businesses We conduct.
You do not directly pay the commissions and other compensation described above as the result of a specific charge or deduction under the Contract. However, You may pay part or all of the commissions and other compensation described above indirectly through fees and expenses We collect from Contract Owners, including Surrender Charges.
Potential Conflicts of Interest
Compensation payment arrangements with selling firms can potentially:
•
give selling firms a heightened financial incentive to sell the Contract offered in this prospectus over another investment with lower compensation to the selling firm.
•
cause selling firms to encourage their financial advisors to sell You the Contract offered in this prospectus instead of selling You other alternative investments that may result in lower compensation to the selling firm.
•
cause selling firms to grant Us access to its financial advisors to promote sales of the Contract offered in this prospectus, while denying that access to other firms offering similar contracts or other alternative investments which may pay lower compensation to the selling firm.
Payments to Financial Advisors
•
The selling firm pays its financial advisors. The selling firm decides the compensation and benefits it will pay its financial advisors.
•
To inform Yourself of any potential conflicts of interest, ask Your financial advisor before You buy how the selling firm and its financial advisors are being compensated and the amount of the compensation that each will receive if You buy the Contract.

RiverSource Structured Solutions annuity — Prospectus 53

Legal Proceedings
RiverSource Life (the Company) is involved in the normal course of business in legal proceedings which include regulatory inquiries, arbitration and litigation, including class actions, concerning matters arising in connection with the conduct of its activities. These include proceedings specific to the Company as well as proceedings generally applicable to business practices in the industries in which it operates. The Company can also be subject to legal proceedings arising out of its general business activities, such as its investments, contracts, and employment relationships. Uncertain economic conditions, heightened and sustained volatility in the financial markets and significant financial reform legislation may increase the likelihood that clients and other persons or regulators may present or threaten legal claims or that regulators increase the scope or frequency of examinations of the Company or the insurance industry generally.
As with other insurance companies, the level of regulatory activity and inquiry concerning the Company’s businesses remains elevated. From time to time, the Company and its affiliates, including AFS and RiverSource Distributors, Inc. receive requests for information from, and/or are subject to examination or claims by various state, federal and other domestic authorities. The Company and its affiliates typically have numerous pending matters, which includes information requests, exams or inquiries regarding their business activities and practices and other subjects, including from time to time: sales and distribution of various products, including the Company’s life insurance and variable annuity products; supervision of associated persons, including AFS financial advisors and RiverSource Distributors Inc.’s wholesalers; administration of insurance and annuity claims; security of client information; and transaction monitoring systems and controls. The Company and its affiliates have cooperated and will continue to cooperate with the applicable regulators.
These legal proceedings are subject to uncertainties and, as such, it is inherently difficult to determine whether any loss is probable or even reasonably possible, or to reasonably estimate the amount of any loss. The Company cannot predict with certainty if, how or when any such proceedings will be initiated or resolved. Matters frequently need to be more developed before a loss or range of loss can be reasonably estimated for any proceeding. An adverse outcome in one or more proceedings could eventually result in adverse judgments, settlements, fines, penalties or other sanctions, in addition to further claims, examinations or adverse publicity that could have a material adverse effect on the Company’s consolidated financial condition, results of operations or liquidity.
Experts
The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2021 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
Information on RiverSource Life Insurance Company
RiverSource Life
RiverSource Life Insurance Company (“RiverSource Life”) issues the Contracts. RiverSource Life is a stock life insurance company organized in 1957 under the laws of the state of Minnesota and is located at 829 Ameriprise Financial Center, Minneapolis, MN 55474. We are a wholly-owned subsidiary of Ameriprise Financial, Inc.
We conduct a conventional life insurance business. We are licensed to do business in 49 states, the District of Columbia and American Samoa. Our primary products currently include fixed and variable annuity contracts (including indexed linked annuity contracts) and life insurance policies.
Incorporation of Certain Documents by Reference
The SEC allows Us to “incorporate by reference” the information We have filed with the SEC. This means that We can disclose important information to You without actually including the specific information in this prospectus by referring You to other documents filed separately with the SEC. The information incorporated by reference is an important part of this prospectus. Information that We later provide to the SEC, and which is deemed to be “filed” with the SEC, will automatically update information previously filed with the SEC, and may replace information in this prospectus and information previously filed with the SEC. We incorporate by reference RiverSource Life Insurance Company’s annual report on Form 10-K for the year ended Dec. 31, 2021 as filed with the SEC on Feb. 25, 2022, File No. 033-28976, Quarterly Reports on Form 10-Q for the quarter ended March 31, 2022 as filed with the SEC on May 2, 2022 and the quarter ended June 30, 2022 as filed with the SEC on Aug. 1, 2022, File No. 033-28976, in accordance with the Securities Exchange Act of 1934, as amended and any filings We make with the SEC under Sections 13(a) or 15(d) of the Securities Exchange Act (excluding information deemed to be furnished and not filed with the SEC) after the effective date of this registration statement, until all offerings under the registration statement of which this prospectus forms a part are completed or terminated. The annual report contains additional information about RiverSource Life Insurance Company, including audited financial statements for the latest fiscal year.

54 RiverSource Structured Solutions annuity — Prospectus

RiverSource Life will furnish You without charge a copy of any or all of the documents incorporated by reference into this prospectus, including any exhibits to such documents which have been specifically incorporated by reference. We will do so upon receipt of Your written or oral request. You can contact RiverSource Life at the telephone number and address listed on the first page of this prospectus.
Available Information
This prospectus is part of a registration statement We file with the SEC. Additional information on RiverSource Life and on this offering is available in the registration statement and other materials We file. You can obtain copies of these materials at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. This prospectus, other information about the Contract and other information incorporated by reference are available on the EDGAR Database on the SEC’s Internet site at (http://www.sec.gov).

RiverSource Structured Solutions annuity — Prospectus 55

Appendix A: State Variations
The following information is a summary of the states where RiverSource Structured Solutions annuity contracts or certain features and/or benefits vary from the Contract’s features and benefits as previously described in this prospectus. Certain provisions of the Contract may be different from the general description in this prospectus due to variations required by a state. The state in which your Contract is issued governs whether certain options are available or will vary under Your Contract. Any state variations will be included in Your Contract or endorsements attached to Your Contract.
State	Feature or Benefit	Variations or Availability
Arizona	Purchase – Right to Examine and Cancel
If You are 65 years of age or older on the
Contract date or Your Contract is a
replacement of another insurance or annuity
contract, You may return the Contract within
30 days from the date You received it.

California	Purchase – Right to Examine and Cancel
If You are 60 years of age or older on the
Contract date or Your Contract is a
replacement of another insurance or annuity
contract, You may return the Contract within
30 days from the date You received it.

	Nursing Home Waiver	The reference the “Nursing Home Waiver” provision is replaced with a reference to "Waiver of Surrender Charges for Qualified Long-Term Care Services".
Connecticut	Purchase – Right to Examine and Cancel	If Your Contract is a replacement of another insurance or annuity contract, You may return the Contract within 10 days from the date You received it.
Delaware	Purchase – Right to Examine and Cancel	If Your Contract is a replacement of another insurance or annuity contract, You may return the Contract within 20 days from the date You received it.
District of Columbia	Purchase – Right to Examine and Cancel
If Your Contract is a replacement of another
insurance or annuity contract, You may
return the Contract within 10 days from the
date You received it.

If You cancel a non-IRA contract, upon such
cancellation We will refund all purchase
payments which You have paid less any
payments We have made to You.

56 RiverSource Structured Solutions annuity — Prospectus

State	Feature or Benefit	Variations or Availability
Florida	Purchase – Right to Examine and Cancel
You may return the Contract within 21 days
from the date You received it. If Your
Contract is a replacement of another
insurance or annuity contract, You may
return the Contract within 21 days from the
date You received it.

Surrender Charge
If the Owner on the Contract Date is age 65
or older on that date, the Surrender Charge
applied to a full surrender or to any partial
surrender is subject to a maximum of 10%
of the amount surrendered.

Purchase – Maximum Total Purchase Payment
Maximum purchase payments cannot be
determined as the total purchase payments
made to all contracts issued to the owner.

The following contract language is not
applicable to contracts issued in Florida:

In determining whether You have reached
the maximum amount allowed under the
Maximum Total Purchase Payments per
Owner, We include payments made to all
deferred annuity contracts We have issued
where You are an Owner. We reserve the
right to increase the maximums.

	Investment Options – Fixed Account	Allocation to the Fixed Account may be limited to 20% of the Contract Value.
Georgia	Purchase – Right to Examine and Cancel	If Your Contract is a replacement of another insurance or annuity contract, You may return the Contract within 10 days from the date You received it.
Idaho	Purchase – Right to Examine and Cancel
You may return the Contract within 20 days
from the date You received it. If Your
Contract is a replacement of another
insurance or annuity contract, You may
return the Contract within 20 days from the
date You received it.

Illinois	Purchase – Right to Examine and Cancel	If Your Contract is a replacement of another insurance or annuity contract, You may return the Contract within 20 days from the date You received it.
Indiana	Purchase – Right to Examine and Cancel	If Your Contract is a replacement of another insurance or annuity contract, You may return the Contract within 20 days from the date You received it.
Kansas	Purchase – Right to Examine and Cancel	If Your Contract is a replacement of another insurance or annuity contract, You may return the Contract within 20 days from the date You received it.
Massachusetts	All contracts are issued on a unisex basis.	All contracts are issued on a unisex basis.
	Purchase – Right to Examine and Cancel	If Your Contract is a replacement of another insurance or annuity contract, You may return the Contract within 20 days from the date You received it.
	Nursing Home Waiver	The nursing home waiver is not available in the state of Massachusetts.
	Terminal Illness Waiver	The reference the “Terminal Illness Waiver” provision is replaced with the reference to “Waiver of surrender charges in the event of total and permanent disability".

RiverSource Structured Solutions annuity — Prospectus 57

State	Feature or Benefit	Variations or Availability
Michigan	Purchase – Right to Examine and Cancel	If Your Contract is a replacement of another insurance or annuity contract, You may return the Contract within 10 days from the date You received it.
Missouri	Purchase – Right to Examine and Cancel
If Your Contract is a replacement of another
insurance or annuity contract, You may
return the Contract within 20 days from the
date You received it.

If You cancel a non-IRA contract, upon such
cancellation We will refund all purchase
payments which You have paid less any
payments We have made to You.

Montana	All contracts are issued on a unisex basis.	All contracts are issued on a unisex basis.
	Death Benefit – Death Benefit if You Die Before the Annuitization Start date	The following interest on death claims provision has been added to the Contract:
Interest on death claims provision
Payment of the death benefit will be made
within 60 Days from the date We receive
due proof of death. If the payment is
delayed more than 30 Days from the date
We receive due proof of death, interest will
be paid from 30th Day to the date of the
payment at a rate of interest not less than
required by Montana law.

North Dakota	Purchase – Right to Examine and Cancel
You may return the Contract within 20 days
from the date You received it. If Your
Contract is a replacement of another
insurance or annuity contract, You may
return the Contract within 20 days from the
date You received it.

	Death Benefit – Death Benefit if You Die Before the Annuitization Start date	The following interest on claims provision has been added to the Contract:
Interest on death claims provision
Interest will be paid on the death benefit
from the date of death until the date of the
lump sum payment or election of an Annuity
Payment plan at a rate of interest not less
than that required by law.

New Jersey	Terminal Illness Diagnosis
The second bullet in the “Contingent Event”
section is replaced with the following:

Surrenders You make if You are diagnosed
in with a medical condition that with
reasonable medical certainty will result in
death within 12 months or less from the
date of the diagnosis. You must provide Us
with a licensed physician’s statement
containing the terminal illness diagnosis,
the expected date of death and the date the
terminal illness was initially diagnosed. The
amount surrendered must be paid directly to
You.

Oklahoma	Purchase – Right to Examine and Cancel	If Your Contract is a replacement of another insurance or annuity contract, You may return the Contract within 20 days from the date You received it.

58 RiverSource Structured Solutions annuity — Prospectus

State	Feature or Benefit	Variations or Availability
Pennsylvania	Purchase – Right to Examine and Cancel
If You cancel this contract, upon
cancellation We will refund the greater of all
purchase payments which You have paid
less any payments We have made or the
contract value as of the business day We
receive the contract.If this contract is
intended to replace an existing contract,
Your right to examine this contract is 20
Days. If the existing contract was issued by
Us, Your right to examine this contract is
extended to 45 Days.

Transfer of Contract Value
We reserve the right to limit transfers to the
Fixed Account on a non-discriminatory basis
with notification when the Fixed Account
interest rate is equal to the Guaranteed
Minimum Interest Rate. Currently, We are
not limiting transfers to the Fixed Account.
We will waive surrender charges if We
decrease the percentage that can be
transferred to the fixed account during the
surrender charge period.

	Indexed Accounts – Table listing currently available Indexed Accounts/ Min. Cap/ Min.Upside Participation Rate/Max Annual Fee	Annual Fee Indexed Accounts: The Max Annual Fee for the 1 year Indexed Accounts is 5% and 3 year Indexed Accounts is 2.5%.
Rhode Island	Purchase – Right to Examine and Cancel
You may return the Contract within 20 days
from the date You received it. If Your
Contract is a replacement of another
insurance or annuity contract, You may
return the Contract within 30 days from the
date You received it.

	Death Benefit – Death Benefit if You Die Before the Annuitization Start date	The following interest on death claims provision has been added to the Contract:
Interest on death claims provision.
Interest will be paid on the death benefit
from the date of death until the date of the
lump sum payment or election of an Annuity
Payment plan at a rate of interest not less
than that required by law.

Tennessee	Purchase – Right to Examine and Cancel	If Your Contract is a replacement of another insurance or annuity contract, You may return the Contract within 20 days from the date You received it.
Texas	Purchase – Right to Examine and Cancel
You may return the Contract within 20 days
from the date You received it. If Your
Contract is a replacement of another
insurance or annuity contract, You may
return the Contract within 30 days from the
date You received it.

Terminal Illness Diagnosis provision.
The first sentence in the second bullet in
the “Contingent Event” section is replaced
with the following:

Surrenders You make if You are diagnosed
on or after the Contract Date with a medical
condition that with reasonable medical
certainty will result in death within 12
months or less from the date of the
diagnosis.

RiverSource Structured Solutions annuity — Prospectus 59

State	Feature or Benefit	Variations or Availability
Washington	Purchase – Right to Examine and Cancel
If Your Contract is a replacement of another
insurance or annuity contract, You may
return the Contract within 20 days from the
date You received it.

If You cancel a non-IRA contract, upon such
cancellation We will refund all purchase
payments which You have paid less any
payments We have made to You.

Terminal Illness Diagnosis
The first sentence in the second bullet in
the “Contingent Event” section is replaced
with the following:

Surrenders You make if You are diagnosed
in the second or later Contract Years with a
medical condition that with reasonable
medical certainty will result in death within
24 months or less from the date of the
diagnosis.

Wyoming	Death Benefit – Death Benefit if You Die Before the Annuitization Start date	The following interest on death claims provision has been added to the Contract:
Interest on death claims provision
Payment of the death benefit will be made
within 45 Days from the date We receive
due proof of death. Interest will be paid on
the death benefit from the date of death
until the date of the lump sum payment or
election of an Annuity Payment plan at a
rate of interest not less than that required
by law.

60 RiverSource Structured Solutions annuity — Prospectus

Appendix B: Additional Proxy Value Details
The proxy value for the portfolio of assets is a factor equal to the sum of (1) the Hypothetical Value of Derivatives plus (2) the Hypothetical Value of Fixed Assets less (3) the Present Value of Annual Fees (applicable only for Segments with an Annual Fee). Descriptions of how We determine the Hypothetical Value of Derivatives, Hypothetical Value of Fixed Assets and Present Value of Annual Fees are set forth below.
(1) Hypothetical Value of Derivatives.
At the start of each Segment, a hypothetical portfolio of options is created and tracked which replicates the applicable Cap or Contingent Yield and applicable Buffer, Floor, or Trigger. The Hypothetical Value of Derivatives is equal to the estimated exit value of this hypothetical portfolio.
For Segments that do not have an annual lock, the following options will be used, each of which will be valued using an option pricing formula:
(A)
At-the-Money Call: This represents the market value of the potential to receive an amount equal to the percentage growth in the Index during the Segment.
(B)
Out-of-the-Money Call: This represents the market value of the potential for gain in excess of the Cap (if applicable).
(C)
At-the-Money Put: If the Segment has a floor, this represents the market value of the potential for losses that may occur in the Segment. This option is not used if the Segment has a Buffer.
(D)
Out-of-the-Money Put: This represents the market value of the potential to receive an amount equal to the excess loss beyond the applicable Buffer, Floor or Trigger.
(E)
Out-of-the-Money Binary Put: This represents the market value of the potential to receive a fixed amount whenever losses are beyond the applicable Buffer or Trigger.
For Segments with a Cap and a Buffer:
Hypothetical Value of Derivatives = Upside Participation Rate * (A – B) – D.
For Segments with a Buffer and no declared Cap:
Hypothetical Value of Derivatives = Upside Participation Rate * A – D.
For Segments with a Cap and a Floor:
Hypothetical Value of Derivatives = Upside Participation Rate * (A – B) – C + D.
For Segments with a Floor and with no declared Cap:
Hypothetical Value of Derivatives = Upside Participation Rate * A – C + D.
For Segments with a Contingent Yield and Buffer:
Hypothetical Value of Derivatives = Present value of Contingent Yield(1) – Contingent Yield * E – D
For Segments with a Contingent Yield and a Trigger:
Hypothetical Value of Derivatives = Present value of Contingent Yield(1)– (Contingent Yield – Trigger) * E – D
For Segments with an Annual Lock, We designate and value a replicating derivative structure which is tied to the compounded performance for each year of the Annual Lock.
The following market inputs will be used:
Implied Volatility: This input will vary by the time to the Segment Maturity Date and moneyness (a measure of the difference between an option’s strike price and the current Index value). Linear interpolation between available market inputs will be used to approximate the volatility for a particular option.
Risk-Free Interest Rate: This input will vary by the time to the Segment Maturity Date. Linear interpolation will be used to approximate the risk-free rate for a particular option.
Index Forward: This input is the cost of delivering the Index at a specified date in the future. This cost is driven by current interest rates and projected dividend rates. It will vary by the time to the Segment Maturity Date. Linear interpolation will be used to approximate the forward used for a particular option.
If these market inputs are not available for a Business Day, the market inputs will be based on the prior Business Day’s values.
Additionally, the Hypothetical Value of Derivatives will be adjusted for the potential transaction costs of exiting derivative positions before the Segment Maturity Date. This adjustment may result in a lower Segment Value and helps protect us from the trading risks that may arise when exiting derivative positions.
(1)The "present value of Contingent Yield" is calculated by discounting the Contingent Yield from the Segment Maturity Date to the current date at a risk-free interest rate.
(2) Hypothetical Value of Fixed Assets.

RiverSource Structured Solutions annuity — Prospectus 61

The Hypothetical Value of Fixed Assets is calculated as follows:
1	where:
(1 + R)M

R	=	A reference rate representing current yields. It uses the Bloomberg Barclays U.S. Credit Index – Yield to Worst rate plus a Rate Adjustment Factor.
M	=	The number of full and partial years remaining in Your Segment
The Rate Adjustment Factor is calculated so Your Segment Value on the Segment start date, prior to any adjustment for exit costs made to the Hypothetical Value of Derivatives, will be equal to Your Investment Base. This adjustment will be set at the beginning of each Segment and will not change during the Segment.
(3) Present Value of Annual Fees. Applicable only for Segments with an Annual Fee.
It is calculated as follows:
(Annual Fee) x (number of years in the Segment)	Where:
(1 + r)M

r	=	A risk-free interest rate based on the Segment Maturity Date
M	=	The number of full and partial years remaining in Your Segment
The Rate Adjustment Factor will help offset the initial present value of Annual Fees so it does not immediately lower Your Segment Value.

62 RiverSource Structured Solutions annuity — Prospectus

Appendix C: Examples – Segment Value Calculation
The following pages contain hypothetical examples showing the calculation of Segment Values after the Segment start date and before the Segment Maturity Date. Each example also demonstrates the effect of a partial surrender. The examples are calculated across four different Index return scenarios: 10%, -10%, 30%, and -30%. In addition to the Segment Value, a hypothetical investment with Index returns is shown for comparison purposes.
For each Segment, the Segment Value is reduced by the dollar amount of the surrender and the Investment Base will be reduced proportionally based on the percentage of Segment Value that is withdrawn. If at the time of surrender the Segment Value is less than the Investment Base, the Investment Base will be reduced by an amount greater than the dollar amount of the partial surrender. If at the time of surrender the Segment Value is greater than the Investment Base, the Investment Base will be reduced by an amount less than the dollar amount of the partial surrender. The reduced Investment Base will impact all future daily Segment Values including the Segment Value on the Segment Maturity Date.
Examples 1 through 4 use the Point-to-Point with a Cap and Buffer Crediting Method.
Example 5 uses the Point-to-Point with an Annual Fee and Buffer Crediting Method.
Example 6 uses the Annual Lock with a Buffer Crediting Method.
Example 7 uses the Point-to-Point with a Contingent Yield and Buffer Crediting Method.
Example 8 uses the Point-to-Point with a Contingent Yield and Trigger Crediting Method.
You generally will not receive the full protection of the Buffer, Floor or Trigger prior to Segment maturity. It is possible that You would see no protection from the Buffer or Floor until Segment maturity. It is also possible that you would see no protection from the Trigger during a Segment and at Segment Maturity. As a Segment moves closer to maturity, the Segment Value would generally reflect a larger portion of the Buffer, Floor, or Trigger protection. To the extent there is any protection from the Buffer, Floor, or Trigger during a Segment, it is reflected in the proxy value.
Note all components of the proxy value are stated as a percent for consistency.
The examples use hypothetical values and are not necessarily indicative of actual results.
All partial surrenders are assumed to include any applicable Surrender Charges.
Assumptions for All Index Return Scenarios
Example Number	#1	#2	#3	#4	#5	#6	#7	#8
Segment Type	1 Year Cap and Buffer	3 Year Cap and Buffer	6 Year Cap and Buffer	6 Year Cap and Buffer	1 Year Annual Fee	3 Year Annual Lock	1 Year Contingent Yield and Buffer	1 Year Contingent Yield and Trigger
Investment Base	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00
Segment Duration (months)	12	36	72	72	12	36	12	12
Months Since Segment Start Date	3	18	12	69	6	3	3	6
Buffer or Trigger Percentage	-10%	-15%	-25%	-25%	-10%	-10%	-10%	-25%
Cap or Contingent Yield	11%	30%	100%	100%	No Cap	11%	6%	6%
Upside Participation Rate	100%	100%	100%	100%	100%	100%	N/A	N/A
Annual Fee (if applicable)	N/A	N/A	N/A	N/A	1.50%	N/A	N/A	N/A
Months Remaining in Segment	9	18	60	3	6	33	9	6

RiverSource Structured Solutions annuity — Prospectus 63

A. 10% Index Return Scenario
Example Number	#1	#2	#3	#4	#5	#6	#7	#8
Segment Type	1 Year Cap and Buffer	3 Year Cap and Buffer	6 Year Cap and Buffer	6 Year Cap and Buffer	1 Year Annual Fee	3 Year Annual Lock	1 Year Contingent Yield and Buffer	1 Year Contingent Yield and Trigger
Hypothetical Value of Derivatives Excluding Transaction Costs	5.17%	9.98%	16.57%	11.00%	11.80%	6.08%	4.05%	5.77%
Less Estimated Transaction Costs	0.15%	0.30%	1.00%	0.05%	0.10%	0.55%	0.75%	0.50%
1. Hypothetical Value of Derivatives	5.02%	9.68%	15.57%	10.95%	11.70%	5.53%	3.30%	5.27%
2. Hypothetical Value of Fixed Assets	99.57%	98.63%	85.00%	99.55%	98.39%	98.48%	99.61%	98.72%
3. Present Value of Annual Fees	0.00%	0.00%	0.00%	0.00%	1.48%	0.00%	0.00%	0.00%
4. Proxy Value = #1 + #2 - #3	104.58%	108.31%	100.57%	110.51%	108.61%	104.01%	102.92%	104.00%
5. Prorated Cap or Contingent Yield	102.75%	115.00%	116.67%	195.83%	No Cap	102.75%¹	101.50%	103.00%
6.Segment Value = Investment Base * Lesser of #4 and #5	$1,027.50	$1,083.12	$1,005.73	$1,105.05	$1,086.06	$1,027.50	$1,015.00	$1,030.00
Hypothetical $1000 Investment With 10% Return[2]	$1,100.00	$1,100.00	$1,100.00	$1,100.00	$1,100.00	$1,100.00	$1,100.00	$1,100.00
Segment Value Less Hypothetical Investment	-$72.50	-$16.88	-$94.27	$5.05	-$13.94	-$72.50	-$85.00	-$70.00
Impact to Values Due to Partial Surrender
7. Partial Surrender Amount	$100	$100	$100	$100	$100	$100	$100	$100
8. Proportionate Adjustment to Investment Base = Investment Base * (#7 / #6)	$97.32	$92.33	$99.43	$90.49	$92.08	$97.32	$98.52	$97.09
9. Investment Base After Partial Surrender = Investment Base - #8	$902.68	$907.67	$900.57	$909.51	$907.92	$902.68	$901.48	$902.91
10.Segment Value After Partial Surrender = #9 * Lesser of #4 and #5	$927.50	$983.12	$905.73	$1,005.05	$986.06	$927.50	$915.00	$930.00
Hypothetical $1000 Investment With 10% Return[2]	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00
Segment Value Less Hypothetical Investment	-$72.50	-$16.88	-$94.27	$5.05	-$13.94	-$72.50	-$85.00	-$70.00

64 RiverSource Structured Solutions annuity — Prospectus

B. -10% Index Return Scenario
Example Number	#1	#2	#3	#4	#5	#6	#7	#8
Segment Type	1 Year Cap and Buffer	3 Year Cap and Buffer	6 Year Cap and Buffer	6 Year Cap and Buffer	1 Year Annual Fee	3 Year Annual Lock	1 Year Contingent Yield and Buffer	1 Year Contingent Yield and Trigger
Hypothetical Value of Derivatives Excluding Transaction Costs	-4.14%	-1.43%	4.16%	0.62%	-3.10%	-2.87%	-3.23%	1.82%
Less Estimated Transaction Costs	0.15%	0.30%	1.00%	0.05%	0.10%	0.55%	0.75%	0.50%
1. Hypothetical Value of Derivatives	-4.29%	-1.73%	3.16%	0.57%	-3.20%	-3.42%	-3.98%	1.32%
2. Hypothetical Value of Fixed Assets	99.57%	98.63%	85.00%	99.55%	98.39%	98.48%	99.61%	98.72%
3. Present Value of Annual Fees	0.00%	0.00%	0.00%	0.00%	1.48%	0.00%	0.00%	0.00%
4. Proxy Value = #1 + #2 - #3	95.28%	96.90%	88.17%	100.12%	93.71%	95.06%	95.64%	100.04%
5. Prorated Cap or Contingent Yield	102.75%	115.00%	116.67%	195.83%	No Cap	102.75%¹	101.50%	103.00%
6.Segment Value = Investment Base * Lesser of #4 and #5	$952.79	$969.01	$881.66	$1,001.24	$937.06	$950.56	$956.38	$1,000.43
Hypothetical $1000 Investment With -10% Return[2]	$900.00	$900.00	$900.00	$900.00	$900.00	$900.00	$900.00	$900.00
Segment Value Less Hypothetical Investment	$52.79	$69.01	-$18.34	$101.24	$37.06	$50.56	$56.38	$100.43
Impact to Values Due to Partial Surrender
7. Partial Surrender Amount	$100	$100	$100	$100	$100	$100	$100	$100
8. Proportionate Adjustment to Investment Base = Investment Base * (#7 / #6)	$104.95	$103.20	$113.42	$99.88	$106.72	$105.20	$104.56	$99.96
9. Investment Base After Partial Surrender = Investment Base - #8	$895.05	$896.80	$886.58	$900.12	$893.28	$894.80	$895.44	$900.04
10.Segment Value After Partial Surrender = #9 * Lesser of #4 and #5	$852.79	$869.01	$781.66	$901.24	$837.06	$850.56	$856.38	$900.43
Hypothetical $1000 Investment With -10% Return[2]	$800.00	$800.00	$800.00	$800.00	$800.00	$800.00	$800.00	$800.00
Segment Value Less Hypothetical Investment	$52.79	$69.01	-$18.34	$101.24	$37.06	$50.56	$56.38	$100.43
C. 30% Index Return Scenario
Example Number	#1	#2	#3	#4	#5	#6	#7	#8
Segment Type	1 Year Cap and Buffer	3 Year Cap and Buffer	6 Year Cap and Buffer	6 Year Cap and Buffer	1 Year Annual Fee	3 Year Annual Lock	1 Year Contingent Yield and Buffer	1 Year Contingent Yield and Trigger
Hypothetical Value of Derivatives Excluding Transaction Costs	9.29%	18.56%	28.34%	29.99%	30.12%	10.05%	5.66%	5.92%
Less Estimated Transaction Costs	0.15%	0.30%	1.00%	0.05%	0.10%	0.55%	0.75%	0.50%

RiverSource Structured Solutions annuity — Prospectus 65

Example Number	#1	#2	#3	#4	#5	#6	#7	#8
Segment Type	1 Year Cap and Buffer	3 Year Cap and Buffer	6 Year Cap and Buffer	6 Year Cap and Buffer	1 Year Annual Fee	3 Year Annual Lock	1 Year Contingent Yield and Buffer	1 Year Contingent Yield and Trigger
1. Hypothetical Value of Derivatives	9.14%	18.26%	27.34%	29.94%	30.02%	9.50%	4.91%	5.42%
2. Hypothetical Value of Fixed Assets	99.57%	98.63%	85.00%	99.55%	98.39%	98.48%	99.61%	98.72%
3. Present Value of Annual Fees	0.00%	0.00%	0.00%	0.00%	1.48%	0.00%	0.00%	0.00%
4. Proxy Value = #1 + #2 - #3	108.70%	116.90%	112.35%	129.49%	126.92%	107.98%	104.52%	104.14%
5. Prorated Cap or Contingent Yield	102.75%	115.00%	116.67%	195.83%	No Cap	102.75%¹	101.50%	103.00%
6.Segment Value = Investment Base * Lesser of #4 and #5	$1,027.50	$1,150.00	$1,123.46	$1,294.94	$1,269.22	$1,027.50	$1,015.00	$1,030.00
Hypothetical $1000 Investment With 30% Return[2]	$1,300.00	$1,300.00	$1,300.00	$1,300.00	$1,300.00	$1,300.00	$1,300.00	$1,300.00
Segment Value Less Hypothetical Investment	-$272.50	-$150.00	-$176.54	-$5.06	-$30.78	-$272.50	-$285.00	-$270.00
Impact to Values Due to Partial Surrender
7. Partial Surrender Amount	$100	$100	$100	$100	$100	$100	$100	$100
8. Proportionate Adjustment to Investment Base = Investment Base * (#7 / #6)	$97.32	$86.96	$89.01	$77.22	$78.79	$97.32	$98.52	$97.09
9. Investment Base After Partial Surrender = Investment Base - #8	$902.68	$913.04	$910.99	$922.78	$921.21	$902.68	$901.48	$902.91
10.Segment Value After Partial Surrender = #9 * Lesser of #4 and #5	$927.50	$1,050.00	$1,023.46	$1,194.94	$1,169.22	$927.50	$915.00	$930.00
Hypothetical $1000 Investment With 30% Return[2]	$1,200.00	$1,200.00	$1,200.00	$1,200.00	$1,200.00	$1,200.00	$1,200.00	$1,200.00
Segment Value Less Hypothetical Investment	-$272.50	-$150.00	-$176.54	-$5.06	-$30.78	-$272.50	-$285.00	-$270.00
D. -30% Index Return Scenario
Example Number	#1	#2	#3	#4	#5	#6	#7	#8
Segment Type	1 Year Cap and Buffer	3 Year Cap and Buffer	6 Year Cap and Buffer	6 Year Cap and Buffer	1 Year Annual Fee	3 Year Annual Lock	1 Year Contingent Yield and Buffer	1 Year Contingent Yield and Trigger
Hypothetical Value of Derivatives Excluding Transaction Costs	-19.74%	-15.64%	-8.73%	-5.95%	-19.73%	-17.90%	-19.48%	-23.03%
Less Estimated Transaction Costs	0.15%	0.30%	1.00%	0.05%	0.10%	0.55%	0.75%	0.50%
1. Hypothetical Value of Derivatives	-19.89%	-15.94%	-9.73%	-6.00%	-19.83%	-18.45%	-20.23%	-23.53%

66 RiverSource Structured Solutions annuity — Prospectus

Example Number	#1	#2	#3	#4	#5	#6	#7	#8
Segment Type	1 Year Cap and Buffer	3 Year Cap and Buffer	6 Year Cap and Buffer	6 Year Cap and Buffer	1 Year Annual Fee	3 Year Annual Lock	1 Year Contingent Yield and Buffer	1 Year Contingent Yield and Trigger
2. Hypothetical Value of Fixed Assets	99.57%	98.63%	85.00%	99.55%	98.39%	98.48%	99.61%	98.72%
3. Present Value of Annual Fees	0.00%	0.00%	0.00%	0.00%	1.48%	0.00%	0.00%	0.00%
4. Proxy Value = #1 + #2 - #3	79.67%	82.69%	75.28%	93.55%	77.08%	80.03%	79.39%	75.19%
5. Prorated Cap or Contingent Yield	102.75%	115.00%	116.67%	195.83%	No Cap	102.75%¹	101.50%	103.00%
6.Segment Value = Investment Base * Lesser of #4 and #5	$796.73	$826.95	$752.78	$935.54	$770.75	$800.34	$793.89	$751.94
Hypothetical $1000 Investment With -30% Return[2]	$700.00	$700.00	$700.00	$700.00	$700.00	$700.00	$700.00	$700.00
Segment Value Less Hypothetical Investment	$96.73	$126.95	$52.78	$235.54	$70.75	$100.34	$93.89	$51.94
Impact to Values Due to Partial Surrender
7. Partial Surrender Amount	$100	$100	$100	$100	$100	$100	$100	$100
8. Proportionate Adjustment to Investment Base = Investment Base * (#7 / #6)	$125.51	$120.93	$132.84	$106.89	$129.74	$124.95	$125.96	$132.99
9. Investment Base After Partial Surrender = Investment Base - #8	$874.49	$879.07	$867.16	$893.11	$870.26	$875.05	$874.04	$867.01
10.Segment Value After Partial Surrender = #9 * Lesser of #4 and #5	$696.73	$726.95	$652.78	$835.54	$670.75	$700.34	$693.89	$651.94
Hypothetical $1000 Investment With -30% Return[2]	$600.00	$600.00	$600.00	$600.00	$600.00	$600.00	$600.00	$600.00
Segment Value Less Hypothetical Investment	$96.73	$126.95	$52.78	$235.54	$70.75	$100.34	$93.89	$51.94
(1)
The Prorated Cap for the Annual Lock segment is equal to one plus the Cap prorated for the number of Days since the last Contract Anniversary, multiplied by one plus the Cumulative Annual Lock Return
(2)
Assumes a hypothetical investment with a rate of return that mirrors hypothetical Index returns of 10%, -10%, 30%, and -30%. You cannot invest directly in an Index. This hypothetical investment does not represent any Structured Solutions annuity features such as a Cap, Contingent Yield Upside Participation Rate, Annual Fee, Buffer, Floor or Trigger. Such a hypothetical investment may not be available in the market.

RiverSource Structured Solutions annuity — Prospectus 67

Appendix D: Examples — Investment Base and Segment Value Adjustment due to Partial Surrender
The following examples illustrate how the Investment Base and Segment Value are impacted by partial surrenders. Two examples are shown: one where the Segment has a loss at the time of the partial surrenders and another where the Segment has a gain at the time of the partial surrenders.
For each Segment, the Segment Value is reduced by the dollar amount of the partial surrender and the Investment Base will be reduced proportionally based on the percentage of Segment Value that is withdrawn. If at the time of the partial surrender the Segment Value is less than the Investment Base, the Investment Base will be reduced by an amount greater than the dollar amount of the partial surrender. If at the time of surrender the Segment Value is greater than the Investment Base, the Investment Base will be reduced by an amount less than the dollar amount of the partial surrender. The reduced Investment Base will impact all future daily Segment Values including the Segment Value on the Segment Maturity Date.
The examples assume You allocate to a Standard Indexed Account, but the basic calculations are the same for all Indexed Account types.
All partial surrenders are assumed to include any applicable Surrender Charges.
Segment with Loss at time of Partial Surrenders
1.Investment Base prior to the Surrender	$100,000.00
2.Lesser of the Proxy Value & Prorated Cap	80.00%
3.Segment Value prior to the Surrender ($100,000 × 80%)	$80,000.00

4.Amount of Partial Surrender	$20,000.00
5.The Investment Base is reduced by 25%, the same proportion as the Segment Value that is withdrawn ($20,000/$80,000 × $100,000)	$25,000.00
6.Investment Base after the Surrender ($100,000 – $25,000)	$75,000.00
7.The Segment Value after the Surrender equals the new Investment Base multiplied by the lesser of the Proxy Value and Prorated Cap ($75,000 × 80%). Note that this resulting value equals the Segment Value prior to the Surrender less the Amount of the Partial Surrender ($80,000 – $20,000).	$60,000.00
Assume a second partial surrender is taken before the Segment Maturity Date:
8. Investment Base prior to the Surrender	$75,000.00
9. Lesser of the Proxy Value & Prorated Cap	70.00%
10.Segment Value prior to the Surrender ($75,000 × 70%)	$52,500.00

11.Amount of Partial Surrender	$5,250.00
12.The Investment Base is reduced by 10%, the same proportion as the Segment Value that is withdrawn ($5,250/$52,500 × $75,000)	$7,500.00
13.Investment Base after the Surrender ($75,000 – $7,500)	$67,500.00
14.The Segment Value after the Surrender equals the new Investment Base multiplied by the lesser of the Proxy Value and Prorated Cap ($67,500 × 70%). Note that this resulting value equals the Segment Value prior to the Surrender less the Amount of the Partial Surrender ($52,500 – $5,250).	$47,250.00
Assuming no additional surrenders are taken, and the elective lock feature is not requested:
•
On all future dates prior to the Segment Maturity Date, the Segment Value will equal the new Investment Base multiplied by the lesser of the proxy value and prorated Cap that is calculated on that date.

•
On the Segment Maturity Date, the Segment Value will equal the new Investment Base multiplied by (1 + Segment rate of return).
15.Segment Rate of Return at Maturity	0.00%
16.The Segment Value at Maturity equals the new Investment Base multiplied by (1 + Segment Rate of Return) ($67,500 × (1 + 0%))	$67,500.00

68 RiverSource Structured Solutions annuity — Prospectus

Segment with Gain at time of Partial Surrender
1.Investment Base prior to the Surrender	$100,000.00
2.Lesser of the Proxy Value & Prorated Cap	105.00%
3.Segment Value prior to the Surrender ($100,000 × 105%)	$105,000.00

4.Amount of Partial Surrender	$10,500.00
5.The Investment Base is reduced by 10%, the same proportion as the Segment Value that is withdrawn ($10,500/$105,000 × $100,000)	$10,000.00
6.Investment Base after the Surrender ($100,000 – $10,000)	$90,000.00
7.The Segment Value after the Surrender equals the new Investment Base multiplied by the lesser of the Proxy Value and Prorated Cap ($90,000 × 105%). Note that this resulting value equals the Segment Value prior to the Surrender less the Amount of the Partial Surrender ($105,000 – $10,500).	$94,500.00
Assume a second partial surrender is taken before the Segment Maturity Date:
8. Investment Base prior to the Surrender	$90,000.00
9. Lesser of the Proxy Value & Prorated Cap	110.00%
10.Segment Value prior to the Surrender ($90,000 × 110%)	$99,000.00

11.Amount of Partial Surrender	$19,800.00
12.The Investment Base is reduced by 20%, the same proportion as the Segment Value that is withdrawn ($19,800/$99,000 × $90,000)	$18,000.00
13.Investment Base after the Surrender ($90,000 – $18,000)	$72,000.00
14.The Segment Value after the Surrender equals the new Investment Base multiplied by the lesser of the Proxy Value and Prorated Cap ($72,000 × 110%). Note that this resulting value equals the Segment Value prior to the Surrender less the Amount of the Partial Surrender ($99,000 – $19,800).	$79,200.00
Assuming no additional surrenders are taken, and the elective lock feature is not requested:
•
On all future dates prior to the Segment Maturity Date, the Segment Value will equal the new Investment Base multiplied by the lesser of the proxy value and prorated Cap that is calculated on that date.

•
On the Segment Maturity Date, the Segment Value will equal the new Investment Base multiplied by (1 + Segment rate of return).
15.Segment Rate of Return at Maturity	0.00%
16.The Segment Value at Maturity equals the new Investment Base multiplied by (1 + Segment Rate of Return) ($72,000 × (1 + 0%))	$72,000.00

RiverSource Structured Solutions annuity — Prospectus 69

Appendix E: Example – Surrender Charges
The amount that represents purchase payments surrendered is calculated using a prorated formula based on the percentage of Your Contract Value being surrendered. As a result, the amount that represents purchase payments surrendered may be greater than Your Contract Value surrendered. We determine the amount that represents purchase payments surrendered (PPS), purchase payments not subject to a Surrender Charge (PPF), and purchase payments which could be subject to a Surrender Charge (PPSC) by the following formula:
PPS	=	PPSC + PPF
PPSC	=	(PS – FA) / (CV – FA) × (PP – PPF)
PPF	=	FA - "Contract earnings", but not less than zero
PP	=	Purchase payments not previously surrendered (total purchase payments – PPS)
PS	=	Amount the Contract Value is reduced by the surrender
FA	=	the “Total Free Amount”
CV	=	Contract Value prior to the surrender
When determining the Surrender Charge, Contract earnings are defined as the Contract Value, less purchase payments not previously surrendered.
The examples below show how the Surrender Charge for a full and partial surrender is calculated. Each example illustrates the amount of the Surrender Charge for both a Contract that experiences gains and a Contract that experiences losses, given the same set of assumptions.
Full Surrender Charge calculation
This is an example of how We calculate the Surrender Charge on a Contract with the following history:
Assumptions:
•
We receive a single $100,000 purchase payment;
•
During the third Contract Year You surrender the Contract for its total value. The Surrender Charge percentage in the third Contract year is 6.00%; and
•
You have made no prior surrenders.
We will look at two situations, one where the Contract has a gain and another where there is a loss:

		Contract with Gain	Contract with Loss
	Contract Value just prior to surrender:	$120,000.00	$80,000.00
	Contract Value on prior anniversary:	$114,000.00	$84,000.00
We calculate the Surrender Charge as follows:
Step 1.	First, We determine the amount of earnings available in the Contract at the time of surrender as:
	Contract Value just prior to surrender (CV):	$120,000.00	$80,000.00
	Less purchase payments received and not previously surrendered (PP):	$100,000.00	$100,000.00
	Earnings in the Contract (but not less than zero):	$20,000.00	$0.00
Step 2.	Next, We determine the Total Free Amount (FA) available in the Contract as the greatest of the following values:
	Earnings in the Contract:	$20,000.00	$0.00
	10% of the prior anniversary’s Contract Value:	$11,400.00	$8,400.00
	FA (but not less than zero):	$20,000.00	$8,400.00
Step 3.	Next We determine PPF, the amount by which the Total Free Amount (FA) exceeds earnings.
	Total free amount (FA):	$20,000.00	$8,400.00
	Less earnings in the Contract:	$20,000.00	$0.00
	PPF (but not less than zero):	$0.00	$8,400.00
Step 4.	Next We determine PS, the amount by which the Contract Value is reduced by the surrender.
	PS:	$120,000.00	$80,000.00
Step 5.	Now We can determine how much of the PP is being surrendered (PPS) as follows:

70 RiverSource Structured Solutions annuity — Prospectus

			Contract with Gain	Contract with Loss
	PPS	= PPF + PPSC
		= PPF + (PS − FA) / (CV − FA) * (PP − PPF)
		PPF from Step 3 =	$0.00	$8,400.00
		PS from Step 4 =	$120,000.00	$80,000.00
		CV from Step 1 =	$120,000.00	$80,000.00
		FA from Step 2 =	$20,000.00	$8,400.00
		PP from Step 1 =	$100,000.00	$100,000.00
		PPS =	$100,000.00	$100,000.00
Step 6.		We then calculate the Surrender Charge as a percentage of PPS. Note that for a Contract with a loss, PPS may be greater than the amount You request to surrender:
		PPS:	$100,000.00	$100,000.00
		less PPF:	$0.00	$8,400.00
		PPSC = amount of PPS subject to a Surrender Charge:	$100,000.00	$91,600.00
		multiplied by the Surrender Charge rate:	x6.0%	x6.0%
		Surrender Charge:	$6,000.00	$5,496.00
Step 7.		The dollar amount You will receive as a result of Your full surrender is determined as:
		Contract Value surrendered:	$120,000.00	$80,000.00
		Surrender Charge:	($6,000.00)	($5,496.00)
		Net full surrender proceeds:	$114,000.00	$74,504.00

Partial Surrender Charge calculation:
This is an example of how We calculate the Surrender Charge on a Contract with a following history:
Assumptions:
•
We receive a single $100,000 purchase payment;
•
During the third Contract Year You request a net partial surrender of $30,000.00. The Surrender Charge percentage in the second Contract Year is 6.0%; and
•
You have made no prior surrenders.
We will look at two situations, one where the Contract has a gain and another where there is a loss:

		Contract with Gain	Contract with Loss
Contract Value just prior to partial surrender:		$120,000.00	$80,000.00
Contract Value on prior anniversary:		$114,000.00	$84,000.00
Iterative Process: We determine the amount of Contract Value that must be surrendered in order for the net partial surrender proceeds to match the amount requested. We start with an estimate of the amount of Contract Value to surrender (i.e. amount You request) and calculate the resulting Surrender Charge and net partial surrender proceeds as illustrated below. We then adjust our estimate (i.e. next estimate is equal to the previous estimate plus the difference between the requested amount and the net partial surrender that was calculated). We then repeat this process until We determine the amount of Contract Value to surrender that generates the desired net partial surrender proceeds.

We calculate the Surrender Charge for each estimate as follows:
Step 1.	First, We determine the amount of earnings available in the Contract at the time of surrender as:
	Contract Value just prior to partial surrender (CV):	$120,000.00	$80,000.00
	Less purchase payments received and not previously surrendered (PP):	$100,000.00	$100,000.00
	Earnings in the Contract (but not less than zero):	$20,000.00	$0.00
Step 2.	Next, We determine the Total Free Amount (FA) available in the Contract as the greatest of the following values:
	Earnings in the Contract:	$20,000.00	$0.00
	10% of the prior anniversary’s Contract Value:	$11,400.00	$8,400.00

RiverSource Structured Solutions annuity — Prospectus 71

			Contract with Gain	Contract with Loss
		FA (but not less than zero):	$20,000.00	$8,400.00
Step 3.		Next We determine PPF, the amount by which the total free amount (FA) exceeds earnings
		Total Free amount (FA):	$20,000.00	$8,400.00
		Less earnings in the Contract:	$20,000.00	$0.00
		PPF (but not less than zero):	$0.00	$8,400.00
Step 4.		Next We determine PS, the amount by which the Contract Value is reduced by the surrender
		PS (determined by iterative process described above):	$30,638.30	$31,795.86
Step 5.		Now We can determine how much of the PP is being surrendered (PPS) as follows:
	PPS	= PPF + PPSC
		= PPF + (PS − FA) / (CV − FA) * (PP − PPF)
		PPF from Step 3 =	$0.00	$8,400.00
		PS from Step 4 =	$30,638.30	$31,795.86
		CV from Step 1 =	$120,000.00	$80,000.00
		FA from Step 2 =	$20,000.00	$8,400.00
		PP from Step 1 =	$100,000.00	$100,000.00
		PPS =	$10,638.30	$38,331.02
Step 6.		We then calculate the Surrender Charge as a percentage of PPS. Note that for a Contract with a loss, PPS may be greater than the amount You request to surrender:
		PPS:	$10,638.30	$38,331.02
		less PPF:	$0.00	$8,400.00
		PPSC = amount of PPS subject to a Surrender Charge:	$10,638.30	$29,931.02
		multiplied by the Surrender Charge rate:	x6.0%	x6.0%
		Surrender Charge:	$638.30	$1,795.86
Step 7.		The dollar amount You will receive as a result of Your partial surrender is determined as:
		Contract Value surrendered:	$30,638.30	$31,795.86
		Surrender Charge:	($638.30)	($1,795.86)
		Net partial surrender proceeds:	$30,000.00	$30,000.00

72 RiverSource Structured Solutions annuity — Prospectus

Appendix F: Index Disclosures
S&P 500 Index
The S&P 500 Index and the S&P 500 ESG Index (the “Indexes”) are products of S&P Dow Jones Indices LLC or its affiliates (“SPDJI”) and has been licensed for use by RiverSource Life Insurance Company (“RiverSource Life”). Standard & Poor’s® and S&P® are registered trademarks of Standard & Poor’s Financial Services LLC (“S&P”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by RiverSource Life. It is not possible to invest directly in an index. RiverSource Life’s indexed products (the “Products”) are not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, or any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices makes no representation or warranty, express or implied, to the owners of the Products or any member of the public regarding the advisability of investing in securities generally or the Products particularly or the ability of the Indexes to track general market performance. Past performance of an index is not an indication or guarantee of future results. S&P Dow Jones Indices’ only relationship to RiverSource Life with respect to the S&P 500 Index is the licensing of the Index and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its licensors. The Indexes are determined, composed and calculated by S&P Dow Jones Indices without regard to RiverSource Life or the Products. S&P Dow Jones Indices has no obligation to take the needs of RiverSource Life or the owners of the Products into consideration in determining, composing or calculating the Indexes. S&P Dow Jones Indices is not responsible for and has not participated in the determination of the prices, and amount of the Products or the timing of the issuance or sale of the Products or in the determination or calculation of the equation by which the Products are to be converted into cash, surrendered or redeemed, as the case may be. S&P Dow Jones Indices has no obligation or liability in connection with the administration, marketing or trading of the Products. There is no assurance that investment products based on the Indexes will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC is not an investment or tax advisor. A tax advisor should be consulted to evaluate the impact of any tax-exempt securities on portfolios and the tax consequences of making any particular investment decision. Inclusion of a security within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, nor is it considered to be investment advice.
S&P DOW JONES INDICES DOES NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE INDEXES OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY RIVERSOURCE LIFE, OWNERS OF THE PRODUCTS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEXES OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBLITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND RIVERSOURCE LIFE, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.
RUSSELL 2000® Index
This annuity product (the “Product”) has been developed solely by RiverSource Life Insurance Company. The Product is not in any way connected to or sponsored, endorsed, sold or promoted by the London Stock Exchange Group plc and its group undertakings (collectively, the “LSE Group”). FTSE Russell is a trading name of certain of the LSE Group companies.
All rights in the Russell 2000® Index (the “Index”) vest in the relevant LSE Group company which owns the Index. Russell 2000® is a trademark of the relevant LSE Group company and is used by any other LSE Group company under license.
The Index is calculated by or on behalf of FTSE International Limited or its affiliate, agent or partner. The LSE Group does not accept any liability whatsoever to any person arising out of (a) the use of, reliance on or any error in the Index or (b) investment in or operation of the Product. The LSE Group makes no claim, prediction, warranty or representation either as to the results to be obtained from the Product or the suitability of the Index for the purpose to which it is being put by RiverSource Life Insurance Company.
NASDAQ-100 Index
The Product(s) is not sponsored, endorsed, sold or promoted by Nasdaq, Inc. or its affiliates (Nasdaq, with its affiliates, are referred to as the “Corporations”). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the Product(s). The Corporations make no representation or

RiverSource Structured Solutions annuity — Prospectus 73

warranty, express or implied to the owners of the Product(s) or any member of the public regarding the advisability of investing in securities generally or in the Product(s) particularly, or the ability of the Nasdaq-100 Index® to track general stock market performance. The Corporations' only relationship to RiverSource Life Insurance Company (“Licensee”) is in the licensing of the Nasdaq-100 Index® and certain trade names of the Corporations and the use of the Nasdaq-100 Index® which is determined, composed and calculated by Nasdaq without regard to Licensee or the Product(s). Nasdaq has no obligation to take the needs of the Licensee or the owners of the Product(s) into consideration in determining, composing or calculating the Nasdaq-100 Index®. The Corporations are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the Product(s) to be issued or in the determination or calculation of the equation by which the Product(s) is to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the Product(s).
THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF THE NASDAQ-100 INDEX OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF THE PRODUCT(S), OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE NASDAQ-100 INDEX OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE NASDAQ-100 INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.
MSCI EAFE & Emerging Markets Indexes
THIS PRODUCT IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MSCI INC. (“MSCI”), ANY OF ITS AFFILIATES, ANY OF ITS INFORMATION PROVIDERS OR ANY OTHER THIRD PARTY INVOLVED IN, OR RELATED TO, COMPILING, COMPUTING OR CREATING ANY MSCI INDEX (COLLECTIVELY, THE “MSCI PARTIES”). THE MSCI INDEXES ARE THE EXCLUSIVE PROPERTY OF MSCI. MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARK(S) OF MSCI OR ITS AFFILIATES AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY RIVERSOURCE LIFE INSURANCE COMPANY. NONE OF THE MSCI PARTIES MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY REGARDING THE ADVISABILITY OF INVESTING IN PRODUCTS GENERALLY OR IN THIS PRODUCT PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING STOCK MARKET PERFORMANCE. MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI INDEXES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THIS PRODUCT OR THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY. NONE OF THE MSCI PARTIES HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDEXES. NONE OF THE MSCI PARTIES IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THIS PRODUCT TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY OR THE CONSIDERATION INTO WHICH THIS PRODUCT IS REDEEMABLE. FURTHER, NONE OF THE MSCI PARTIES HAS ANY OBLIGATION OR LIABILITY TO THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THIS PRODUCT.
ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDEXES FROM SOURCES THAT MSCI CONSIDERS RELIABLE, NONE OF THE MSCI PARTIES WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NONE OF THE MSCI PARTIES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE ISSUER OF THE PRODUCT, OWNERS OF THE PRODUCT, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NONE OF THE MSCI PARTIES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. FURTHER, NONE OF THE MSCI PARTIES MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, AND THE MSCI PARTIES HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO EACH MSCI INDEX AND ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL ANY OF THE MSCI PARTIES HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.
No purchaser, seller or holder of this product, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote this product without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

74 RiverSource Structured Solutions annuity — Prospectus

iShares® U.S. Real Estate ETF
The iShares U.S. Real Estate ETF is distributed by BlackRock Investments, LLC. iShares® and BlackRock®, and the corresponding logos, are registered trademarks of BlackRock, Inc. and its affiliates (“BlackRock”) and are used under license. BlackRock has licensed certain trademarks and trade names of BlackRock to RiverSource Life Insurance Company (“RiverSource Life”) for certain purposes. RiverSource Life’s products and services are not sponsored, endorsed, sold, or promoted by BlackRock, and purchasers of such products do not acquire any interest in the iShares U.S. Real Estate ETF nor enter into any relationship of any kind with BlackRock. BlackRock makes no representations or warranties, express or implied, to the owners of any products offered by RiverSource Life or any member of the public regarding the advisability of purchasing any product or service offered by RiverSource Life. BlackRock has no obligation or liability for any errors, omissions, interruptions or use of the iShares U.S. Real Estate ETF or any data related thereto, or in connection with the operation, marketing, trading or sale of any product or service offered by RiverSource Life.
Bloomberg Barclays U.S. Credit Index
BLOOMBERG® is a trademark and service mark of Bloomberg Finance L.P. BARCLAYS® is a trademark and service mark of Barclays Bank Plc, used under license. Bloomberg Finance L.P. and its affiliates, including Bloomberg Index Services Limited (“BISL”) (collectively, “Bloomberg”), or Bloomberg’s licensors own all proprietary rights in the Bloomberg Barclays U.S. Credit IndexSM.
Neither Barclays Bank PLC, Barclays Capital Inc., nor any affiliate (collectively “Barclays”) nor Bloomberg is the issuer or producer of annuity products and neither Bloomberg nor Barclays has any responsibilities, obligations or duties to investors in the annuity products of RiverSource Life Insurance Company (“RiverSource Life”). The Bloomberg Barclays U.S. Credit IndexSM is licensed for use by RiverSource Life as the Issuer of annuity products. The only relationship of Bloomberg and Barclays with the Issuer in respect of Bloomberg Barclays U.S. Credit IndexSM is the licensing of the Bloomberg Barclays U.S. Credit IndexSM, which is determined, composed and calculated by BISL, or any successor thereto, without regard to the Issuer or the annuity products or the owners of the annuity products.
Additionally, RiverSource Life may for itself execute transaction(s) with Barclays in or relating to the Bloomberg Barclays U.S. Credit IndexSM in connection with annuity products. Investors acquire annuity products from RiverSource Life and investors neither acquire any interest in Bloomberg Barclays U.S. Credit IndexSM nor enter into any relationship of any kind whatsoever with Bloomberg or Barclays upon making an investment in annuity products. The annuity products are not sponsored, endorsed, sold or promoted by Bloomberg or Barclays. Neither Bloomberg nor Barclays makes any representation or warranty, express or implied, regarding the advisability of investing in the annuity products or the advisability of investing in securities generally or the ability of the Bloomberg Barclays U.S. Credit IndexSM to track corresponding or relative market performance. Neither Bloomberg nor Barclays has passed on the legality or suitability of the annuity products with respect to any person or entity. Neither Bloomberg nor Barclays is responsible for or has participated in the determination of the timing of, prices at, or quantities of the annuity products to be issued. Neither Bloomberg nor Barclays has any obligation to take the needs of the Issuer or the owners of the annuity products or any other third party into consideration in determining, composing or calculating the Bloomberg Barclays U.S. Credit IndexSM. Neither Bloomberg nor Barclays has any obligation or liability in connection with administration, marketing or trading of the annuity products.
The licensing agreement between Bloomberg and Barclays is solely for the benefit of Bloomberg and Barclays and not for the benefit of the owners of the annuity products, investors or other third parties. In addition, the licensing agreement between RiverSource Life and Bloomberg is solely for the benefit of RiverSource Life and Bloomberg and not for the benefit of the owners of the annuity products, investors or other third parties.
NEITHER BLOOMBERG NOR BARCLAYS SHALL HAVE ANY LIABILITY TO THE ISSUER, INVESTORS OR OTHER THIRD PARTIES FOR THE QUALITY, ACCURACY AND/OR COMPLETENESS OF THE BLOOMBERG BARCLAYS U.S. CREDIT INDEXSM OR ANY DATA INCLUDED THEREIN OR FOR INTERRUPTIONS IN THE DELIVERY OF THE BLOOMBERG BARCLAYS U.S. CREDIT INDEXSM. NEITHER BLOOMBERG NOR BARCLAYS MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE ISSUER, THE INVESTORS OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE BLOOMBERG BARCLAYS U.S. CREDIT INDEXSM OR ANY DATA INCLUDED THEREIN. NEITHER BLOOMBERG NOR BARCLAYS MAKES ANY EXPRESS OR IMPLIED WARRANTIES, AND EACH HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE BLOOMBERG BARCLAYS U.S. CREDIT INDEXSM OR ANY DATA INCLUDED THEREIN. BLOOMBERG RESERVES THE RIGHT TO CHANGE THE METHODS OF CALCULATION OR PUBLICATION, OR TO CEASE THE CALCULATION OR PUBLICATION OF THE BLOOMBERG BARCLAYS U.S. CREDIT INDEXSM, AND NEITHER BLOOMBERG NOR BARCLAYS SHALL BE LIABLE FOR ANY MISCALCULATION OF OR ANY INCORRECT, DELAYED OR INTERRUPTED PUBLICATION WITH RESPECT TO THE BLOOMBERG BARCLAYS U.S. CREDIT INDEXSM. NEITHER BLOOMBERG NOR BARCLAYS SHALL BE LIABLE FOR ANY DAMAGES, INCLUDING, WITHOUT LIMITATION, ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES, OR ANY LOST PROFITS, EVEN IF ADVISED OF THE POSSIBLITY OF SUCH, RESULTING FROM THE USE OF THE BLOOMBERG BARCLAYS U.S. CREDIT INDEXSM OR ANY DATA INCLUDED THEREIN OR WITH RESPECT TO THE ANNUITY PRODUCTS.

RiverSource Structured Solutions annuity — Prospectus 75

None of the information supplied by Bloomberg or Barclays and used in this publication may be reproduced in any manner without the prior written permission of both Bloomberg and Barclays Capital, the investment banking division of Barclays Bank PLC. Barclays Bank PLC is registered in England No. 1026167, registered office 1 Churchill Place London E14 5HP.

76 RiverSource Structured Solutions annuity — Prospectus

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RiverSource Life Insurance Company
©2008-2022 RiverSource Life Insurance Company. All rights reserved.
70100 Ameriprise Financial Center
Minneapolis, MN 55474
1-800-862-7919
PRO9103_12_A01_(9/22)
RiverSource Distributors, Inc. (Distributor), Member FINRA.
Issued by RiverSource Life Insurance Company, Minneapolis, Minnesota. Affiliated with Ameriprise Financial Services, LLC.

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following is an itemized list of the estimated expenses to be incurred in connection with the issuance and distribution of the securities being offered:

Registration Fee:	$463,500
Printing and Filing Expenses:	$3,000	*
Legal Fees and Expenses:	N/A
Audit Fees:	$7,500	*
Accounting Fees and Expenses:	N/A

*	Estimated expense.

Item 15. Indemnification of Directors and Officers

The amended and restated By-Laws of the depositor provide that the depositor will indemnify, to the fullest extent now or hereafter provided for or permitted by law, each person involved in, or made or threatened to be made a party to, any action, suit, claim or proceeding, whether civil or criminal, including any investigative, administrative, legislative, or other proceeding, and including any action by or in the right of the depositor or any other corporation, or any partnership, joint venture, trust, employee benefit plan, or other enterprise (any such entity, other than the depositor, being hereinafter referred to as an “Enterprise”), and including appeals therein (any such action or process being hereinafter referred to as a “Proceeding”), by reason of the fact that such person, such person’s testator or intestate (i) is or was a director or officer of the depositor, or (ii) is or was serving, at the request of the depositor, as a director, officer, or in any other capacity, or any other Enterprise, against any and all judgments, amounts paid in settlement, and expenses, including attorney’s fees, actually and reasonably incurred as a result of or in connection with any Proceeding, except as provided below.

No indemnification will be made to or on behalf of any such person if a judgment or other final adjudication adverse to such person establishes that such person’s acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that such person personally gained in fact a financial profit or other advantage to which such person was not legally entitled. In addition, no indemnification will be made with respect to any Proceeding initiated by any such person against the depositor, or a director or officer of the depositor, other than to enforce the terms of this indemnification provision, unless such Proceeding was authorized by the Board of Directors of the depositor. Further, no indemnification will be made with respect to any settlement or compromise of any Proceeding unless and until the depositor has consented to such settlement or compromise.

The depositor may, from time to time, with the approval of the Board of Directors, and to the extent authorized, grant rights to indemnification, and to the advancement of expenses, to any employee or agent of the depositor or to any person serving at the request of the depositor as a director or officer, or in any other capacity, of any other Enterprise, to the fullest extent of the provisions with respect to the indemnification and advancement of expenses of directors and officers of the depositor.

Insofar as indemnification for liability arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the depositor or the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 16. Exhibits

See the Exhibit Index immediately preceding the signature page to this registration statement for a list of exhibits filed as part of this registration statement, which Exhibit Index is incorporated herein by reference.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration

Statement or any material change to such information in the Registration Statement, provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement;

(2)

that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time may be deemed to be the initial bona fide offering thereof;

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

(4)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use. registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424; (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant; (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

A. The Registrant undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933,

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement,

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement,

(2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time may be deemed to be the initial bona fide offering thereof,

(3) that all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed, and

(4) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The Registrant represents that it is relying upon the no-action assurance given to the American Council of Life Insurance (pub. Avail. Nov. 28, 1988). Further, the Registrant represents that it has complied with the provisions of paragraphs (1) - (4) of the no-action letter.

EXHIBIT INDEX

Exhibit No.	Description

1.	Principal Underwriter Agreement for RiverSource Life Insurance Company Variable Annuities and Variable Life Insurance Between RiverSource Distributors, Inc. and RiverSource Life Insurance Company, filed as Exhibit 3.1 to the Initial Registration Statement on Form N-4 for RiverSource Variable Annuity Account, File No. 333-139760 on January 3, 2007, is incorporated by reference.

2.1	Articles of Merger of IDS Life Insurance Company and American Enterprise Life Insurance Company dated March 16, 2006, filed as Exhibit 2.1 to Post-Effective Amendment No. 8 to the Registration Statement on Form S-1 for RiverSource Life Insurance Company, File No. 333-114888, on April 27, 2007, is incorporated by reference.

2.2	Articles of Merger of IDS Life Insurance Company and American Partners Life Insurance Company dated March 17, 2006, filed as Exhibit 2.2 to Post-Effective Amendment No. 8 to the Registration Statement on Form S-1 for RiverSource Life Insurance Company, File No. 333-114888, on April 27, 2007, is incorporated by reference.

3.1	Copy of Certificate of Incorporation of IDS Life Insurance Company filed as Exhibit 3.1 to Post-Effective Amendment No. 5 to the Registration Statement on Form S-1 for IDS Life Insurance Company, File No. 33-28976, on April 6, 1994, is incorporated herein by reference.
(See Exhibit 3.1 to Form S-1 Registration Statement filed with the SEC on 4/31/1994.)

3.2	Copy of Certificate of Amendment of Certificate of Incorporation of IDS Life Insurance Company dated June 22, 2006, filed as Exhibit 27(f)(1) to Post-Effective Amendment No. 28 to the Registration Statement on Form N-6 for RiverSource Variable Life Separate Account, File No. 333-69777, on January 3, 2007, is incorporated by reference.

3.3	Copy of Amended and Restated By-Laws of RiverSource Life Insurance Company filed as Exhibit 27(f)(2) to Post-Effective Amendment No. 28 to the Registration Statement on Form N-6 for RiverSource Variable Life Separate Account, File No. 333-69777, on January 3, 2007, is incorporated by reference.

3.4	Copy of Resolution of the Board of Directors of IDS Life Insurance Company, dated May 5, 1989, establishing IDS Life Account MGA filed as Exhibit 3.3 to Post-Effective Amendment No. 5 to the Registration Statement on Form S-1 for IDS Life Insurance Company, File No. 33-28976, on April 6, 1994, is incorporated herein by reference.
(See Exhibit 3.3 to Form S-1 Registration Statement filed with the SEC on 4/6/1994.)

3.5	Unanimous Written Consent of the Board of Directors In Lieu of a Meeting for IDS Life Insurance Company, adopted Dec. 8, 2006 for the Re-designation of the Separate Accounts to Reflect Entity Consolidation and Rebranding filed as Exhibit 27(a)(6) to the Registration Statement on Form N-6 for RiverSource Variable Life Separate Account, File No. 333-69777, on January 3, 2007, is incorporated by reference.

4.1	Copy of Limited Flexible Purchase Payments Deferred Annuity Contract and Data Pages, filed electronically as Exhibit 4.1 to Initial Registration Statement No. 333-232973.

4.2	Copy of Endorsement No. 30379 to the Individual Annuity Contract, filed as Exhibit 4.10 to Post-Effective Amendment No. 10 to the Registration Statement on Form S-1 for IDS Life Insurance Company, File No. 33-28976, on April 15, 1998, is incorporated herein by reference.
(See Exhibit 4.10 to Form S-1 Registration Statement filed with the SEC on 4/15/1998.)

4.3	Copy of Endorsement No. 33007 filed as Exhibit 4.13 to Post-Effective Amendment No. 12 to the Registration Statement on Form S-1 for IDS Life Insurance Company, File No. 33-28976, on April 26, 1999, is incorporated herein by reference.
(See Exhibit 4.13 to Form S-1 Registration Statement filed with the SEC on 4/26/1999.)

4.4	Form of Traditional IRA or SEP-IRA Annuity Endorsement (form 131061) filed as Exhibit 4.14 to Post-Effective Amendment No. 17 to the Registration Statement on Form S-1 for IDS Life Insurance Company, File No. 33-28976, on April 23, 2003, is incorporated herein by reference.

4.5	Form of Roth IRA Annuity Endorsement (form 131062) filed as Exhibit 4.15 to Post-Effective Amendment No. 17 to the Registration Statement on Form S-1 for IDS Life Insurance Company, File No. 33-28976, on April 23, 2003, is incorporated herein by reference.

4.6	Form of Simple IRA Annuity Endorsement (form 131063) filed as Exhibit 4.13 to Post-Effective Amendment No. 14 to the Registration Statement on Form N-4 for RiverSource Variable Account 10, File No. 333-79311, on April 28, 2003, is incorporated by reference.

5.*	Opinion of Counsel regarding legality of Contracts is filed electronically herewith.

23.*	Consent of Independent Registered Public Accounting Firm is filed electronically herewith.

24.1*	Power of Attorney to sign this Registration Statement, dated Jan. 11, 2022 is filed electronically herewith.

24.2*	Power of Attorney for Gumer C. Alvero and Brian E. Hartert to sign Amendment to this Registration Statement, dated March 18, 2022 is filed electronically herewith

Ex-107*	Filing Fees Table filed herewith.

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, RiverSource Life Insurance Company, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Minneapolis, and State of Minnesota on the 19th day of August, 2022.

RiverSource Life Insurance Company
(Registrant)

By:	/s/ Gumer C. Alvero**
Gumer C. Alvero Chairman of the Board and President

As required by the Securities Act of 1933, Amendment to this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of August, 2022.

Signature	Title

/s/ Gumer C. Alvero**	Chairman of the Board and President (Chief Executive Officer)
Gumer C. Alvero

/s/ Michael J. Pelzel*	Senior Vice President – Corporate Tax
Michael J. Pelzel

/s/ Stephen P. Blaske*	Director, Senior Vice President and Chief Actuary
Stephen P. Blaske

/s/ Shweta Jhanji*	Senior Vice President and Treasurer
Shweta Jhanji

/s/ Brian E. Hartert**	Chief Financial Officer (Chief Financial Officer)
Brian E. Hartert

/s/ Jeninne C. McGee*	Director
Jeninne C. McGee

/s/ Gene R. Tannuzzo*	Director
Gene R. Tannuzzo

/s/ Gregg L. Ewing *	Vice President and Controller (Principal Accounting Officer)
Gregg L. Ewing

*	Signed pursuant Power of Attorney to sign Amendment to this Registration Statement, dated Jan. 11, 2022, filed electronically herewith, by:
**	Signed pursuant Power of Attorney for Gumer C. Alvero and Brian E. Hartert to sign Amendment to this Registration Statement, dated March 18, 2022, filed electronically herewith, by:

/s/ Nicole D. Wood
Nicole D. Wood Assistant General Counsel and Assistant Secretary